UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.    )
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Gibraltar Industries, Inc.
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Notice of 2015 Annual
Meeting of Stockholders
and Proxy Statement

Thursday, May 7, 2015 at 11:00 A.M., Eastern Time
Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, NY 14222

April 6, 2015
To My Fellow Stockholders:
It is my pleasure to invite you to attend the 2015 Annual Meeting of Stockholders of Gibraltar Industries, Inc. to be held on Thursday, May 7, 2015 at 11:00 A.M. local time at the Albright-Knox Art Gallery in Buffalo, New York. The meeting will begin with discussion of and voting on the matters described in the attached Notice of 2015 Annual Meeting of Stockholders and Proxy Statement, followed by my report on our Company’s financial performance and operations.
The Proxy Statement is critical to our corporate governance process and to affirming the direction of our Company. The Proxy Statement provides you with important information about our Board of Directors and executive officers, and informs you of steps we are taking to fulfill our responsibilities to you as a stockholder.
The executive leadership of our Company went through a transformation during 2014 as Gibraltar announced and completed several aspects of a significant succession plan. First, we added Frank Heard to the management team in May 2014 as Chief Operating Officer and subsequently announced his promotion to Chief Executive Officer and appointment to the Board of Directors effective January 1, 2015. Along with Frank’s promotion, Gibraltar announced my retirement as Chief Executive Officer effective December 31, 2014 in combination with my retirement as Executive Chairman effective June 1, 2015. Upon my retirement, our Lead Independent Director, William Montague, will assume the Chairman of the Board role. The structured succession plan leaves Gibraltar posed to generate stockholder value through operational excellence, portfolio management, and acquisitions as a strategic accelerator.
Additionally, three new board members, Jane Corwin, Craig Hindman, and Vinod Khilnani, joined the Board of Directors during 2014. These new board members will succeed three long-tenured directors, David Campbell and Gerald Lippes who both retired from the Board of Directors effective December 31, 2014 and Arthur Russ, Jr. who will retire from the Board of Directors immediately prior to our 2015 Annual Meeting. I personally extend my sincere thanks to the retiring directors for the efforts they have put forth and the guidance provided during their tenure.
In connection with the leadership succession described above, by June 1, 2015, Gibraltar will have implemented the following significant corporate governance improvements:

•	Depending on your vote at the 2015 Annual Meeting, the Company will adopt annual elections of directors as opposed to the current classified board structure.

•	Reduce the average tenure of directors, increase the diversity, and enhance the independence of the members of the Board of Directors.

•	Separate the role of Chairman from the Chief Executive Officer role.
Based on these improvements, among others, the Board of Directors is proud to demonstrate its continuing efforts to implement best-in-class corporate governance practices.
We use the Proxy Statement to discuss the proposals that require your vote and to solicit your vote if you cannot attend the Annual Meeting in person. Your vote is very important to us and we encourage you to vote promptly. Please note your broker cannot vote on all of the proposals without your instruction. If you do not plan to attend the Annual Meeting in person, please inform us, or your broker, as to how you would like us to vote your shares on the proposals set forth in the Proxy Statement.
The Proxy Statement includes a description of six proposals. Our Board of Directors recommends that stockholders vote FOR all proposals. Please read each proposal carefully and study the recommendations of the Board of Directors and its committees.
On behalf of our management team and our Board of Directors, I want to thank you for your continued support and confidence in our Company.

Sincerely,

Brian J. Lipke
Chairman of the Board

GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held at the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Thursday, May 7, 2015, at 11:00 A.M., local time, for the following purposes:

1.	Election of two Class III Directors to hold office until the 2018 Annual Meeting and until their successors have been elected and qualified.
2.	Approval of an Amendment to the Company’s Certificate of Incorporation of Gibraltar Industries, Inc. to require annual elections of the Company’s directors.
3.	Advisory approval of the Company’s executive compensation (the “Say-on-Pay” vote).
4.
Approval of the material terms of the Company’s Management Incentive Compensation Plan to enable the Company to deduct the related compensation for federal income tax purposes without being subject to limitations.

5.	Approval of adoption of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan.
6.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.
7.	Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on March 23, 2015, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.
You may vote in person at the annual meeting or you may vote by using the proxy card enclosed with these materials. Stockholders who do not expect to attend the meeting in person are urged to vote, sign, and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for matters acted upon at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: the Definitive Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy F. Murphy Secretary Buffalo, New York
April 6, 2015

3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

DEFINITIVE PROXY STATEMENT
April 6, 2015
_________________
Date, Time, and Place of Annual Meeting
We are making this Definitive Proxy Statement available to you on or about April 6, 2015 in connection with the solicitation of proxies by the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation (the “Company”, “we”, or “us”), to be voted at the 2015 Annual Meeting of Stockholders. We will hold the 2015 Annual Meeting at the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on May 7, 2015 at 11:00 A.M., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Voting Information

Record Date. The Board of Directors has fixed the close of business on March 23, 2015, as the record date for the determination of stockholders entitled to receive notice of and to vote at the 2015 Annual Meeting. At the close of business on March 23, 2015, the Company had outstanding and entitled to vote at the Annual Meeting 30,949,257 shares of common stock, $0.01 par value per share (“Common Stock”). Each share is entitled to one vote on each matter properly brought before the Annual Meeting.

Solicitation Costs. The cost of the solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Definitive Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers, and employees, without any additional compensation, as well as proxy solicitors. We have retained Alliance Advisors, LLC (“Alliance”) to act as a proxy solicitor in conjunction with the annual meeting. We have agreed to pay Alliance $12,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Arrangements will be made with brokerage houses, banks and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

Voting Your Proxy. If the enclosed proxy is properly executed, returned, and received in time for the Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors (i) FOR the nominees for directors named in this Definitive Proxy Statement, (ii) FOR the approval of an Amendment to our Certificate of Incorporation to require annual elections of our directors, (iii) FOR the approval of the advisory resolution on our executive compensation (the “Say-on-Pay” vote), (iv) FOR the approval of the material terms of the Company’s Management Incentive Compensation Plan, (v) FOR the adoption of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan, and (vi) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Vote Required. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present at the meeting, entitled to vote, assuming a quorum is present in person or by proxy. If a stockholder specifies an abstention from voting on a proposal, such shares are considered present but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality of votes cast. Nominees for the election of directors must receive more “for” than “against” votes to be elected. If an incumbent director, in an uncontested election, does not receive a majority of the votes cast, the director is required to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation and publicly disclose its decision and rationale behind it within 90 days of the date election results are certified.

Your shares may be voted on some of the matters to be acted on at the Annual Meeting if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the meeting. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 is the only stockholder proposal considered a routine matter.

The election of directors, an Amendment to our Certificate of Incorporation, and votes on matters that relate to executive compensation, such as the Say-on-Pay vote, are not considered routine. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes cast either for or against the proposal. Please vote your proxy so your shares will be represented at the Annual Meeting.

Revocability of Proxy. The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1
ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen directors who shall be divided into three classes, with the term of one class expiring each year. The number of directors may be changed at any time by resolution of the Board of Directors. During 2014, the number of directors was increased from seven members to nine members to accommodate the transition of four new directors onto the Board of Directors, who will succeed the four directors who have retired in 2014 or will retire in 2015. The Board of Directors is presently comprised of nine members:

Class I Directors	Class II Directors	Class III Directors
Term Expiring in 2017	Term Expiring in 2016	Term Expiring in 2015
• Frank G. Heard [1]	• Wiiliam J. Colombo	• Jane L. Corwin [1]
• Vinod M. Khilnani [1]	• Craig A. Hindman [1]	• Robert E. Sadler, Jr.
• Brian J. Lipke [2]
• William P. Montague
• Arthur A. Russ, Jr. [2]

[1]	Jane Corwin, Frank Heard, Craig Hindman, and Vinod Khilnani are new directors and were all appointed to the Board of Directors in 2014 or 2015, respectively.

[2]	Brian Lipke and Arthur Russ have announced that they will retire from the Board of Directors in 2015.

At the Annual Meeting of Stockholders in 2015, two Class III Directors shall be elected to hold office for a term expiring in 2018. Jane Corwin and Robert Sadler have been nominated by the Board of Directors for election as Class III Directors. Jane Corwin and Robert Sadler are independent directors under the independence standards provided by Rule 5605(a)(2) of the NASDAQ listing standards.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted FOR the election of Jane Corwin and Robert Sadler as directors, each of whom has consented to serve as a director if elected. If Jane Corwin or Robert Sadler become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person or persons as the Board of Directors shall designate.

Set forth below is certain information furnished to us by the directors and the nominees for election as Class III Directors. We believe our directors should satisfy a number of qualifications, including demonstrated integrity, a record of personal accomplishment, a commitment to participation in board activities, and other traits discussed below in “Corporate Governance.” The Board of Directors considered these qualifications, which are summarized following the biographical information for each director, in determining to recommend that the directors be nominated for election.

Nominees

Jane L. Corwin

JANE CORWIN was appointed to the Board of Directors on March 14, 2014. She currently serves as an elected member of the New York State Assembly, representing the 144th Assembly District, since 2009. Prior to serving in elected office, Ms. Corwin held various positions, including Director, Secretary, Treasurer, and Vice President at White Directory Publishers, Inc. from 1990 until its sale in 2004. Ms. Corwin also serves as an officer of a not-for-profit organization. Ms. Corwin’s qualifications to serve on the Company’s Board include a valuable and different perspective due to her extensive background in government and politics, along with experience gained serving as a director and executive in the private sector.

Robert E. Sadler, Jr.

ROBERT SADLER has served as a director of the Company since his appointment to the Board of Directors in 2003. He served as President of M&T Bank from 1996 to 2003, as Chairman of M&T Bank from 2003 to 2005, and from 2005 to 2007 as President and Chief Executive Officer of M&T Bank Corporation, one of the 20 largest banks in the U.S.  Mr. Sadler continues to serve as a Director of both M&T Bank and M&T Bank Corporation. Mr. Sadler is also a director of several private companies, including Delaware North Companies, Inc. and Security Mutual Life Insurance Company of New York, serving both companies as a member of their compensation committees. Mr. Sadler’s qualifications to serve on the Company’s Board include his extensive experience as a financial services executive, particularly during his career with M&T Bank, which allows him to provide the Board with the perspective of lenders and investment bankers, which the Company deals with regularly. Other qualifications include his experience as a member of the board of directors of other large companies and his financial literacy.

Directors Not Standing for Election

William J. Colombo

WILLIAM COLOMBO has served as a director of the Company since his appointment to the Board of Directors in 2003. He served as Chief Operating Officer and Executive Vice President of Dick’s Sporting Goods, Inc. (“Dick’s”) from 1995 to 1998 and as President of dsports.com LLC, the Internet commerce subsidiary of Dick’s from 1998 to 2000. From 2002 through 2008, Mr. Colombo served as President, Chief Operating Officer, and a Director of Dick’s. Mr. Colombo currently serves as Vice Chairman of the Board of Dick’s. Mr. Colombo’s qualifications to serve on the Company’s Board include his ability to provide the perspective of an executive and board member of a large, public company and national retailer that is similar to some of the Company’s largest customers.

Frank G. Heard

FRANK HEARD has served as Chief Executive Officer and a Director of the Company since January 2015. He joined Gibraltar as President and Chief Operating Officer in 2014 with more than 25 years of experience in the building products industry. Prior to Gibraltar, Mr. Heard served as President of the Building Components Group, a division of Illinois Tool Works Inc. (“ITW”), a Fortune 200 global diversified industrial manufacturer. In that role, he had global responsibility for the strategic direction and operational performance of 25 business units in 18 countries across a wide range of industry segments including residential and commercial construction, retail, and component manufacturing. Prior to serving as President of the Building Components Group, Mr. Heard filled various executive management roles for ITW dating back to 1990. Mr. Heard’s qualifications to serve as a member of the Company’s Board include his demonstrated leadership skills as President of the Company since May 2014 through present, his integral knowledge of the markets in which the Company operates, competitors, as well as the Company’s products, personnel, manufacturing facilities, and target markets as well as his global operating company experience in the building products industry at ITW.

Craig A. Hindman

CRAIG HINDMAN was appointed to the Board of Directors on October 10, 2014. He is a global executive with 35 years of leadership experience across multiple industry segments and has served on the board of various companies and not-for-profit organizations. Most recently, Mr. Hindman was Executive Vice President and Chief Executive Officer of the Industrial Packaging Group of businesses at Illinois Tool Works Inc. In that role, he was responsible for 110 business units operating in 30 countries, and was successful in growing revenues and increasing margins through innovation and business simplification initiatives. He also completed two acquisitions before leading the sale of the Industrial Packaging Group to The Carlyle Group in May 2014. Mr. Hindman spent more than two decades in ITW’s Construction Products Group, providing him with significant experience in and familiarity with Gibraltar’s end markets. He also serves as a director of a number of not-for-profit organizations and private companies, including Wilsonart International which he serves as a member of the compensation committee. Mr. Hindman’s qualifications to serve on the Company’s Board include his experience as an executive with responsibility for financial and operating performance of large global manufacturing business units. Other qualifications include his experience in the integration of acquired businesses and business simplification over a period of more than 20 years.

Vinod M. Khilnani

VINOD KHILNANI was appointed to the Board of Directors on October 10, 2014. Most recently, he was Executive Chairman of the Board at CTS Corporation from January 2013 to May 2013, a sensors and electronics components company with operations in North America, Europe, and Asia. Mr. Khilnani previously served as CTS Corporation’s Chairman and Chief Executive Officer from 2009 to 2013, President and Chief Executive Officer from 2007 until 2009, and held the Senior Vice President and Chief Financial Officer role from 2001 to 2007. In addition to implementing growth and market diversification strategies at CTS Corporation, he successfully led restructurings and acquisition transactions, completed private equity and debt offerings, and established operations in Eastern Europe and Asia. Mr. Khilnani is currently a director of Materion Corporation, 1st Source Corporation (parent of 1st Source Bank) and ESCO Technologies, Inc. He serves on the compensation committee of Materion Corporation. Mr. Khilnani’s qualifications to serve on the Company’s Board include his service as a director of publicly-held, global organizations in a number of industries, his leadership role as Chairman and Chief Executive Officer of CTS Corporation, and his extensive background in accounting and finance for global manufacturing entities.

Brian J. Lipke

BRIAN LIPKE has been Chairman of the Board since 1992 and a director of the Company since its formation. He served as Chief Executive Officer from 1987 until his retirement on December 31, 2014, and as President of the Company through 1999. From 1972 to 1987, Mr. Lipke held various positions with the Company in production, purchasing, and divisional management. He is also a director of Merchants Mutual Insurance Company and Moog Inc. Mr. Lipke’s qualifications to serve on the Company’s Board include his demonstrated leadership skills and extensive operating and executive experience acquired over his career with the Company. He has extensive experience in driving operational excellence, targeting growth opportunities, and attaining financial objectives under a variety of economic and competitive conditions. These experiences are valuable to the Company which strives for excellence, has grown historically through acquisitions, as well as internally, and regularly faces diverse and often challenging economic and competitive conditions.

William P. Montague

WILLIAM MONTAGUE has served as a director of the Company since the consummation of the Company’s initial public offering in 1993. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc. (“Mark IV”), a manufacturer of engineered systems and components from 1986 to 1996, as Mark IV’s President and a Director from 1996 through 2004, and as Chief Executive Officer and a Director of Mark IV from 2004 to 2008. In April 2009, subsequent to Mr. Montague’s retirement, Mark IV filed for bankruptcy protection. Mr. Montague also serves on the Board of Directors of Endo International plc., where he is chairman of the compensation committee and serves on the audit, transaction, and nominating and corporate governance committees. He is also a director of International Imaging Materials, Inc., a private company, where he serves on the compensation and audit committees. Mr. Montague’s qualifications to serve on the Company’s Board include his ability to offer the perspectives of a former chief executive officer along with his extensive financial and accounting experience acquired during his career with Mark IV. His experience as a director, chief financial officer, and chief executive officer with other public companies with complex capital resource requirements and diverse geographical operations similar to the Company provides significant value to the Board.

Arthur A. Russ, Jr.

ARTHUR RUSS has served as a director of the Company since 1993. He has served as the President of Buffalo Abrasives, Inc. since 2013, a manufacturer and distributer of highly engineered bonded abrasive products, where he also serves as a board member. He has been engaged in the private practice of law since 1969 and was a partner in the firm of Phillips Lytle LLP, located in Buffalo, New York, until his retirement in 2010. Mr. Russ also serves as an officer or director of several not-for-profit organizations. Mr. Russ’s qualifications to serve on the Company’s Board include his legal and business expertise in the areas of corporations, taxation, securities, and general business and finance. He is able to provide the Board insights on a broad range of general business and financial issues as a result of his diverse legal and business experience.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR CLASS III DIRECTORS IN PROPOSAL 1

PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Board of Directors and the Board’s Nominating and Corporate Governance Committee recommends an amendment to the Certificate of Incorporation of Gibraltar Industries, Inc. The proposed amendment to the Certificate of Incorporation will reduce the term our directors serve on the Board of Directors from three years to one year. The proposed amendment will result in a de-classification of the Company’s Board and annual elections of each director.

Under this proposal, the term of directors and nominees currently serving the Board will continue until each term is served, at which time the Nominating and Corporate Governance Committee will choose nominees to stand for election for a one-year term. As a result, if this proposal is supported by a majority vote of our stockholders, all director nominees standing for election at the Annual Meeting in 2018 will only serve one-year terms, and there will no longer be any Class I, II, and III designations for any director.

The Company believes the proposed amendment to the Certificate of Incorporation provides stockholders with improved rights. The Nominating and Corporate Governance Committee recommends that these rights be provided to our stockholders as part of our continuing focus to improve our corporate governance practices.

Any amendment to the Company’s Certificate of Incorporation must be approved by a majority of the Company’s stockholders. As a result, the Company’s Board of Directors is submitting the approval of the Amendment to the Certificate of Incorporation, as described above, to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION IN PROPOSAL 2.

CORPORATE GOVERNANCE

The Board of Directors has adopted Corporate Governance Documents which set forth the practices the Board of Directors will follow with respect to various matters, such as director responsibilities, compensation, and access to management. The Corporate Governance Documents are posted on the corporate governance page of the Company’s website at www.gibraltar1.com and are available in print to stockholders and other persons who request a copy.

Board Leadership
The Board of Directors is responsible for oversight of management of the business and affairs of the Company with the objective of enhancing stockholder value. To carry out these responsibilities and the activities of its committees, the Board of Directors was comprised of between seven to ten directors during the year ended December 31, 2014. As noted above, three new directors were appointed to the Board of Directors during 2014 and two tenured-directors, David Campbell and Gerald Lippes, retired from the Board effective December 31, 2014. Jane Corwin, Craig Hindman, and Vinod Khilnani were appointed to the Board in 2014 to succeed David Campbell, Gerald Lippes, and Arthur Russ who announced he will retire from the Board immediately prior to the 2015 Annual Meeting. Effective January 1, 2015, Frank Heard was also appointed to the Board of Directors, concurrent with his promotion to Chief Executive Officer, and will succeed Brian Lipke upon his retirement from the Board effective June 1, 2015.

In recommending the candidates described above, the Company’s Nominating and Corporate Governance Committee considered qualified candidates who will provide the Board of Directors with dedicated service, strong business-related skills and experience, and diversity as such qualifications are described below in the “Director Nomination Process”. The appointment of the new directors will also lead to a significant reduction in the average tenure of service by the directors and introduce new leadership to the Company.

The Board of Directors does not have a written policy as to whether the roles of Chairman of the Board and Chief Executive Officer (“CEO”) should be separate or combined and as such has the authority and flexibility to select the appropriate leadership structure for the Company. Under the Company’s Bylaws, the Chairman of the Board presides over meetings of the Board of Directors and meetings of the stockholders, while the CEO has general authority for strategic initiatives involving the business and operational affairs of the Company, subject to the supervision and oversight of the Board.

Upon Brian Lipke’s retirement as CEO on December 31, 2014, the Board approved a separation of the Chairman and CEO roles. However, Mr. Lipke is not considered an independent member of the Board of Directors due to the significant time spent as an officer and member of the Gibraltar executive management team. As a result, the Board of Directors maintained the position of Lead Independent Director, who among other things, chairs all meetings of the Board in the absence of the Chairman, chairs all executive sessions of the Board’s independent members, and acts as principal liaison between the independent members of the Board and the Chairman and CEO of the Company. William Montague has served as the Company’s Lead Independent Director since the position was created in 2010.

Upon Brian Lipke’s retirement from the Board of Directors on June 1, 2015, William Montague will assume the Chairman of the Board role. The Chairman and CEO positions will remain separated and the Lead Independent Director role will no longer be necessary since the Chairman will be an independent member of the Board. Through the succession plan that will be completed during 2015, Gibraltar has adopted a Board leadership structure that better aligns with corporate governance best practices. The separated Chairman of the Board and CEO roles helps to enhance the independent oversight of management which we believe more closely aligns the Company’s leadership with the expectations of our stockholders.

In addition to the leadership structure described above, the independent directors of our Board meet in executive session at each quarterly board meeting, and all of the Board’s key committees - the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee - are comprised solely of and led by independent directors.

Board Tenure
Our corporate governance guidelines require our nonemployee directors to submit their resignation from the Board upon reaching the age of 72. We do not have any other director tenure requirement, as we believe our retirement policy and natural turnover achieve the appropriate balance between maintaining longer-term directors and with deep institutional knowledge and refreshing the Board with new directors who bring a new perspective and diversity to the Board. Whenever possible, we structure director retirements and new director appointments to overlap so this institutional knowledge can be transferred to new directors as much as possible. We also conduct an onboarding process for our new directors so they can obtain an understanding of Gibraltar’s business, the opportunities and challenges the Company manages, and provide an opportunity to meet the management team.

As a result of succession planning process described above and the retirements (or planned retirements) of a number of our directors, the Board’s tenure has decreased, and will continue to decrease during 2015, as shown in the table below:

Director	Years of Service
	As of March 23, 2014	As of March 23, 2015	Pro forma as of March 23, 2016
David N. Campbell (retired)	21	n/a	n/a
William J. Colombo	11	12	13
Jane L. Corwin	—	1	2
Frank G. Heard	n/a	—	1
Craig A. Hindman	n/a	—	1
Vinod M. Khilnani	n/a	—	1
Brian J. Lipke (retiring in June 2015)	21	22	n/a
Gerald S. Lippes (retired)	21	n/a	n/a
William P. Montague	21	22	23
Arthur A. Russ, Jr. (retiring in May 2015)	21	22	n/a
Robert E. Sadler, Jr.	11	12	13
Average Years of Service	16	10	8

Risk Oversight
The Board of Directors is actively engaged in the oversight of strategies adopted by management for mitigating risks faced by the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Gibraltar. The involvement of the Board of Directors in reviewing the Company’s business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

Risks may arise in many different areas, including, among many others, business strategy; financial condition; competition for talent; operational efficiency; quality assurance; environmental, health, and safety; supply chain management; reputation; customer spending patterns; and intellectual property. The Board of Directors believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is ultimately the responsibility of the full Board and has not divided the responsibility for oversight of risk management among its committees. In carrying out this critical responsibility, the Board receives regular reports from management on business strategy, associated risks, and actions taken to manage such risks.

Independence of Directors
The Board of Directors has determined that each of Jane Corwin, William Colombo, Craig Hindman, Vinod Khilnani, William Montague, Arthur Russ, and Robert Sadler is an “independent director” as defined under NASDAQ rules, which the Board has adopted as the standards by which it will determine independence.

Board Committees and Related Matters
Our Board of Directors has three standing committees - the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available on the Company’s website at www.gibraltar1.com. The current composition of each board committee is set forth below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Board of Directors
Brian J. Lipke				Chair
William J. Colombo		Chair	X	X
Jane L. Corwin	X		X	X
Frank G. Heard				X
Craig A. Hindman		X	X	X
Vinod M. Khilnani		X	X	X
William P. Montague	X	X	Chair	Lead Ind. Dir.
Arthur A. Russ, Jr.				X
Robert E. Sadler, Jr.	Chair	X		X
Fiscal 2014 Meetings	4	3	4	10

In addition to the standing committees described above, an Executive Search Committee consisting of William Colombo, Brian Lipke, and William Montague was formed in 2013 to perform an executive search to fill the vacated President and Chief Operating Officer role. The Executive Search Committee worked with an independent firm, Korn Ferry, to identify potential candidates to fill the vacated position. As a result of this committee’s efforts, Frank Heard was appointed the President and Chief Operating Officer in May 2014. He was promoted to Chief Executive Officer and appointed a director on January 1, 2015.

Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served during the period.

Audit Committee
The Audit Committee is comprised of Jane Corwin, William Montague, and Robert Sadler, each of whom is independent as required by the NASDAQ rules applicable to such Committee. Mr. Sadler serves as the chairman of the Audit Committee. The Audit Committee acts in accordance with its charter to assist the Board of Directors in its oversight of matters relating to the financial reporting process, the system of internal accounting control and management of financial risks, the audit process, review and approval of related party transactions, compliance with laws and regulations, and the Company’s code of business conduct. The Board of Directors has made a determination that each of Jane Corwin, William Montague, and Robert Sadler is an “audit committee financial expert” under the standards established by SEC rules as a result of their business experience as set forth above under “Election of Directors”.

Compensation Committee
The Compensation Committee is composed of William Colombo, Craig Hindman, Vinod Khilnani, and Robert Sadler, each of whom is independent as required by NASDAQ rules as applicable to such Committee. Mr. Colombo serves as the chairman of the Compensation Committee. The Compensation Committee acts in accordance with its charter to approve the structure and design of the compensation programs in effect for executive officers and directors of the Company. The Company’s Compensation Committee meets in executive session to determine and approve the compensation packages provided to the executive officers. The Compensation Committee is responsible for ensuring the decisions regarding compensation are in line with market conditions and enhance the Company’s ability to attract, retain, and motivate highly qualified individuals to serve as executive officers and directors. To fulfill its responsibilities, the Compensation Committee has the authority to obtain and retain the advice of advisors and employs a nationally recognized compensation consultant, Towers Watson, to perform market studies of compensation programs offered by a peer group of companies. The Compensation Committee determined Towers Watson is an independent advisor by assessing the firm on six factors as prescribed by the SEC. The Compensation Committee works with Towers Watson and the Company’s executive management team to make final decisions regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. The Compensation Committee is also responsible for the administration of the Company’s incentive compensation plans and authorization of grants of equity-based awards pursuant to such plans.

Compensation Committee Interlocks and Insider Participation
During 2014, William Colombo, Craig Hindman, Vinod Khilnani, William Montague and Robert Sadler served as members of the Compensation Committee. None of Mr. Colombo, Mr. Hindman, Mr. Khilnani, Mr. Montague, or Mr. Sadler was an executive officer or employee of the Company or any of its subsidiaries during 2014 or prior thereto. In 2014, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee performing similar functions for any other entity’s board of directors, any of whose officers or directors served on the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of William Colombo, Jane Corwin, Craig Hindman, Vinod Khilnani, and William Montague, each of whom is independent as required by NASDAQ rules applicable to such Committee. Mr. Montague serves as the chairman of the Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to identify and nominate individuals qualified to become Board and committee members, to establish and implement policies and procedures relating to the nominations of qualified candidates, to develop and recommend to the Board a set of corporate governance guidelines for the Company, and to oversee, review and make periodic recommendations to the Board concerning the Company’s corporate governance guidelines and policies. The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held February 19, 2015. Jane Corwin did not participate in the recommendation that she be nominated for election to the Board.

Director Nomination Process
When a Board vacancy arises, the Committee seeks to identify candidates for nomination who are highly qualified, willing to serve as a member of the Company’s Board, and will be able to serve the best interests of stockholders. Each candidate must possess at least a the following minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all stockholders and not just one particular constituency;

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field; and

•
Each candidate shall be prepared to participate fully in board activities, including active membership on at least one board committee and attendance at, and active participation in, meetings of the board and the committees of which he or she is a member, and not have other personal or professional commitments that would interfere with or limit his or her ability to do so.

The Committee believes that, given the size and complexity of the Company’s operations, the best interests of the Company’s stockholders will be served by a Board which is composed of individuals that contribute to the Board’s overall diversity - diversity being broadly construed to mean a variety of opinions, perspectives, as well as personal and professional experiences and backgrounds. Accordingly, the Committee seeks to identify candidates for nomination who will contribute to the diversity of perspectives present in Board deliberations. During the nomination process, the Committee considers whether the Board’s composition reflects an appropriately diverse mix of skills and experience, in relation to the needs of the Company.

The Nominating and Corporate Governance Committee identifies candidates from a number of sources including directors on the Board, Gibraltar’s executive management team, and research, including database and internet searches. All potential candidates for a director role, including incumbents, are considered and evaluated against the qualifications outlined above.

Stockholder Recommendations of Nominees
The Company has adopted a policy regarding stockholder recommendations of nominees for director to be submitted for evaluation to the Nominating and Corporate Governance Committee. A stockholder may recommend a nominee for consideration by the Nominating and Corporate Governance Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating and Corporate Governance Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating and Corporate Governance Committee in the same manner and by the same criteria as other potential nominees. The Nominating and Corporate Governance Committee did not receive any nomination recommendations from stockholders during 2014.

Succession Planning
In light of the critical importance of executive leadership to Gibraltar’s success, we have a succession planning process that is enterprise wide for managers up to and including our Chief Executive Officer. Our Board of Directors’ involvement in the process includes a review of succession plans and recommendations as to succession in the event of each executive officer’s termination of employment with Gibraltar for any reason.

Our Chief Executive Officer provides an annual review to the Board of Directors assessing the executive officers of Gibraltar. Our Compensation Committee, pursuant to its charter, annually reviews the performance of the executive officers and discusses succession plans for each such officer with the Chief Executive Officer.

The Board of Directors has the primary responsibility to develop succession plans for the Chief Executive Officer and other key executive positions. Beginning in 2013, an Executive Search Committee of the Board of Directors initiated a search for a President and Chief Operating Officer who would eventually succeed to the Chief Executive Officer role.

The Board of Directors and Nominating and Corporate Governance Committee also work together to assess the composition, tenure, and diversity of the Board of Directors. In 2014, four board members, David Campbell, Brian Lipke, Gerald Lippes, and Arthur Russ, announced intentions to retire from the Board. The Nominating and Corporate Governance Committee identified Jane Corwin, Frank Heard, Craig Hindman, and Vinod Khilnani as new directors to fill the vacated board seats.

Communication with the Board of Directors
The Board of Directors has established a policy with respect to stockholder communication with the directors. Stockholders may send communications to the Board of Directors in care of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail will be opened and logged. All communication, other than trivial communication or obscene material, will be forwarded promptly to the Directors. Trivial material will be delivered at the next meeting of the Board of Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the chairman of the Audit Committee.

The Company does not have a policy regarding director attendance at the annual meeting. Last year’s annual meeting was attended by the entire Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers
The following table sets forth certain information regarding the Directors and executive officers of the Company as of March 23, 2015:

Name	Age	Position(s) Held
Brian J. Lipke	63	Executive Chairman of the Board [1]
Frank G. Heard	56	Director, President, and Chief Executive Officer [1]
Kenneth W. Smith	64	Senior Vice President and Chief Financial Officer
Paul M. Murray	62	Senior Vice President of Human Resources and Organizational Development
Timothy F. Murphy	51	Vice President, Treasurer, and Secretary
William P. Montague	68	Lead Independent Director
David N. Campbell	73	Director [2]
William J. Colombo	59	Director
Jane L. Corwin	51	Director
Craig A. Hindman	60	Director
Vinod M. Khilnani	62	Director
Gerald S. Lippes	75	Director [2]
Arthur A. Russ, Jr.	72	Director
Robert E. Sadler, Jr.	69	Director

[1]
Mr. Lipke retired as Chief Executive Officer effective December 31, 2014. Mr. Heard was promoted from Chief Operating Officer to Chief Executive Officer effective January 1, 2015. We included both Mr. Lipke and Mr. Heard in the Summary Compensation Table with their titles as of December 31, 2014 in accordance with Item 402 of Regulation S-K.

[2]
Mr. Campbell and Mr. Lippes retired from the Board effective December 31, 2014. We included both Mr. Campbell and Mr. Lippes in the 2014 Director Compensation Table in accordance with Item 402 of Regulation S-K.

The recent business experience of the directors is set forth above under “Election of Directors.” The recent business experience of the executive officers who are not also directors is as follows:

Kenneth W. Smith

KENNETH SMITH has been the Company’s Senior Vice President and Chief Financial Officer since joining the Company in 2008. Prior thereto, he served as Chief Financial Officer of Circor International, a global manufacturer of flow control components from 2000 through 2008, for the period from 1996 to 2000 he served as Vice President of Finance for North Safety Products, a manufacturer of personal protection equipment for employees of industrial companies, and before that as Finance Director of Digital Equipment Corporation, a manufacturer of computer hardware and software and a provider of integration services.

Paul M. Murray

PAUL MURRAY has been Senior Vice President of Human Resources and Organizational Development of the Company since 2004 and was Vice President of Administration from 1997 to 2004. Prior thereto, Mr. Murray held Human Resource management positions at The Sherwin Williams Company and Pratt & Lambert.

Timothy F. Murphy

TIMOTHY MURPHY has served as Treasurer since 2013, Secretary since 2012, and Vice President of Treasury Operations since 2010. Mr. Murphy served various roles as a director within the Company’s Finance Department from 2004 to 2010. Prior to joining the Company, Mr. Murphy served as a Senior Manager at KPMG.

COMPENSATION OF DIRECTORS

Towers Watson, a nationally recognized compensation consultant, provides survey information and advice to the Compensation Committee with respect to compensation related matters. Towers Watson provided the Compensation Committee survey data and other publicly available information relating to non-employee director compensation for a peer group of companies. The peer group is the same as the peer group disclosed in the section entitled “Compensation Discussion & Analysis” below.

Using this information, the Compensation Committee approved a compensation program for non-employee directors consisting of an annual retainer of $30,000 per year, an additional $5,000 retainer for the Lead Independent Director, meeting fees of $2,000 for each meeting of the Board of Directors or committee meeting attended, and an additional fee to the Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee of $5,000 per year, respectively, for serving as Chairman. During 2014, the Compensation Committee approved a special $20,000 fee for the substantial effort put forth by the two independent directors that served on the Executive Search Committee.

In addition, in 2014, the Compensation Committee approved annual grants of restricted stock to non-employee directors in the amount of $52,000. Restrictions on these shares of restricted stock expire three years following the grant date. Pursuant to this approval, in May 2014, each non-employee director received awards of 3,103 shares of restricted stock. The amount of restricted stock issued to our directors was changed from a number of shares with a fair value of $37,000 to a number of shares with a fair value of $52,000 to align with the compensation level proposed in the peer study described above. These changes are being made to align the compensation of our directors with compensation paid to directors of our peer group.

Our Management Stock Purchase Plan (“MSPP”) permits non-employee directors to defer their receipt of payment of a portion of their retainer, chair, and meeting fees to an account established for the director and credited with restricted stock units (“RSUs”) equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of director fees deferred (see the discussion of the MSPP under the caption Non-Qualified Deferred Compensation in the “Compensation Discussion & Analysis” below). The Company allocates additional RSUs (“Matching RSUs”) to the accounts of non-employee directors who defer the receipt of retainer fees to match the amount of RSUs allocated to reflect deferred retainer fees of non-employee directors. The directors forfeit the Matching RSUs if they terminate Board service prior to reaching age sixty (60) for any reason other than a change in control transaction. RSUs credited to the account of an non-employee directors to reflect amounts deferred under the MSPP are paid to the participant upon a termination of the their service to the Board. In addition, if the director’s employment is terminated after age sixty (60), the participant will be entitled to receive payment for Matching RSUs.

2014 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	Total
David N. Campbell	$65,000	$52,006	$30,000	$147,006
William J. Colombo	$91,000	$52,006	$30,000	$173,006
Jane L. Corwin	$45,750	$52,006	$23,750	$121,506
Craig A. Hindman	$15,000	$—	$5,000	$20,000
Vinod M. Khilnani	$15,000	$—	$5,000	$20,000
Gerald S. Lippes	$56,000	$52,006	$30,000	$138,006
William P. Montague	$96,000	$52,006	$30,000	$178,006
Arthur A. Russ, Jr.	$58,000	$52,006	$30,000	$140,006
Robert E. Sadler, Jr.	$56,000	$52,006	$30,000	$138,006

(1)
Consists of annual retainer fees of $30,000 (pro-rated for new directors); $5,000 for each of Messrs. Campbell, Colombo, and Montague, to reflect their respective positions as Committee Chairman; $5,000 for Mr. Montague to reflect his position as Lead Independent Director; $20,000 for Messrs. Colombo and Montague for the Executive Search Committee fee; and additional fees of $2,000 for attendance at each meeting of the Board of Directors and any committee. Messrs. Campbell, Hindman, Khilnani, Lippes, Russ, and Sadler deferred all of their fees into the MSPP. Messrs. Colombo and Montague and Ms. Corwin deferred a portion of their fees into the MSPP. Ms. Corwin's compensation reflects a partial year of board fees as does that of Mr. Hindman and Mr. Khilnani.

(2)
This column represents the grant-date fair value of restricted stock granted during the year. The fair value of restricted stock is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant.

(3)	This column represents the Company match on the deferred retainer in each respective director’s account under the MSPP.

Outstanding Equity Awards at Fiscal Year End
The following chart summarizes the aggregate number of stock awards outstanding at December 31, 2014 for each director:

Name	Restricted Shares (1)	Restricted Stock Units ("RSUs") (2)	Aggregate Number of Stock Awards Outstanding

William J. Colombo	13,156	33,300	46,456
Jane L. Corwin	3,103	2,946	6,049
Craig A. Hindman	—	1,252	1,252
Vinod M. Khilnani	—	1,252	1,252
William P. Montague	9,156	26,065	35,221
Arthur A. Russ, Jr.	9,156	46,730	55,886
Robert E. Sadler, Jr.	13,156	25,705	38,861

(1)
Restricted shares generally vest over three years. Messrs. Montague and Russ hold 2,000 restricted shares and Messrs. Colombo and Sadler hold 6,000 restricted shares that will vest upon retirement from the Board.

(2)
Represents Restricted Stock Units ("RSUs") deferred in the MSPP that will be converted to cash and paid out upon retirement from the Board. Includes 15,441 and 1,473 unvested RSUs for the benefit of Mr. Colombo and Ms. Corwin, respectively, which will be forfeited if their service as a member of the Company’s Board of Directors is terminated prior to age sixty (60).

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

We are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as described in this Definitive Proxy Statement (commonly referred to as the “Say-on-Pay” vote). The Say-on-Pay vote is advisory and therefore not binding on the Company or the Board of Directors. However, the outcome of the vote will provide information to the Company and the Board of Directors regarding stockholder sentiment about our compensation policies and procedures, which the Compensation Committee will carefully review and consider when making future decisions regarding the compensation of our executive officers. Stockholders are encouraged to read the section entitled “Compensation Discussion & Analysis”, which describes how our compensation policies and procedures implement our compensation philosophy.

We believe the Say-on-Pay vote represents an additional means by which we may obtain important feedback from our stockholders about compensation of our executive officers, which is established by the Compensation Committee and designed to link pay with performance while enabling the Company to attract and retain qualified talent on the executive management team.

As set forth in the Compensation Discussion & Analysis, the overall objective of our executive compensation program is to attract, retain, and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our stockholders. To meet this objective, the Compensation Committee has designed a compensation program for our executive officers that focuses on performance and long-term incentives. A significant portion of an executive officer’s overall compensation is performance-based, in that it depends on the achievement of both short and long-term financial goals and strategic objectives. In 2014, incentive compensation represented 66% and 48% of the Chief Executive Officer’s and other named executive officers’ target compensation opportunity, respectively. We believe that this emphasis on both short and long-term financial performance aligns executives’ and stockholders’ interests. The Compensation Committee believes that the executive compensation program is strongly aligned with the long-term interests of our stockholders and is effective in implementing our compensation philosophy and in achieving our strategic goals.

The Say-on-Pay vote gives you, as a stockholder, the opportunity to provide feedback on our executive compensation program by voting for or against the following resolution:

“RESOLVED, that the stockholders of Gibraltar Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Definitive Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table, and other related tables and disclosure.”

The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. As set forth in the Compensation Discussion & Analysis, the Compensation Committee is of the view that the executive compensation for 2014 was reasonable and appropriate, justified by the performance of the Company during a challenging economic environment, and the result of a carefully considered approach.

Although the Say-on-Pay vote is non-binding, the Board of Directors and Compensation Committee will carefully review the outcome of the vote. The Compensation Committee will consider the outcome of the Say-on-Pay vote, as well as other communication from stockholders relating to our compensation practices, in future determinations concerning our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS DEFINITIVE PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC IN PROPOSAL 3.

COMPENSATION DISCUSSION & ANALYSIS
This section (the “CD&A”) provides the Company’s stockholders with information about the compensation awarded to our named executive officers (“NEOs”) who are listed in the Summary Compensation Table and demonstrates how the compensation program encourages our NEOs to create stockholder value. The CD&A further illustrates the considerations the Compensation Committee has used and will continue to use in establishing the Company’s compensation philosophy, overseeing the policies that result from that philosophy, and making decisions with respect to those policies, including changes to the policies if warranted.
Executive Summary

Leadership Transition
Beginning in 2013 and ending in 2014, the Board was engaged in a succession planning process that significantly impacted our executive management team. In May 2014, the Company hired Frank G. Heard to serve as the Company’s President and Chief Operating Officer and eventually to be promoted to the Chief Executive Officer (“CEO”) role which he assumed on January 1, 2015. In connection with the hire of Mr. Heard and his promotion to CEO, Brian J. Lipke announced his retirement from the CEO role effective December 31, 2014 and his intention to retire from the Board on June 1, 2015. In connection with these leadership changes, the Compensation Committee established the following compensation for Mr. Heard in 2014:

•	Established Mr. Heard’s salary at $450,000, which was pro-rated based upon the number of days he was employed;

•	Set Mr. Heard’s targeted annual incentive compensation equal to 75% of his salary subject to the same performance goals as the rest of the executive management team;

•	Awarded Mr. Heard with annual grants of time-based restricted stock units (“RSUs”) equal to 60% of his salary;

•	Awarded Mr. Heard with annual grants of performance stock units equal to 110% of his salary subject to the same performance goals as the rest of the executive management team;

•	Provided the right for Mr. Heard to participate in the Company’s deferred compensation program, the Management Stock Purchase Plan;

•
Provided Mr. Heard with limited perquisites consisting of personal use of a company car and reimbursable medical benefits along with the other benefits provided to employees of Gibraltar’s headquarters;

•	Granted Mr. Heard a special award of 50,000 RSUs upon announcing his promotion to CEO; and

•	Entered into an employment agreement with Mr. Heard.

The Compensation Committee set this level of compensation for Mr. Heard based upon market studies performed by the independent compensation consultant, Towers Watson. The special grant of 50,000 RSUs was made to reward Mr. Heard for his promotion, act as a motivation to retain services over the five-year vesting period, and enable him the ability to meet the Company’s stock ownership guidelines.

Mr. Lipke’s compensation package for 2014 remained unchanged from previous years since his retirement from the CEO role took effect on December 31, 2014.

2014 Business Results
Our Compensation Committee’s executive compensation philosophy aims to encourage the creation of sustainable, long-term stockholder value and alignment of the interests of senior management with those of our stockholders through our compensation program. Our pay-for-performance compensation philosophy can only be understood in the context of the financial and strategic achievements of the Company in 2014 as outlined below.

The Company entered a transitional period in 2014 where significant management team changes and investments in operational initiatives positioned Gibraltar for future profitable growth. However, these transitional initiatives combined with increases in the cost of our raw materials and production inefficiencies resulted in a decline in earnings year over year despite sales growth from our postal storage and roofing-related products.

As a result, the Company’s financial results did not meet targets set for performance goals under the Company’s performance-based compensation programs. The charts below compare our financial results from 2014 to 2013 and 2012 under the financial metrics that are used in determining payouts under (i) our Management Incentive Compensation Plan (“MICP”) and (ii) number of Performance Stock Units (“PSUs”) earned under our annual grant of performance-based equity compensation. Note that these financial measures differ from GAAP measures reported as a result of non-recurring charges, primarily related to intangible asset impairment charges recognized for business units that were negatively impacted by economic and competitive conditions in the markets they serve. We add back these non-recurring charges, in accordance with the terms of our performance-based compensation, to provide a measurement of earnings from our ongoing operations and serve as a basis to assess the Company in future periods.

The charts above reflect a link between incentive compensation and performance for 2014, as our NEOs all earned an annual incentive equal to 42.7% of target under our MICP and did not earn any PSUs as a result of not meeting the threshold for the return on invested capital, or ROIC, performance goal. These performance goals were established with targets that were designed to reward the executive management team when performance exceeds market levels.

Note that we reference several adjusted financial measures to explain our 2014 achievements. Adjusted financial data excluded special charges consisting of intangible asset impairments, restructuring activities, acquisition-related costs, tax valuation allowance adjustments, and note re-financing costs. These adjusted financial measures are reconciled to our GAAP financial measures within the CD&A. We believe that the presentation of adjusted financial measures provides meaningful supplemental data to stockholders, as well as management, that are indicative of the Company’s core operations and facilitates comparison across reporting periods as well as to peer companies. Management uses these adjusted financial measures to assess the performance of our segments and business units.

The Compensation Committee uses adjusted financial information to determine the incentive compensation paid to NEOs under our performance-based compensation plans. The Committee believes the impairments and tax valuation allowance charges are valuation items that were generated from unfavorable economic conditions outside the control of management. The Committee wants to keep management motivated to make hard decisions to drive long-term value creation, such as entering into restructuring plans, making acquisitions and divestitures, and opportunistically managing our capital structure despite the short-term costs associated with these activities. These items normally are not subject to the budgeting process and cannot necessarily be anticipated. The Committee seeks to motivate management to drive current and long-term improvement in operating results without penalizing management for special charges or giving them credit for one-time income activities, such as a gain on the sale of assets. Therefore, the Compensation Committee believes adding back special charges consisting of intangible asset impairments, restructuring activities, acquisition-related costs, tax valuation allowance adjustments, and note re-financing costs will keep management motivated to generate stockholder value and drive improved operating results. The Committee also reviewed the compensation plans of our peer group and noted that more than half of the companies in our peer group use adjusted financial measures to determine their compensation under incentive plans. The special charges added back by our peer companies to determine adjusted financial data were similar in nature to those used by Gibraltar.

Executive Compensation Actions
Our Company continues to be committed to a strong pay-for-performance philosophy that we believe meets or exceeds industry norms. Over the past several years, our Company took several compensation and corporate governance actions to strengthen the design of our pay-for-performance compensation programs. Some of the best practices we employ to achieve the objective include:

What We Do	What We Don’t Do
• Deliver a significant portion of executive compensation in the form of at-risk, performance-based compensation	• Have single-trigger change-in-control agreements
• Set performance goals on ROIC based on stockholder recommendations	• Provide excise tax gross-ups in our change-in-control agreements
• Limit the maximum payout that can be received in our annual cash incentive plan to 300% of target	• Provide change-in-control cash benefits greater than 275% of cash compensation
• Require our directors and executive officers to satisfy stock ownership guidelines	• Allow our directors and employees to enter into hedging and pledging transactions with Gibraltar stock
• Maintain a Clawback Provision that applies to all employees	• Maintain a supplemental executive retirement plan
• Conduct annual “say-on-pay” advisory votes

In addition, during 2014, the Compensation Committee established a compensation package for our newly-hired President and Chief Operating Officer that aligns with our peer group and includes significant performance-based compensation elements. This compensation package was established in consultation with the Committee’s independent compensation consultant, Towers Watson.

The Compensation Committee believes the highlights above reflect the Company’s pay-for-performance philosophy and commitment to compensation programs that encourage the creation of sustainable, long-term stockholder value and alignment of the interests of senior management with those of our stockholders. The Company’s lower than targeted performance in 2014 led to the lower than targeted compensation earned under our incentive compensation plans. This demonstrates the effectiveness of the Company’s pay-for-performance philosophy. The highlights above, as well as the information contained in this CD&A, further reflect the Compensation Committee’s aim to design a compensation program that aligns with best practices and industry standards. As a result, the Compensation Committee recommends you vote FOR the advisory approval of executive compensation (commonly referred to as the “Say-on-Pay” vote) in Proposal 2.
Compensation Overview and Pay-for-Performance
As noted above, we are committed to a strong pay-for-performance philosophy. With that in mind, we have designed our compensation program to attract, retain, and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our stockholders.

We believe it is in the best interest of our stockholders to encourage and reward the creation of sustainable, long-term stockholder value. To best encourage the practice of creating stockholder value, we developed our executive officer and senior management compensation to place a significant emphasis on pay-for-performance. Executive officers and senior management’s interests are more directly aligned with the interests of our stockholders when compensation programs are significantly impacted by the value of our common stock, encourage ownership of our common stock, and reward both short and long-term financial performance. A significant element of our compensation program is long-term equity awards under the Long-term Incentive Plan (“LTIP”) which meet the objectives noted above and are comprised of both performance-based and time-based equity awards. Another significant element of our compensation program, the annual Management Incentive Compensation Plan (“MICP”) depends on the achievement of financial and strategic goals. We believe the other elements of our compensation program are competitive with the market and allow us to attract, retain, and motivate a highly qualified senior management team.

The significant elements of our compensation program for executive officers and senior management include base salary, the MICP, equity-based incentive compensation under the LTIP, retirement plans, other perquisites, and a non-qualified, equity-based deferred compensation plan (“MSPP”). Therefore, the compensation program includes a significant portion of performance-based compensation, including the MICP and performance-based equity awards issued under the LTIP.

Consistent with our pay-for-performance philosophy, our CEO target compensation is designed to be heavily weighted toward performance-based compensation. As depicted in the chart below, 66% of our CEO’s target compensation is provided in the form of performance-based compensation. The target compensation of our other NEOs is also weighted toward performance-based compensation. On average, 48% of their compensation is performance based with another 16% tied to time-vested stock awards. The long-term value of time-vested stock awards will fluctuate with our stock price, thus aligning our executive officers’ interests with our stockholders’ interests.

The following charts highlight the targeted compensation mix for our CEO and the average mix for the other NEOs:

Performance-based compensation includes annual incentive compensation and performance-based equity awards. A significant portion of the executive officers’ compensation is at-risk based on the value of the Company’s common stock and financial performance. The above charts include targeted compensation generated from the Company match, which is provided for salary and MICP deferrals into our non-qualified deferred compensation plan, the MSPP, an important part of our compensation program. Compensation deferred into the MSPP is converted to restricted stock units and the aggregate amount deferred is also at-risk since the amounts paid are based on the value of the Company’s common stock. The structure of the MSPP furthers our goal of placing particular emphasis on pay-for-performance as it relates to our executive officers’ compensation program.

The components of compensation that are performance-based ensure that executive pay is aligned to performance. Our annual MICP has the following performance related criteria: (i) adjusted net income from continuing operations as a percentage of sales (net income margin), (ii) net sales growth, and (iii) days of working capital. We believe the structure of the annual incentive compensation plan has incentivized management to maintain market share and pursue growth and cost reduction opportunities during a challenging operating environment. The weighting of each performance goal changes from year to year based on the Compensation Committee and management’s determination of the most significant goals included in the strategic plan. During 2014, net income margin was the most significantly weighted performance goal as the Compensation Committee wanted the executive management team to be incentivized to improve earnings.

Another significant portion of our executive officer’s performance-based compensation is performance stock unit awards (“PSUs”). For 2014, PSUs were awarded to our executive officers and earned during the annual performance period based on our return on invested capital (“ROIC” as defined in the awards) compared to targeted ROIC.

As noted above under the “2014 Business Results”, our NEOs only earned 42.7% of their target compensation under the annual MICP and earned 0% of the targeted PSU awards granted to them during the most recent year. These percentages of target were calculated based upon the financial results generated by the Company during 2014. A more detailed calculation of the amounts earned under these components of performance-based compensation can be found below in the section entitled “Elements of Our Compensation Program”.

The other significant components of compensation for our executive officers are not at-risk and consist of a competitive base salary and, for NEOs other than our CEO, long-term incentive compensation consisting of time-based restricted stock units (“RSUs”). The RSUs convert to shares over a vesting period generally consisting of four years. We believe the RSU awards align the executive officers’ goals with the interests of our stockholders as the officers are incentivized to increase the stock price through ownership of RSUs and shares of the Company’s common stock. Time-based equity awards provide a good balance between retention and performance by encouraging executive officers to remain employed with the Company through the vesting date and encouraging the creation of sustainable, long-term stockholder value. In 2014, the CEO did not receive any time-based RSUs so that the mix of compensation provided to the CEO was more significantly performance-based.
Distinguishing Awarded Compensation from Realized Compensation
It is important to distinguish the reported compensation awarded to our executive officers in 2014 from the compensation that was actually earned by our executive officers. Compensation reported within the Summary Compensation Table uses different measurements of the compensation reported depending on the type of compensation. The PSU compensation reported for each executive officer is disclosed at targeted award value, or grant-date fair value, while the compensation from the MICP reported in the table reflects the actual amount earned and paid to the executive officers, or realized value. If both portions of performance-based compensation were measured at their realized value, it would show the impact of actual performance on each executive officer’s compensation. Additionally, the actual value of retirement benefits and the MSPP may differ from those values reported in the Summary Compensation Table due to the volatile and significant effects of changes in actuarial assumptions and the Company’s stock price.

The following table provides the impact that performance based compensation and retirement benefits had on compensation realized by our executive officers in 2014:

Name	Fixed Compensation			Performance Based Compensation
	Salary (1)	Time-vested RSUs (1)	All Other (1)	MICP		PSUs		Pension & Deferred Compensation		Total Compensation
				Target (2)	Realized (1)	Target (1)	Realized (3)	Target (4)	Realized (4)	Target	Realized	% of Target
Brian J. Lipke	$680,000	$—	$68,343	$612,000	$261,324	$816,002	$—	$—	$—	$2,176,345	$1,009,667	46%
Frank G. Heard	$278,654	$1,083,001	$5,031	$224,775	$96,075	$320,055	$—	$203,413	$—	$2,114,929	$1,462,761	69%
Kenneth W. Smith	$374,596	$260,846	$62,802	$225,000	$96,075	$374,994	$—	$215,575	$224,913	$1,513,813	$1,019,232	67%
Paul M. Murray	$223,000	$129,437	$66,825	$78,050	$33,327	$222,996	$—	$86,413	$81,728	$806,721	$534,317	66%
Tim F. Murphy	$186,738	$83,166	$34,810	$46,750	$19,962	$112,205	$—	$58,405	$35,031	$522,074	$359,707	69%

(1)	Amounts correspond to those set forth in the Summary Compensation Table.

(2)	Equal to the target annual incentive compensation calculated for each NEO based upon a percentage of their salaries.

(3)	Equal to the actual number of PSU shares earned based on performance of the Company times the 90-day average stock price as of the grant date.

(4)
The pension and deferred compensation target and actual are $0 for Mr. Lipke since the pension benefits that impact this compensation on the Summary Compensation Table have been vested for a number of years and only changes in valuation assumptions determine the compensation reported. For the other NEOs, the amounts reflected for target are equal to the company-match shares that would be credited to their MSPP accounts if each NEO deferred all eligible amounts under the MSPP and the MICP was at target. The realized amount equals the value of the company-match shares added to each NEO’s MSPP account during 2014.

As shown above, the realized compensation earned by the Named Executive Officers approximated 46% to 69% of targeted compensation. The percentage of realized compensation to targeted compensation was lower for Mr. Lipke since he is not eligible to receive time-vested RSU awards, and his compensation package was more heavily weighted to performance-based compensation awards. In addition, targeted compensation for Mr. Lipke did not include any benefits from the company match in the MSPP as the Compensation Committee excluded him from participating in the plan during 2013. Realized compensation did not meet target compensation as a result of the Company’s performance in relation to the performance goals set for the MICP and PSU awards. The Compensation Committee believes realized compensation is an important metric to understand when evaluating the effectiveness of the Company’s compensation program.
Say-on-Pay Vote Results
At the 2014 Annual Meeting of Stockholders, Gibraltar received 99.8% support from its stockholders on the Say-on-Pay vote. The Compensation Committee considered the 2014 Say-on-Pay vote and concluded that the vast majority of stockholders approved of the Company’s compensation program. The Company routinely meets with its stockholders to discuss the Company’s performance and strategic plan. During this process, the executive team often solicits feedback from stockholders on corporate governance and compensation matters. A summary of the feedback we received from our investors and others, and the actions we have taken are highlighted below:

Stockholder feedback	Actions taken by the Company
Adopt annual elections for directors of the Board	• Added a stockholder proposal to remove the classified board structure and adopt an annual election process
Separate the Chairman and CEO roles	• As a part of the Company’s succession planning process, the CEO and Chairman of the Board roles were separated January 1, 2015
Impose a limit on short-term incentive program payout	• Limited the payout under our Management Incentive Compensation Plan to 300% of target
Use performance metrics in long-term incentive plan impacted by management (not market)	• Awarded performance stock units in 2014 with ROIC as the performance metric as opposed to total shareholder return, or another relative performance goal

We are appreciative of the candid and constructive advice provided by our substantial stockholders and believe the changes we enacted to our corporate governance and compensation programs in response will increase the overall pay-for-performance focus.
Design of the Compensation Program
The Compensation Committee of our Board of Directors engages independent compensation advisor, Towers Watson, a nationally recognized compensation consultant, to provide survey information and assistance in the development of a compensation program for our executive officers which has a strong emphasis on performance and long-term incentives and which is competitive within our industry in terms of (1) base salaries, (2) annual incentives, and (3) long-term incentives. These three components are the key elements of the compensation program offered to our executive management team.

The Company’s compensation program is reviewed annually to ensure the goals of the program are met and is amended from time to time to incorporate changes to further align the program with current industry best practices. The compensation program compensates our executive officers through a mix of base salary, annual incentive payments, and long-term equity-based incentives. The structure of this compensation program continues as the framework for compensation paid to the executive officers as reported in the Summary Compensation Table and was developed by the Compensation Committee in consultation with Towers Watson with respect to compensation practices of peer companies.

Peer Company Analysis
We analyzed our executive officers’ 2014 compensation in relation to executives’ compensation of a peer group of companies used for comparative data, which consists of:

• Actuant Corporation	• Eagle Materials	• Patrick Industries, Inc.
• Albany International Corp.	• Griffon Corporation	• Ply Gem
• American Woodmark	• Headwaters Incorporated	• Quanex Building Products
• A.O. Smith Corporation	• L.B. Foster Company	• Simpson Manufacturing
• Apogee Enterprises	• NCI Building Systems	• Trex Company
• Builders FirstSource

The Company revamped its peer group during 2014 to expand the peer group from nine companies to 16 companies to align with best practices, broaden the sample size from which we draw conclusions, and better reflect the market for executive talent that our business faces. The peer companies were selected based on their comparable size, as measured by sales and market capitalization, and industry. Companies within the selected peer group are all building products or industrial businesses that have revenues, market capitalization, or assets equal to 50%-250% of Gibraltar’s.

As of December 31, 2014, the median full year revenues, market capitalization, and assets of the peer group (using the most recent annual information available) compared to Gibraltar is set forth in the table below (in millions):

Assets ($)		Market Capitalization ($)		Revenues ($)
Peer Company	As of 12/31/14	Peer Company	As of 12/31/14	Peer Company	As of 12/31/14
A.O. Smith	2,515	A.O. Smith	5,023	A.O. Smith	2,356
Actuant Corporation	1,857	Eagle Materials	3,819	Griffon Corporation	1,992
Griffon Corporation	1,820	Simpson	1,695	Builders FirstSource	1,604
Eagle Materials	1,512	Albany International	1,680	Ply Gem	1,567
Ply Gem	1,255	NCI Building Systems	1,365	Actuant Corporation	1,400
Albany International	1,029	Trex Company	1,350	NCI Building Systems	1,371
Simpson	973	Apogee Enterprises	1,230	Eagle Materials	898
Headwaters	903	Actuant Corporation	1,211	Headwaters	791
NCI Building Systems	759	Headwaters	1,104	Apogee Enterprises	771
Builders FirstSource	583	Ply Gem	950	Simpson	752
Apogee Enterprises	565	Builders FirstSource	674	Albany International	745
Quanex	517	American Woodmark	643	Patrick Industries, Inc.	736
L.B. Foster Company	495	Quanex	632	American Woodmark	727
American Woodmark	330	Griffon Corporation	615	L.B. Foster Company	607
Patrick Industries, Inc.	256	L.B. Foster Company	503	Quanex	595
Trex Company	196	Patrick Industries, Inc.	452	Trex Company	392

Median	831	Median	1,158	Median	781
Gibraltar Industries	814	Gibraltar Industries	503	Gibraltar Industries	862

To support the reasonableness of the base salaries and other key elements of compensation provided to our NEOs, the compensation of similar officers of the peer group was analyzed. The following table compares the significant compensation elements for Gibraltar’s executive officers to other executives from our peer group with similar responsibilities. The compensation elements below include salary, annual cash bonus, and granted equity compensation, which are represented in thousands:

Name	Base Salary			Non-Equity Incentive Compensation			Long-Term Incentives			Total Comp. (3)
	Gibraltar	Peer Group Median	% of Median (1)	Gibraltar	Peer Group Median	% of Median (1)	Gibraltar	Peer Group Average	% of Median (1)	% of Median (1)
Brian J. Lipke, CEO	$680	$720	94%	$612	$695	88%	$816	$1,340	61%	77%
Frank G. Heard, COO	$450	$460	98%	$338	$285	119%	$765	$500	153%	125%
Kenneth W. Smith, CFO	$375	$380	99%	$225	$290	78%	$636	$500	127%	106%
Paul M. Murray, SVP (2)	$223	$320	70%	$78	$140	56%	$352	$370	95%	79%
Timothy F. Murphy, VP (2)	$187	$270	69%	$47	$210	22%	$195	$220	89%	61%
Average Ratios for all Named Executive Officers			86%			73%			105%	90%

(1) Measures the ratio of Gibraltar’s compensation and the median of the peer group for each executive officer.
(2) Only a small sample of close comparisons for the duties performed by Mr. Murray and Mr. Murphy could not be found within the peer group. As such, we compared their compensation to the fourth and fifth highest paid NEOs in each peer company’s summary compensation table, respectively.

(3) Total compensation includes all three components of direct compensation: base salary, non-equity incentive compensation, and long-term incentives.

The Compensation Committee approved the executive officer base salaries based on recommendations from management and review of the Towers Watson data summarized above along with survey data also provided by Towers Watson. In general, our base salaries are competitive with the peer group with our more experienced executive officers positioned closer to the average for the peer group. As noted above, our base salaries were, on average, 14% lower than comparable salaries within our peer group.

Additionally, our MICP, the annual cash bonus plan, is positioned on average 21% lower than our peer group’s average incentive compensation. However, our long-term equity compensation is positioned 5% above the peer group’s average. We believe the emphasis on long-term equity awards better aligns our executive management team’s interests with our stockholders as it emphasizes stockholder value creation and return on invested capital. In total, our executive officers’ total direct compensation approximates the median total compensation for executives in our peer group.

Compensation Committee Approval Process
Management recommendations for salary increases, for all executive officers other than the CEO, are made annually and are based on the CEO’s evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility, the Company’s financial position, and degree to which their efforts have contributed to the implementation of the Company’s strategies and goals. This information is then used by the Compensation Committee to review and establish the base salaries of executive officers. The CEO’s salary increase is determined by the Compensation Committee based upon the same criteria.

Final authority for the establishment of annual base salaries of our executive officers resides with the Compensation Committee. Once base salaries are established, the formula-driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive based upon the degree to which the Company’s annual goals have been achieved.

Based on the peer group analysis described above, targeted annual incentive compensation and long-term equity-based incentive compensation components of each executive officer’s total compensation were set at percentages of each executive officer’s base salary. Structuring our compensation to provide that a substantial portion of each executive officer’s total compensation is based on (i) an annual incentive program and (ii) an equity-based long-term incentive program rewards our executive officers for achieving clearly defined annual financial goals and for implementation of policies and practices which generate long-term appreciation in the value of the Company’s common stock. Additionally, the formulaic link between the amount of an executive officer’s base salary and the annual and long-term equity incentive compensation reduces the need for the Compensation Committee to exercise discretion in the determination of the amount of an executive officer’s incentive compensation. This provides the executive officers and stockholders a degree of certainty as to the level of incentive compensation which executive officers will be entitled to receive upon attainment of a specified level of performance.

The following table summarizes the targeted compensation for non-equity incentive compensation and equity incentive awards (including RSUs and PSUs) established by the Compensation Committee:

	Percentage of Salary
Position	Annual Incentive Compensation	Long-term Equity Compensation
Chief Executive Officer	90%	120%
Chief Operating Officer	75%	170%
Chief Financial Officer	60%	145%
Senior Vice President	35%	125%
Vice President	25%	70%

The Compensation Committee set the targeted annual incentive compensation and long-term equity compensation levels as a percentage of salary after consulting with Towers Watson. The compensation levels were considered reasonable in comparison to the peer companies described above and tailored to the Company’s leadership structure, level of responsibility, and emphasis on pay-for-performance while emphasizing stock ownership which we believe aligns management’s interests with the interests of our stockholders.

The Compensation Committee, in consultation with senior management, developed a long-term equity-based incentive program which provides executive officers the ability to earn long-term equity-based incentive compensation which was based, in part, on the passage of time and, in part, on the achievement of performance objectives. This plan was responsive to the desires of both the Compensation Committee and management to develop a long-term equity-based incentive program which would be more closely aligned with the interests of the Company’s stockholders than an equity-based incentive program that provided for payment solely on the expiration of time.

In 2014, the CEO did not receive any equity awards that vest solely on the passage of time, which places more compensation at-risk and links CEO compensation to performance in a stronger manner. The only compensation received by the CEO that is not at-risk was base salary and perquisites.

The Compensation Committee believes that the long-term equity-based incentive compensation structure described above promotes the interests of the Company’s stockholders by providing an incentive to executive officers to continue their employment with the Company as well as an incentive to create stockholder value. Furthermore, executive officers are provided an incentive to improve the value of the Company’s common stock over the long term because final payment of this long-term equity-based incentive compensation program is based on the price of the Company’s stock at the time of payment.

Consideration of Risk
We believe the design of our executive compensation program provides an appropriate balance of incentives for executives and avoids inappropriate risks. Our compensation program is balanced and focused on the long term so that our executive officers are incentivized to deliver superior performance over sustained periods. In addition, our compensation plans are designed to allow for deferral of compensation and have elements that are only realizable upon retirement, providing strong incentives to implement policies that promote long-term value creation while avoiding excessive risk-taking in the short term. Performance goals, which include specific, risk-focused measures that are aligned with our overall risk framework, reflect a balanced mix of financial measures designed to avoid placing excessive weight on a single measure. Compensation is also balanced among current cash payments, deferred cash, and equity awards. With limited exceptions, the Compensation Committee retains discretion to adjust compensation for quality of performance and adherence to Company values. Additionally, we have policies in place that require our executive officers to own certain levels of Company stock, prohibit hedging and pledging activities, and include a Clawback Provision for all compensation.
Elements of Our Compensation Program
Our compensation program for executive officers and senior management contains the following elements:

•	Base Salary

•	Annual Management Incentive Compensation Plan (MICP)

•	Equity-based Incentive Compensation (Omnibus Plan)

•	Long-term Incentive Compensation Plan (LTIP)

•	Restricted Stock Units

•	Performance Stock Units

•	Non-qualified Deferred Compensation Plan (MSPP)

•	Retirement Plans

•	Change in Control Benefits

•	Perquisites and Other Benefits

•	Generally Available Benefit Programs

Base Salaries.  As noted above, the Company provides executive officers with a base salary established by the Compensation Committee, which reflects the level of responsibility held by our executive officers, rewards them for the day to day performance of their duties, and is competitive within our industry. Our competitive analysis includes a review of the base salaries and total compensation paid by our peer group companies to their executive officers. For our Chief Executive Officer, a base salary of $680,000 was established for 2008 and has remained unchanged through 2014.

The Compensation Committee also established the base salary of our newly-hired President and Chief Operating Officer when he joined Gibraltar in May 2014. The annual base salary of $450,000 was established, in consultation with Towers Watson, and based upon an analysis of the base salaries of similarly positioned executives in our peer group. This analysis also provided a baseline for other components of compensation for the President and Chief Operating Officer, including stock-based compensation and annual incentive compensation targets.

We establish the base salaries of our other executive officers using the same process of analyzing the level of their responsibility and contribution to the Company’s overall objectives and taking into consideration the range of base salaries paid to these officers by our peer group companies.

Annual Management Incentive Compensation Plan. Our annual Management Incentive Compensation Plan (“MICP”) provides alignment between executive management’s cash compensation and stockholder interests by rewarding management for achievement of performance targets that the Compensation Committee believes will enhance stockholder value.

MICP targets in 2014 included adjusted income from continuing operations as a percent of sales, net sales growth year-over-year, and days of working capital. The targets for 100% achievement of MICP awards were 2.5% adjusted income from continuing operations as a percentage of sales (“NI%”), 10.0% net sales growth from the preceding year (“NSG”), and 65 days of working capital (“DWC”). The MICP payout is adjusted for performance above or below targeted levels. The MICP for 2014 included minimum thresholds of 1.5% NI%, prior year net sales, and 75 days of working capital.

Targeted annual incentive compensation under the MICP as a percentage of executive officer base salaries along with the potential payouts at threshold, target, and maximum levels are as follows:

Officer	Targeted Annual Incentive Compensation as a Percentage of Base Salary	Potential Payout At
		Threshold	Target	Maximum
Brian J. Lipke	90%	$—	$612,000	$1,836,000
Frank G. Heard	75%	$—	$337,500	$1,012,500
Kenneth W. Smith	60%	$—	$225,000	$675,000
Paul M. Murray	35%	$—	$78,050	$234,150
Timothy F. Murphy	25%	$—	$46,750	$140,250

The NI% and NSG targets and thresholds referred to above were established through an analysis of historical performance of the Company, analysis of its peer group, and stretch performance criteria. These targets and thresholds are reviewed on an annual basis to better align incentive compensation to the Company’s goals. The targets and thresholds for NI% and NSG were developed based on the Company’s historical performance and market conditions in the building and construction industries, which showed that these levels of profitability and growth would provide a strong return for our stockholders. The target and threshold developed for DWC were based on management’s goal to maintain working capital levels and maximize cash flows from operations in an effort to minimize the level of debt outstanding and increase liquidity.

The Compensation Committee believes incentivizing management to deliver improved net income and sales growth will provide stockholders with value as these metrics lead to increased cash flow used to fund growth initiatives, including acquisitions. The NI% target is based upon a percentage of net sales to incentivize management to maximize profitability at any level of sales volume. The Compensation Committee also believes it is important for management to be incentivized to optimize working capital requirements which will maximize cash flow from operations, and in turn fund the growth of the Company. The combination of the three targets, NI%, NSG, and DWC, incentivize management to maximize the return on investment for our stockholders. In light of these beliefs, the Compensation Committee concluded that the metrics used in determination of the MICP payout are effectively connected to the creation of stockholder value.

During 2014, fifty percent (50%) of the 2014 MICP was based upon NI%, thirty-five percent (35%) was based upon NSG, and fifteen percent (15%) was based upon DWC. These weightings are reviewed by the Compensation Committee with management on an annual basis and adjusted if deemed appropriate by the Compensation Committee. The Compensation Committee and senior management agreed that the executive officers should be most focused on improving the Company’s profitability in 2014 and provided the NI% performance goal with the greatest weighting. The Compensation Committee reviews and alters the weightings and the targets to ensure the management team focuses on the key metrics during different periods.

Maximum achievement for NSG is two hundred percent (200%). Additionally, the maximum payout was set equal to 300% of target for the entire MICP earned during 2014. Adjustments are made to the performance levels achieved by the Company with respect to the applicable performance criteria to eliminate the effect of restructuring and impairment charges, acquisition-related costs, and other non-routine transactions. As noted above, we believe adjusted earnings represent our core, on-going operations and we assess our performance on adjusted financial measures.

Due to the Company’s operating performance in 2014, MICP payments were 42.7% of the target level as calculated below (dollar amounts in thousands):

	NI%	NSG	DWC	Total
Loss from continuing operations as reported	$(81,792)
Intangible asset impairment, net of taxes	96,159
Restructuring costs, net of taxes	1,078
Acquisition related costs, net of taxes	(878)
Adjusted net income	$14,567

Net sales for current year	$862,087	$862,087
Net sales for prior year		$827,567

Average net working capital (1)			$151,963
Average daily sales			$2,395

Actual results	1.7%	4.2%	63
MICP targets	2.5%	10.0%	65
Payout factor minimum threshold	1.5%	—%	75
Payout factor (2)	0.20	0.42	1.20
Weighting	50%	35%	15%
MICP payout percentage	10.0%	14.7%	18.0%	42.7%

(1)	Average net working capital was based on the 13-month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2013 and December 31, 2014.
(2)
The payout factor for NI% and NSG was calculated by comparing the difference between actual results and the minimum threshold to the difference between the target and the minimum threshold. The payout factor for DWC was calculated by dividing the difference between the targeted days of working capital and actual results by the difference between the minimum threshold and targeted days of working capital and adding this factor to 1.00.

The Compensation Committee can exercise discretion to decrease annual compensation under the MICP if the performance of companies in our peer group, measured through metrics such as earnings or total shareholder return, was notably higher than Gibraltar’s performance.

Long-term Equity Incentive Plan.  Our Omnibus Plan (described above) provides us with a vehicle to grant our executive officers equity-based compensation. The Compensation Committee has provided for grants of equity-based incentive compensation awards to our executive officers (“LTIP”) each year. These long-term equity-based awards have a value, at the time the award is made, equal to a percentage of the executive officer’s base salary. Equity awards consist of time-vested grants of restricted stock units (“RSUs”) and performance-based grants of performance stock units (“PSUs”).

Targeted annual incentive compensation under RSU and PSU awards as a percentage of executive officer base salaries are as follows:

Position	Annual RSU Grants as a Percentage of Base Salary	Annual PSU Grants as a Percentage of Base Salary
Chief Executive Officer	0%	120%
Chief Operating Officer	60%	110%
Chief Financial Officer	45%	100%
Senior Vice President	25%	100%
Vice President	10%	60%

Restricted Stock Units
Under the terms of the 2014 RSU awards, vesting occurs at a rate of 25% per year. The vesting conditions which apply to restricted stock units granted to the executive officers under the Company’s long-term incentive plan are designed to reward executives for continuing their employment with the Company and for implementing policies and practices which increase the value of the Company’s common stock over a significant period of time.

Performance Stock Units
The number of PSUs earned were determined during the 2014 performance period based upon the Company’s return on invested capital (“ROIC”, as defined in the award) compared to the targeted ROIC. The Compensation Committee changed the performance goal used in PSU awards to ROIC based on stockholder feedback and management’s recommendation for awards issued in 2013, and continued to use this metric in 2014. The Compensation Committee believes ROIC is an important metric to be considered when making investment decisions and that a focus on ROIC will incentivize management to make careful considerations when allocating capital for equipment, acquisitions, and other investments. Although the PSU awards use only one performance goal to determine the number of units earned under the grants, the Compensation Committee believes ROIC is a fulsome measurement of performance that measures profitability, cash flow generation, and asset management. Given ROIC is a comprehensive performance metric, we believe this measure captures the effectiveness of our executive management team.

Targeted ROIC was based upon the budget presented to the Board of Directors by the executive management team. The Compensation Committee approved the 2014 target of 5.70% based on the budgeted financial information presented.

The number of PSUs earned during the performance period is a percentage calculated based upon the difference between actual ROIC and the target. The maximum number of shares earned is limited to 200% of the shares awarded. In 2014, the executive officers earned 0% of the targeted PSUs awarded as calculated below:

2014 ROIC
Loss from continuing operations as reported	$(81,792)
Intangible asset impairment, net of taxes	96,159
Restructuring costs, net of taxes	1,078
Acquisition related costs, net of taxes	(878)
Adjusted net income	$14,567
Tax effected interest expense	8,938
Adjusted net income before interest	$23,505
Average adjusted invested capital (1)	$600,962
Return on invested capital	3.91%

PSU target	5.70%
Prior year ROIC	4.89%
PSU minimum threshold	4.30%
Payout factor (2)	0.00%

(1)	Average adjusted invested capital was based on the 13-month average of total stockholders’ equity adjusted for special charges plus net debt for the period ended December 31.

(2)
The payout factor increases or decreases based on whether performance was above or below target, but is limited to a maximum award equal to 200% of the shares awarded. The number of PSUs awarded increases by 5 percentage points (5%) for each 10 basis point (0.1%) increase in ROIC. Similarly, the number of PSUs awarded decreases by 5 percentage points (5%) for each 10 basis point (0.1%) decrease in ROIC to prior year’s ROIC threshold. The number of PSUs awarded decreases 10 percentage points (10%) for each 10 basis point (0.1%) decrease in ROIC compared to the prior year. Since actual performance in 2014 was less than the threshold, the payout factor equaled 0%.

While the number of PSUs earned is determined based on performance during the first year of the award, the ultimate value of the award is determined three years from the date of grant when the then current stock price is applied to the number of units earned. The earned PSUs are converted to cash based on the trailing 90-day closing price of the Company’s common stock as of the last day of the three-year vesting period.

The targeted number of PSU awards granted to each executive officer is based upon a percentage of each recipient’s base salary similar to our other elements of executive compensation. The following table calculates the number of PSU awards issued, earned, and the maximum number of PSU awards that could have been earned during 2014:

	Brian J. Lipke	Frank G. Heard (1)	Kenneth W. Smith	Paul M. Murray	Timothy F. Murphy
Salary as of grant date	$680,000	$290,959	$375,000	$223,000	$187,000
PSU grant as a percentage of salary	120%	110%	100%	100%	60%
Target compensation from PSU awards	$816,000	$320,055	$375,000	$223,000	$112,200
Trailing 90-day average stock price	$16.45	$16.68	$16.45	$16.45	$16.45
PSUs awarded during 2014	49,605	19,192	22,796	13,556	6,821
Percentage of PSUs earned (per above)	0.0%	0.0%	0.0%	0.0%	0.0%
PSUs earned during 2014	−	−	−	−	−

Potential PSUs at Maximum	99,210	38,384	45,592	27,112	13,642

(1) Mr. Heard's award was based upon his prorated salary as calculated on the date of the PSU grant.

The Compensation Committee believes this compensation program more closely aligns executive officer compensation with the interests of the Company's stockholders by emphasizing ROIC and promotes retention of the Company's executive management team due to the three-year vesting period.

Non-Qualified Deferred Compensation.  We maintain an equity incentive compensation plan known as the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Omnibus Plan”). Our Omnibus Plan is an integral component of our overall compensation structure and provides the Company a vehicle through which we make awards of equity-based compensation to our executive officers and other senior management employees. The forms of equity-based compensation which the Company has the authority to grant under the terms of our Omnibus Plan are options, shares of restricted stock, restricted stock units (“RSUs”), performance shares, performance stock units (“PSUs”), and stock appreciation rights.

One of the features of our Omnibus Plan is the Management Stock Purchase Plan (“MSPP”), a non-qualified deferred compensation arrangement. The MSPP provides our executive officers the right to defer the receipt of their annual incentive compensation payment earned under the MICP and up to 25% of their base salary.

If, and to the extent that an executive officer defers any portion of his MICP payment or base salary, an account is established for his benefit under the MSPP and credited with RSUs equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of the MICP payment or base salary which was deferred. The price used to determine the number of RSUs credited to an executive officer’s account is the 200-day closing average price per share of the Company’s stock determined one day prior to the date in which the compensation was earned and deferred. The Company’s use of a 200-day closing average price for valuing RSUs is intended to eliminate the effect of short-term market fluctuations on the number of RSUs awarded under our MSPP.

In addition to RSUs which are credited to the accounts of executive officers who elect to defer a portion of their MICP payment or base salary, the Company credits an additional number of RSUs (“Matching RSUs”) to the account of the executive officer. These Matching RSUs are forfeited if the executive officer’s employment is terminated, for any reason other than a change in control transaction, before the executive officer reaches age sixty (60).

RSUs credited to the account of an executive officer to reflect amounts deferred under the MSPP are paid to the participant upon a termination of the their employment. In addition, if the executive officer’s employment is terminated after age sixty (60), the participant will be entitled to receive payment for Matching RSUs.

The following table summarizes the amount each NEO deferred into the MSPP during 2014, the number of RSUs credited to their MSPP accounts, and the matching RSUs credited to their MSPP accounts:

		RSUs Credited to MSPP for
Officer	2014 Deferred Compensation	Officer Deferrals	Company Match
Brian J. Lipke	$—	—	—
Frank G. Heard	$—	—	—
Kenneth W. Smith	$331,134	20,586	14,006
Paul M. Murray	$123,838	7,685	5,082
Timothy F. Murphy	$46,708	2,923	2,192

The amount to be paid to a participant upon termination of his employment is equal to the number of RSUs credited to his account (including Matching RSUs, if applicable) multiplied by the 200-day rolling average price per share of the Company’s stock, determined as of the day immediately preceding the participant’s termination.

Payment of the amount determined above is made to the participant based on an election made prior to the deferral in either (a) a lump sum, (b) five substantially equal annual installments, or (c) ten substantially equal annual installments beginning six months after the date of termination. During the period that the installment payments are being made, the undistributed value of the participant’s account will earn interest at a rate equal to the average annualized rate of interest payable on ten-year US Treasury Notes plus two percent (2%).

We believe the MSPP furthers our compensation objectives of aligning the interests of our executive officers with stockholder interests by providing the executive officers an opportunity to increase post-termination compensation as a result of increases in the value of the Company’s common stock over their careers.

Retirement Plans.  All of our executive officers are entitled to participate in our Gibraltar 401(k) Plan. When we review the targeted overall compensation of our executive officers, we factor in benefits to be received under the Gibraltar 401(k) Plan. In addition, our Chief Executive Officer through December 31, 2014 (“CEO”) participated in a Salary Continuation Plan that has been frozen to new participants since 1996. The Plan provides for a $100,000 annual payment for ten years after Mr. Lipke’s retirement from the Company. He is also entitled to lifetime benefits for medical insurance.

Our compensation consultant reported to our Compensation Committee that the retirement benefits provided for our CEO were not fully competitive with the market. As a result, in 2005 we made a one-time award of 150,000 RSUs to our CEO to make the amount of the benefits he was entitled to receive at retirement more comparable to the retirement benefits provided to these executives by similar companies. The retirement RSUs issued to our CEO contain a tax gross-up provision in accordance with our policy in 2005.

During 2011, the Compensation Committee, after consultation with Towers Watson, approved a management recommendation to provide retirement stock units to the other executive officers and key employees of the Company, approximating 15 members of the management team. Another grant of retirement RSUs was made to key employees in 2014 to further align their retirement benefits with the marketplace. As a result, the following awards of retirement RSUs were made to the following named executive officers:

Officer	2011 Grant	2014 Grant
Kenneth W. Smith	20,000	5,000
Paul M. Murray	15,000	4,000
Timothy F. Murphy	10,000	3,500

The retirement-based RSUs provided to the executive officers other than the CEO do not contain tax gross-ups, in accordance with our current policy. These retirement-based RSUs are reflected in the Outstanding Equity Awards at Fiscal Year End Table below. Payment under the terms of these awards is made in shares of Company stock equal in number to the RSUs contained in the Award. However, no shares of Company stock will be issued to executive officers pursuant to this award if they terminate employment with the Company prior to age sixty (60) unless such termination is caused by death, disability, or termination by the Company for other purposes than “cause”.

Perquisites and Other Benefits.  We annually review the perquisites that executive management receives. Since our compensation plan provides for equity compensation to our executives which could lead to complicated tax issues, and because we believe that good financial and tax planning by experts reduces both the amount of time and attention that senior management must spend on this topic, the executive officers are eligible to receive a payment for financial and tax planning services. All of the executives also receive tax gross-up payments for the following types of perquisites that they may receive: personal use of Company auto, life insurance, and the cost of executive physical examinations.

Change in Control Benefits.  Our executive officers have been a key component in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive management are aligned with the long-term success of the Company. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to vigorously negotiate the optimal financial terms for our shareholders in the event of any potential, future change in control transactions.

Our Change in Control benefits provide for the protection of previously granted equity-based incentive compensation and provide for a cash payment upon the consummation of the Change in Control transaction and subsequent termination of employment for each of our executive officers, except the Vice President, Treasurer, and Secretary. These Change in Control benefits were amended during 2013, with respect to then CEO, to remove tax gross-up provisions and reduce the payout on a change of control and termination of the CEO’s employment to 275% of annual cash compensation from 350%. All amendments to his change in control agreement were voluntarily accepted by Mr. Lipke without any compensation.

The cash components of any change in control benefits are paid in one lump sum. For more information concerning amounts our executive officers are entitled to receive upon a termination of employment and change in control, see “Potential Payments Upon Termination or Change in Control” below.

Special Restricted Stock Unit Award. Upon the announcement of the promotion of Mr. Heard to assume the Chief Executive Officer role, the Compensation Committee approved a one-time award of 50,000 RSUs to Mr. Heard. Twenty percent of these time-based RSUs will vest annually over the next five years. The special RSU award was intended to provide Mr. Heard with an incentive to continue his services over the life of the award, help him to meet the Company’s stock ownership policy, and provide CEO compensation consistent with stockholder suggestions. In granting this special award, the Compensation Committee considered the fact that Mr. Heard had not been granted any up-front stock award bonus, as is typically seen with the recruitment of a CEO or potential CEO successor.

Generally Available Benefit Programs. The executive officers also participate in the Company’s other generally available benefit plans on the same terms as other employees at the Company’s headquarters. These plans include pay in lieu of time off, medical and dental insurance, life insurance, a supplemental salary continuation plan providing supplemental short-term disability benefits, and the Company’s matching contribution to the Gibraltar 401(k) Plan. Relocation benefits also are reimbursed but are individually negotiated when they occur.

Employment Agreements
CEO Employment Agreement.  The Company and its former CEO, Brian J. Lipke, entered into an Amended and Restated Employment Agreement in 2013, which provides for the following: (1) the term of the CEO’s employment will be one year with automatic annual renewals on January 1 of each year unless the CEO is provided with notice from the Company that it is electing not to renew his employment on or before the preceding September 1; (2) set the CEO’s annual base salary which may be adjusted from time to time, by the Compensation Committee; (3) the CEO will be eligible to receive an annual bonus under the MICP and long-term incentive compensation as determined under the LTIP; (4) the CEO will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; (5) upon a termination of the CEO’s employment by the Company, without cause, or by the CEO for good reason, the CEO will be entitled to a severance benefit paid in one lump sum in an amount equal to 2.5 times the sum of his base salary and bonuses paid during the preceding twelve months; and (6) that the CEO’s right to receive shares of common stock of the Company pursuant to RSU awards made under the terms of the Omnibus Plan cannot be forfeited after the CEO’s right to receive such shares has become vested.

COO Employment Agreement. During 2014, the Company also entered into an Employment Agreement with Frank G. Heard when he was hired and appointed to the President and Chief Operating Officer (“COO”) role. The Employment Agreement provides for the following: (1) the term of the COO’s employment will continue until terminated by the Company or the COO; (2) set the COO’s annual base salary which may be adjusted from time to time, by the Compensation Committee; (3) the COO will be eligible to receive an annual bonus under the MICP and long-term incentive compensation as determined under the LTIP; (4) the COO will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; and (5) upon a termination of the COO’s employment by the Company, without cause, or by the COO for good reason, the COO will be entitled to a severance benefit in an amount equal to 1.75 times the sum of his base salary.

In 2015, the Company modified the employment agreements with Brian J. Lipke and Frank G. Heard in light of Mr. Lipke’s retirement as the CEO and Mr. Heard’s promotion to CEO.

Clawback Policy
The Company has a Clawback Policy which requires reimbursement of an executive officer’s compensation if the independent members of the Board determine that the executive engaged in fraudulent conduct that resulted in a restatement of financial statements filed with the Securities and Exchange Commission. In 2013, the Clawback policy was extended to apply to all employees of Gibraltar. This policy is contained in our Corporate Governance Guidelines, which are available on our website at www.gibraltar1.com.
Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Section 162(m) limitation did not result in any disallowed tax deduction for compensation expense in 2014. The Compensation Committee continues to monitor this matter periodically in an effort to further minimize the impact of the Section 162(m) limitation. Stockholder approval of the material terms of our MICP will continue to limit the negative impact of Section 162(m) on the Company’s tax deductions in future periods.

Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.
Conclusion
The Compensation Committee believes the Company’s executive compensation program includes a balanced blend of time-based and performance-based compensation plans that enhance the Company’s ability to attract, retain, and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our stockholders. The high percentage of compensation that is implemented as performance-based for our executive officers re-enforces the Compensation Committee’s commitment to a pay-for-performance philosophy. These incentive programs encourage the executive team to drive operational improvements and make strategic planning decisions that lead to improved financial performance and the creation of stockholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the contents of the above Compensation Discussion & Analysis section of this Definitive Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s annual report on Form 10-K filed February 24, 2015 and in this Definitive Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GIBRALTAR INDUSTRIES, INC.

William J. Colombo
Craig A. Hindman
Vinod M. Khilnani
William P. Montague
Robert E. Sadler, Jr.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table

			Stock Awards
			Restricted Stock Unit Awards	Performance Stock Unit Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation
Name	Year	Salary (2)	(3)	(4)	(5)	(6)	(7)	Total
Brian J. Lipke	2014	$680,000	$—	$816,002	$261,324	$92,082	$68,343	$1,917,751
	2013	$680,000	$—	$816,000	$672,588	$(110,520)	$56,662	$2,114,730
	2012	$680,000	$—	$816,006	$391,802	$85,802	$120,271	$2,093,881
Frank G. Heard (1)	2014	$278,654	$1,083,001	$—	$96,075	$—	$5,031	$1,462,761
Kenneth W. Smith	2014	$374,596	$260,846	$374,994	$96,075	$224,913	$62,802	$1,394,226
	2013	$357,308	$157,493	$349,997	$237,384	$156,699	$78,513	$1,337,394
	2012	$346,769	$152,101	$338,004	$224,070	$178,969	$80,435	$1,320,348
Paul M. Murray	2014	$223,000	$129,437	$222,996	$33,327	$81,728	$66,825	$757,313
	2013	$204,385	$49,995	$199,996	$79,238	$81,566	$67,024	$682,204
	2012	$197,308	$47,503	$189,996	$74,690	$91,783	$56,965	$658,245
Timothy F. Murphy	2014	$186,738	$83,166	$112,205	$19,962	$35,031	$34,810	$471,912
	2013	$166,923	$16,005	$96,005	$46,708	$16,005	$34,529	$376,175
	2012	$159,178	$15,523	$93,153	$42,680	$19,467	$26,077	$356,078

(1)	Mr. Heard was hired as President and Chief Operating Officer in May 2014.

(2)	Includes amounts, if any, deferred at the direction of the executive officer.

(3)
This column represents the grant date fair value of restricted stock units granted that year. For restricted stock units, fair value was calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant.

(4)
This column represents the grant date fair value of performance stock units (“PSUs”) granted during the year. For PSUs, fair value was estimated using the trailing 90-day average stock price which is the basis for payments made under the awards. Fair value for PSUs is determined based upon the probable outcome of the performance conditions on the grant date. For Mr. Heard, on the date of grant, our assumption was that the threshold for the performance condition would not be met and accordingly, no compensation is reported for this award.

No units were earned under the 2014 PSU awards based on the performance conditions not being met. As noted above, no compensation will be paid under the PSU awards granted in 2014 as a result of not meeting the threshold for the performance metric, return on invested capital (as defined in the award).

The following table provides a summary of the compensation earned using the actual number of performance stock units earned during the 2014 performance year and the associated trailing 90-day closing price of the Company’s common stock:

Name	PSUs Awarded	PSU Payout Percentage	PSUs Earned	Rolling 90-Day Stock Price	Fair Value of Compensation Realized in 2014
Brian J. Lipke	49,605	0.0%	—	$14.79	—
Frank G. Heard	19,192	0.0%	—	$14.79	—
Kenneth W. Smith	22,796	0.0%	—	$14.79	—
Paul M. Murray	13,556	0.0%	—	$14.79	—
Timothy F. Murphy	6,821	0.0%	—	$14.79	—

(5)	This column represents the amounts earned under the Management Incentive Compensation Plan for the respective years.

(6)
This column represents the aggregate change in the actuarial present value of accrued pension and medical insurance benefits for Mr. Lipke, which are included in the Pension Benefits Table. It also includes the Company contributions to the nonqualified deferred compensation plans for each of the named executives, which is included in the Nonqualified Deferred Compensation Table. Prior year compensation amounts were restated to exclude earnings or losses attributable to defined-contribution deferred compensation plans which were erroneously included in previous years.

(7)	This column represents the following 2014 other compensation:

Other Compensation	Brian J. Lipke	Frank G. Heard	Kenneth W. Smith	Paul M. Murray	Timothy F. Murphy
Club dues	$20,071	$—	$—	$10,305	$—
401(k) match	10,400	2,077	10,400	7,358	7,548
Financial and tax planning	7,500	—	5,000	7,500	2,500
Personal use of Company autos	3,291	1,633	15,011	6,683	10,217
Healthcare benefits	5,654	229	5,017	12,849	3,000
Incidental moving expenses	—	—	12,065	—	—
Tax gross-ups	17,794	1,092	14,913	16,584	9,583
Other	3,633	—	396	5,546	1,962
Total	$68,343	$5,031	$62,802	$66,825	$34,810
Other payments noted above did not exceed $25,000 or 10% of the amount of total perquisites.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number Of Shares Of Stock Or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Brian J. Lipke	MICP	$—	$612,000	$1,836,000				—	—	$—
	Jan. 2, 2014				$—	$816,000	$4,080,000	—	—	$—
Frank G. Heard	MICP	$—	$224,775	$674,325				—	—	$—
	Jun. 26, 2014				$—	$320,055	$1,600,275	—	—	$—
	Jun. 11, 2014 (3)							16,677	—	$—
	Dec. 29, 2014 (4)							50,000	—	$—
Kenneth W. Smith	MICP	$—	$225,000	$675,000				—	—	$—
	Jan. 2, 2014				$—	$375,000	$1,875,000	—	—	$—
	Jan. 2, 2014 (3)							9,161	—	$—
	Jan. 2. 2014 (5)							5,000	—	$—
	Feb. 21, 2014 (6)							25,996	—	$—
	Mar. 31, 2014 (6)							2,337	—	$—
	Jun. 30, 2014 (6)							1,926	—	$—
	Sep. 30. 2014 (6)							2,263	—	$—
	Dec. 31, 2014 (6)							2,070
Paul M. Murray	MICP	$—	$78,050	$234,150				—	—	$—
	Jan. 2, 2014				$—	$223,000	$1,115,000	—	—	$—
	Jan. 2, 2014 (3)							3,027	—	$—
	Jan. 2, 2014 (5)							4,000	—	$—
	Feb. 21, 2014 (6)							8,677	—	$—
	Mar. 31, 2014 (6)							1,112	—	$—
	Jun. 30, 2014 (6)							916	—	$—
	Sep. 30, 2014 (6)							1,077	—	$—
	Dec. 31, 2014 (6)							985
Timothy F. Murphy	MICP	$—	$46,750	$140,250				—	—	$—
	Jan. 2, 2014				$—	$112,200	$561,000	—	—	$—
	Jan. 2, 2014 (3)							1,015	—	$—
	Jan. 2, 2014 (5)							3,500	—	$—
	Feb. 21, 2014 (6)							5,115	—	$—

(1)
Estimated future payouts represent the amount that was payable under the annual Management Incentive Compensation Plan (“MICP”) for performance in 2014. The maximum payment under this plan was limited to 300% of target in 2013.

(2)
Estimated future payouts represent the targeted amount payable under the long-term equity compensation plan due to the award of performance stock units (“PSUs”). Messrs. Lipke, Heard, Smith, Murray, and Murphy received 49,605, 19,192, 22,796, 13,556, and 6,821 PSUs, respectively. The number of units that were actually earned was based upon the Company’s return on invested capital during 2014 compared to target. The final award will be settled in cash based upon the 90-day rolling average of the Company’s stock price at the end of the award’s three-year vesting period. The maximum payment under this award is equal to 500% of the grant date fair value of the award. Additionally, the award limits the number of PSUs earned to 200% of the awards granted. As noted above, no units were earned under the 2014 PSU awards based on the performance conditions not being met.

(3)	Consists of restricted stock units issued under the Company’s Long-term Incentive Plan that convert to shares upon vesting.

(4)	Consists of a special restricted stock unit award granted upon Mr. Heard’s promotion to Chief Executive Officer.

(5)	Consists of retirement restricted stock unit awards.

(6)
Consists of restricted stock units issued under the Management Stock Purchase Plan (“MSPP”). Of the restricted stock units issued in 2014, 20,586, 7,685, and 2,923 units issued to Messrs.  Smith, Murray, and Murphy, respectively, represent units purchased through deferral of bonus and salary and 14,006, 5,082, and 2,192 units issued to Messrs.

Smith, Murray, and Murphy, respectively, represent the Company’s match. These restricted stock units convert into a hypothetical cash account upon vesting, which occurs upon both the attainment of age sixty (60) and termination of employment. If employment is terminated prior to the executive officer attaining sixty (60) years of age, matching units are forfeited. Upon termination of employment the balance in the hypothetical cash account is paid out as either a lump sum, over five years, or over ten years.
Outstanding Equity Awards at Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (1)	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Brian J. Lipke	—	—	—	$—	—	165,413	$2,689,615	62,684	$927,096
Frank G. Heard	—	—	—	$—	—	66,677	$1,084,168	—	$—
Kenneth W. Smith	—	—	—	$—	—	49,931	$811,878	26,389	$390,293
Paul M. Murray	536	—	—	$21.75	4/6/2015	26,974	$438,597	14,950	$221,111
Timothy F. Murphy	2,242	—	—	$20.52	9/14/2015	16,124	$262,176	7,256	$107,316
	3,000	—	—	$23.54	9/14/2016
	3,000	—	—	$18.78	9/14/2017
	3,000	—	—	$22.16	9/9/2018

(1)
Restricted stock units vest as follows: Mr. Lipke - 150,000 units that vest upon retirement from the Company and 15,413 units vesting on January 3, 2015; Mr. Heard - 16,677 units vesting at a rate of 25% a year beginning June 26, 2015 and 50,000 units vesting at a rate of 20% a year beginning December 29, 2015; Mr. Smith - 3,315 units that vest on January 3, 2015, 5,296 units vesting at a rate of 50% a year beginning January 3, 2015, 7,159 units vesting at a rate of 33% a year beginning January 2, 2015, 9,161 units vesting at a rate of 25% a year beginning January 2, 2015, and 25,000 units that vest upon his retirement from the Company; Mr. Murray - 1,020 units that vest on January 3, 2015, 1,654 units vesting at a rate of 50% a year beginning January 3, 2015, 2,273 units vesting at a rate of 33% a year beginning January 2, 2015, 3,027 units vesting at a rate of 25% a year beginning January 2, 2015, and 19,000 units that vest upon his retirement from the Company; and Mr. Murphy - 340 units that vest on January 2, 2015, 541 units vesting at a rate of 50% a year beginning January 2, 2015, 728 units vesting at a rate of 33% a year beginning January 3, 2015, 1,015 units vesting at a rate of 25% a year beginning January 2, 2015, and 13,500 units that vest on October 7, 2023 and upon his retirement from the Company.

(2)
Represents performance stock units (“PSUs”) earned during their respective performance periods which will be converted to cash as follows (based upon the trailing 90-day stock price): (a) on January 15, 2015, 33,799, 14,000, 7,870, and 3,858 PSUs earned by Messrs. Lipke, Smith, Murray, and Murphy, respectively; and (b) on January 15, 2016, 28,885, 12,389, 7,080, and 3,398 PSUs earned by Messrs. Lipke, Smith, Murray, and Murphy, respectively. Refer to footnote 4 of the Summary Compensation Table for a calculation of the number of PSUs earned and value of the 2014 award.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Brian J. Lipke	—	$—	15,413	$287,144
Frank G. Heard	—	$—	—	$—
Kenneth W. Smith	—	$—	11,707	$218,101
Paul M. Murray	—	$—	3,534	$65,838
Timothy F. Murphy	—	$—	1,240	$23,101

Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit		Payments During Last Fiscal Year
Brian J. Lipke	Salary Continuation Agreement	22	$838,210	(1)	$—
	Medical Insurance Continuation	N/A	$400,685	(2)	$—
Frank G. Heard	—	—	$—		$—
Kenneth W. Smith	—	—	$—		$—
Paul M. Murray	—	—	$—		$—
Timothy F. Murphy	—	—	$—		$—

(1)
Reflects the present value of benefits payable under the terms of the Salary Continuation Agreement between the Company and Mr. Lipke dated March 1996. This Agreement provides for payment of $100,000 per year for a period of ten years upon Mr. Lipke’s retirement at or after age sixty (60). Payments are to be made in equal monthly installments. In the event of the death of Mr. Lipke, payments are to be made to Mr. Lipke’s spouse in one lump sum payment.

(2)
Reflects the present value of benefits payable under the employment agreement between the Company and Mr. Lipke. This agreement provides for payment of the employer contribution portion of medical insurance benefits provided to other employees to Mr. Lipke and his spouse throughout their lifetimes.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY (3)		Aggregate Earnings (Losses) in Last FY		Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
Brian J. Lipke	$—		$—		$2	(1)	$—	$16,006
Frank G. Heard	$—		$—		$—		$—	$—
Kenneth W. Smith	$331,134	(2)	$224,913	(2)	$(47,352)		$—	$2,364,974
Paul M. Murray	$—		$—		$(968)	(1)	$—	$32,609
	$123,838	(2)	$81,728	(2)	$(21,603)		$—	$1,077,161
Timothy F. Murphy	$46,708	(2)	$35,031	(2)	$(6,133)		$—	$328,852	(4)

(1)	Represents the associated earnings on the balance of each participating executive officer’s account under the Gibraltar 401(k) Restoration Plan during 2014.

(2)
Represents the deferred amount of the annual incentive compensation award earned under the Management Incentive Compensation Plan during 2013 and salary deferrals in 2014 together with related matching contributions from the Company.

(3)	Amounts reported are included as compensation in the Summary Compensation Table above.

(4)	Amount includes $104,324 attributable to matching RSUs for Mr. Murphy that will vest on his sixtieth (60th) birthday if he continues his employment through such date.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Our retired Chief Executive Officer’s (“CEO’s”, or “CEO” in the non-possessive) employment agreement provided that he would receive a lump sum severance payment equal to 2.5 times the sum of his respective base salary and all bonuses received in the twelve (12) months preceding his termination under certain circumstances. Our retired CEO, Brian J. Lipke, also has a salary continuation agreement with the Company which provides for payment to the CEO of $100,000 per year for a period of ten (10) years upon his retirement. This salary continuation agreement was made in 1996. The employment agreement for our retired CEO also provided for lifetime medical insurance benefits for him and his spouse.

In 2014, our newly-hired President and Chief Operating Officer (“COO”), Frank G. Heard, entered into an employment agreement that provides for a severance payment equal to 1.75 times his respective base salary upon his termination without cause or a voluntary termination with good cause. The employment agreement also establishes benefits that would be accrued in the event of death or disability.

The awards of restricted stock units (“RSUs”) which the Company has made to its executive officers under the Long-term Equity Incentive Plan (see Compensation Discussion & Analysis above) provide that the RSUs will be paid in shares of the Company’s stock if the employment of the executive officer is terminated by the Company without cause or by the CEO and COO for “good reason”. Similarly, the RSUs awarded to the executive officers to make their retirement benefits more competitive (see Compensation Discussion & Analysis above) provide that their RSUs will be paid in shares of the Company’s stock if their employment is terminated by the Company without cause. In each case, a termination without cause will be considered to have occurred if the executive officer is terminated for any reason other than a determination by the Compensation Committee that the executive officer has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business.

The awards of performance stock units (“PSUs”) which the Company has made to its executive officers under the Long-term Equity Incentive Plan (see Compensation Discussion & Analysis above) provide that if employment of an executive officer is terminated after the executive officer has attained age 60 and completed at least five years of service to the Company, the executive officer will be entitled to payment for the PSUs earned prior to termination. Additionally, the awards of PSUs provide that if a change in control of the Company occurs, the executive officers will be entitled to payment for PSUs earned prior to the change in control together with payment, at the targeted performance level, for performance periods ending after the date the change in control occurs.

The Company has also entered into change in control agreements (the “Change in Control Agreements”) with the Chairman and CEO, Senior Vice President and Chief Financial Officer (“CFO”), and Senior Vice President of Human Resources and Organizational Development (“SVP of HR”). All Change in Control Agreements contain double trigger payment provisions. Accordingly, upon the occurrence of a change in control and termination of employment, the Chairman and CEO, CFO, and SVP of HR are entitled to receive a lump sum severance payment equal to 275%, 200%, and 100%, respectively, of their annual cash compensation.

The Change in Control Agreements define annual cash compensation as the sum of (i) the executive’s annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The payments and benefits payable in the event of a change in control are not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of our Company. As noted above, the Company will not reimburse the executive officers for excise tax payments made regarding compensation received as a result of the Change in Control Agreements.

In all Change in Control Agreements, a change in control will be deemed to occur if: (i) any person or group, other than members of the Lipke family, acquires 35% or more of the common stock of our Company without approval of the Board of Directors; (ii) there is a change in a majority of the members of the Board of Directors in any twelve-month period and the new directors were not endorsed by the majority of the old directors; (iii) we enter into certain merger or consolidation transactions; or (iv) we enter into a contract in which we agree to merge or consolidate, and the executive’s employment is terminated without cause or the executive resigns for good reason.

The Company also entered into a change in control agreement with the COO and modified the employment agreements of the CEO and COO in January 2015. Since this Definitive Proxy Statement presents information about potential payments on termination and change in control transactions as of December 31, 2014, these agreements were not considered in the disclosures below.

The following tables set forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined as if the employment of the executive officer was terminated on December 31, 2014, on which date, the closing price per share of the Company’s stock was $16.26. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2014 and that, at the time of such retirement, he satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program.

Payments upon Termination of Employment
Brian J. Lipke

Source of Payment	Voluntary Termination	Voluntary Termination for Good Reason	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Employment Agreement (1)	$400,685	$3,782,155	$400,685	$3,782,155	$400,685	$1,272,469	$1,036,475
Salary Continuation Agreement (2)	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Long-term Incentive Plan (3)	$3,366,096	$3,616,711	$3,366,096	$3,616,711	$3,366,096	$3,616,711	$3,616,711
Non-equity Incentive Compensation (4)	$—	$—	$261,324	$—	$—	$261,324	$261,324
401(k) Restoration Plan (5)	$16,006	$16,006	$16,006	$16,006	$16,006	$16,006	$16,006
Tax Gross Up Payment (6)	$2,478,785	$2,478,785	$2,478,785	$2,478,785	$2,478,785	$2,478,785	$2,478,785
Total	$7,261,572	$10,893,657	$7,522,896	$10,893,657	$7,261,572	$8,645,295	$8,409,301

(1)
The amount shown under the voluntary termination for good reason and the termination without cause columns represent the sum of the one-time payment of $3,381,470 that would be made upon Mr. Lipke’s termination for those reasons and the present value of the annual medical insurance premiums that are provided for by his employment agreement. The amount shown under the death column represents the one-time payment that would be made in the event of his death plus the present value of medical insurance premiums for his spouse. The amount shown under the disability column represents the current value of the annual payment and present value of annual medical insurance benefits provided for by Mr. Lipke’s employment agreement. The disability payment of $635,790, calculated as defined in his employment agreement, is payable annually for the remainder of Mr. Lipke’s life, and is reduced by amounts he would receive from the federal and state governments and insurance, pension, or profit sharing plans maintained by the Company. Annual payment of medical insurance premiums would continue for Mr. Lipke and his spouse if he voluntarily terminates, voluntarily terminates for good reason, retires, was terminated without cause, or becomes disabled, and for his spouse in the event of his death.

(2)	The amounts shown in this row are payable in ten equal annual installments of $100,000. This benefit is fully vested.

(3)
The amounts shown in this row represent the market value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2014. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(4)	The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2014.

(5)
The amounts shown in this row represent the balance of Mr. Lipke’s 401(k) Restoration Plan account as of December 31, 2014, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of five to ten years, except in the event of Mr. Lipke’s death, in which case the amount would be paid immediately.

(6)	The amounts shown in this row represent the tax gross up payable with respect to outstanding retirement-based restricted stock units.

Frank G. Heard

Source of Payment	Voluntary Termination	Voluntary Termination for Good Reason	Retirement	Termination without Cause	Termination for Cause	Death	Disability
Employment Agreement (1)	$110,959	$787,500	$—	$787,500	$—	$—	$270,000
Long-term Incentive Plan (2)	$—	$1,084,168	$—	$1,084,168	$—	$1,084,168	$1,084,168
Non-equity Incentive Compensation (3)	$96,075	$96,075	$168,131	$96,075	$—	$96,075	$96,075
Total	$207,034	$1,967,743	$168,131	$1,967,743	$—	$1,180,243	$1,450,243

(1)
The amount shown under the voluntary termination column represents 90 days of severance pay. The amount shown under the voluntary termination for good reason and the termination without cause columns represent the aggregate payments that would be made upon Mr. Heard’s termination for those reasons, equal to 175% of his salary. The amount shown under the disability column represents the current value of the annual payment provided for by Mr. Heard’s employment agreement. The disability payment of $270,000, calculated as defined in his employment agreement, is payable annually until Mr. Heard reaches 65 years of age, and is reduced by amounts he would receive from the federal and state governments and insurance, pension, or profit sharing plans maintained by the Company.

(2)
The amounts shown in this row represent the market value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2014. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(3)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2014 which was deferred into the Management Stock Purchase Plan by Mr. Heard on February 27, 2015 and therefore the amount in the retirement column includes the Company match as we assume Mr. Heard is over sixty (60) to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a prorated basis when their employment is terminated without cause.

Kenneth W. Smith

Source of Payment	Voluntary Termination	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$57,630
Management Stock Purchase Plan (2)	$2,364,974	$2,364,974	$2,364,974	$2,364,974	$2,364,974	$2,364,974
Long-term Incentive Plan (3)	$715,493	$715,493	$1,202,171	$715,493	$1,202,171	$1,202,171
Non-equity Incentive Compensation (4)	$—	$168,131	$168,131	$—	$168,131	$168,131
Total	$3,080,467	$3,248,598	$3,735,276	$3,080,467	$3,735,276	$3,792,906

(1)
The amount shown in the disability column represents payments Mr. Smith would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices. Mr. Smith qualifies for eight weeks of salary continuation under this plan based on years of service.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Smith is over sixty (60) years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(3)
The amounts shown in this row represent the market value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2014. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2014 which was deferred into the Management Stock Purchase Plan by Mr. Smith on February 27, 2015 and therefore includes the vested Company match as Mr. Smith is over sixty (60). It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a prorated basis when their employment is terminated without cause.

Paul M. Murray

Source of Payment	Voluntary Termination	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$68,615
Management Stock Purchase Plan (2)	$1,077,161	$1,077,161	$1,077,161	$1,077,161	$1,077,161	$1,077,161
Long-term Incentive Plan (3)	$465,010	$465,010	$659,707	$465,010	$659,707	$659,707
Non-equity Incentive Compensation (4)	$—	$58,322	$58,322	$—	$58,322	$58,322
401(k) Restoration Plan (5)	$32,609	$32,609	$32,609	$32,609	$32,609	$32,609
Total	$1,574,780	$1,633,102	$1,827,799	$1,574,780	$1,827,799	$1,896,414

(1)
The amount shown in the disability column represents payments Mr. Murray would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices. Mr. Murray qualifies for sixteen weeks of salary continuation under this plan based on years of service.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Murray is over sixty (60) years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(3)
The amounts shown in this row represent the market value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2014. The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2014 which was deferred into the Management Stock Purchase Plan by Mr. Murray on February 27, 2015 and therefore includes the vested Company match as Mr. Murray is over sixty (60). It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a prorated basis when their employment is terminated without cause.

(5)
The amounts represent the balance of Mr. Murray’s 401(k) Restoration Plan account as of December 31, 2014, which may be paid six months after the event in annual installments over a period of five to ten years, except in the event of Mr. Murray’s death, in which case the amount would be paid immediately.

Timothy F. Murphy

Source of Payment	Voluntary Termination	Retirement	Termination Without Cause	Termination for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$57,458
Management Stock Purchase Plan (2)	$224,528	$328,852	$224,528	$224,528	$224,528	$224,528
Long-term Incentive Plan (3)	$—	$269,916	$369,492	$—	$369,492	$369,492
Non-equity Incentive Compensation (4)	$—	$27,448	$19,962	$—	$19,962	$19,962
Total	$224,528	$626,216	$613,982	$224,528	$613,982	$671,440

(1)
The amount shown in the disability column represents payments Mr. Murphy would receive under the Supplemental Salary Continuation Plan. This plan, a supplement to our short-term disability coverage, covers all full-time employees in our corporate offices. Mr. Murphy qualifies for eight weeks of salary continuation under this plan based on years of service.

(2)
The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in accordance with his deferral election, with interest compounding at the average of quarterly ten-year treasury rates plus two percent (2%) on the undistributed balance of his deferral. Mr. Murphy is not over sixty (60) years old, and therefore would not vest in the Company’s matching contributions upon the occurrence of the events shown in each column except retirement which presumes Mr. Murphy is sixty (60) years of age.

(3)
The amounts shown in this row represent the market value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) that vested or would vest upon the occurrence of the events in each column as of December 31, 2014.

The actual payments of RSUs and PSUs occur six months after the event occurs and three years after grant, respectively, except for death, in which case payment is immediate. The amount shown in the retirement column presumes Mr. Murphy is sixty (60) years old.

(4)
The amounts shown in this row represent the amount earned under the Management Incentive Compensation Program for 2014 which was deferred into the Management Stock Purchase Plan by Mr. Murphy on February 27, 2015 and therefore the amount in the retirement column includes the Company match as we assume Mr. Murphy is over sixty (60) to calculate retirement payments. It is the Company’s policy to pay amounts due under the Management Incentive Compensation Program to participants on a prorated basis when their employment is terminated without cause.

Payments upon Change in Control
The following tables set forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into Change in Control Agreements as described above. For purposes of the payments to be made upon a change in control, the tables reflect amounts which would be paid to the executive officers if the change in control occurred and the executive officers were terminated on December 31, 2014, on which date, the closing price per share of the Company’s stock was $16.26.

Brian J. Lipke

Lump Sum Cash Payment	Value of Retirement RSUs	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	401(k) Restoration Plan Payment	Non-equity Incentive Compensation	Tax Gross Up Payment (3)	Total
$3,719,617	$2,439,000	$250,615	$927,096	$16,006	$261,324	$2,478,785	$10,092,443

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs that were earned during the 2012, 2013 and 2014 performance periods.

(3)	Represents a tax gross up payment related to Mr. Lipke’s Retirement RSUs.

Frank G. Heard

Lump Sum Cash Payment	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	Non-equity Incentive Compensation	Total
$—	$1,084,168	$—	$168,131	$1,252,299

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs that were earned during the 2014 performance periods.
Kenneth W. Smith

Lump Sum Cash Payment	Value of Retirement RSUs	Value of MSPP RSUs	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	Non-equity Incentive Compensation	Total
$1,223,960	$406,500	$2,364,974	$405,378	$390,293	$168,131	$4,959,236

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs that were earned during the 2012, 2013 and 2014 performance periods.

Paul M. Murray

Lump Sum Cash Payment	Value of Outstanding Options	Value of Retirement RSUs	Value of MSPP RSUs	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	401(k) Restoration Plan Payment	Non-equity Incentive Compensation	Total
$302,238	$—	$308,940	$1,077,161	$129,657	$221,111	$32,609	$58,322	$2,130,038

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs that were earned during the 2012, 2013 and 2014 performance periods.
Timothy F. Murphy

Lump Sum Cash Payment	Value Outstanding Options	Value of Retirement RSUs	Value of MSPP RSUs	Value of LTIP RSUs (1)	Value of LTIP PSUs (2)	Non-equity Incentive Compensation	Total
$—	$—	$219,510	$328,852	$42,666	$107,316	$34,933	$733,277

(1)	Represents the value of LTIP RSUs currently issued.

(2)	Represents the value of LTIP PSUs that were earned during the 2012, 2013 and 2014 performance periods.

PROPOSAL 4
APPROVAL OF THE MATERIAL TERMS OF THE
MANAGEMENT INCENTIVE COMPENSATION PLAN

Proposal
We seek stockholder approval of material terms of the Company’s Management Incentive Compensation Plan (“MICP”) so that compensation payable under the incentive plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Section 162(m) limits the deduction that a publicly-held corporation may claim for compensation paid to its Chief Executive Officer and certain other executive officers (“Covered Employees”). Section 162(m) generally provides that amounts paid to a Covered Employee in excess of $1 million are not deductible.

The deduction limitation of Section 162(m) does not apply to “performance-based compensation.” Compensation can qualify as “performance-based” under Section 162(m) only if a number of requirements are satisfied. One requirement of Section 162(m) is that the Company’s stockholders must approve the material terms of the performance criteria pursuant to which the compensation is payable. For this purpose, the material terms of the performance criteria must include (1) the employees eligible to receive compensation, (2) the business criteria on which the performance targets may be based, and (3) the maximum amount that an employee may receive for achieving the performance goals. Section 162(m) also requires that the material terms of the performance criteria be submitted to stockholders on a recurring basis.

The MICP is intended to provide annual incentive compensation that qualifies as performance-based compensation under Section 162(m). Stockholders are being asked to approve material terms of the MICP in accordance with the regulations so compensation under the MICP can qualify as performance-based compensation that is deductible by the Company without regard to the limitation of Section 162(m).

Purpose
The objectives of the MICP are to provide meaningful financial incentives to executive officers and other key employees of the Company and its subsidiaries consistent with interests of the Company’s stockholders. The Compensation Committee seeks to accomplish this objective by providing annual cash awards to the executive officers and key employees of the Company based upon achievement of established financial targets. The Company believes the MICP aligns management compensation with stockholder value creation.

Description of the Management Incentive Compensation Plan
In the administration of the MICP, a targeted annual incentive compensation award (which is equal to a stated percentage of a participant’s annual base salary) is established for each participant. Participants are entitled to payment of their targeted annual incentive compensation award if the level of performance achieved by the Company with respect to objective performance criteria is equal to targeted performance established for each performance criteria. Adjustments are made to the performance levels achieved by the Company with respect to the applicable performance criteria to eliminate the effects of restructuring charges and other non-routine transactions. The actual annual incentive compensation award which is paid to participants may be greater than or less than the targeted annual incentive compensation award to reflect the relationship between the actual level of performance achieved by the Company and the targeted level of performance. Participants will not be entitled to any annual incentive compensation award under the MICP if threshold performance levels established for the performance criteria are not achieved.

With respect to the Company’s executive officers, the targeted annual incentive compensation awards, performance criteria, targeted and threshold performance levels and relative weights to be attributed to each performance criterion under the MICP were established by the Compensation Committee of the Board of Directors through an analysis of historical performance of the Company, analysis of similar companies, and stretch performance criteria. These targeted incentives, performance criteria, targeted and threshold performance levels, and relative weights are reviewed by the Compensation Committee on an annual basis and adjusted accordingly. With respect to participants in the MICP who are not executive officers of the Company, the targeted incentives, performance criteria, targeted and threshold performance levels, and relative weights are established to mirror the MICP elements established for the executive officers.

Eligible Employees
The MICP is provided to executive officers and other key management of the Company and its subsidiaries identified by senior management. Approximately 50 members of management participate in the MICP which includes managers that our executive officers believe have the ability to improve financial results in order to generate stockholder value.

Performance Goals
The annual incentive compensation earned under the MICP is intended to qualify as performance-based compensation within the meaning of Section 162(m) will be subject to attainment of performance targets relating to the performance criteria identified by the Compensation Committee and management. Performance goals must be based solely on one or more of the following business criteria: (i) earnings per share, (ii) operating income as a percentage of sales, (iii) operating income, and (iv) days of working capital. Any of these performance criteria may be used to measure the performance of the Company as a whole or any business unit or division of the Company.

Maximum Amount of Compensation that Can Be Paid to an Individual Under the Performance Goal
The maximum achievement under each performance goal is limited to a payout of 150% of target.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN IN PROPOSAL 4.

PROPOSAL 5
ADOPTION OF THE GIBRALTAR INDUSTRIES, INC. 2015 EQUITY INCENTIVE PLAN

On March 20, 2015, the Board of Directors approved the adoption of the Gibraltar Industries, Inc., 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan” or the “Plan”). The 2015 Equity Incentive Plan provides for the issuance of up to 1,250,000 shares of Common Stock. Pursuant to the terms of the 2015 Equity Incentive Plan, the Board of Directors is seeking stockholder approval of the 2015 Equity Incentive Plan, which approval, if obtained, will include approval of the Management Stock Purchase Plan described below.

The Board of Directors believes there are a number of reasons to vote FOR the adoption of the 2015 Equity Incentive Plan as summarized below.

•
Our success depends on providing competitive equity compensation to attract and retain employees. Our talented employee base and ability to attract and retain high caliber personnel will directly influence how well the Company carries out its strategic plan and creates stockholder value. To compete for talented people, we strive to provide employees with competitive compensation packages including equity compensation. Further, our Compensation Committee believes equity-based compensation under our Long Term Incentive Plan is a critical component of compensation which promotes our pay-for-performance philosophy.

•
We carefully manage our equity incentive plan. Currently, the maximum shares that may be issued under the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) is 3,000,000 shares. The 2005 Plan is the only plan from which we currently grant equity awards. As of March 20, 2015, under the 2005 Plan, 274,374 shares remained available for grant. We manage our equity compensation programs to minimize stockholder dilution. Therefore, we considered our “burn rate” and “overhang” in evaluating the impact of equity awards and determining the proposed number of shares under the 2015 Equity Incentive Plan.

◦
Our three-year average “burn rate” for 2012, 2013, and 2014 was approximately 1.2%; burn rate was calculated by dividing the number of equity awards granted in a year by the weighted average number of shares outstanding.

◦
As of December 31, 2014, our “overhang” of approximately 1,227,000 shares represented about 4.0% of our total outstanding shares; overhang was defined as the number of full value awards and options outstanding.

◦
We believe our “burn rate” and “overhang” are in line with industry norms. In addition to considering the “burn rate” and “overhang”, the Board of Directors considered a number of other factors in determining the proposed 1,250,000 shares, such as proxy advisory firm guidelines, equity award usage, and the desire for increased flexibility in awarding performance stock units in stock-settled awards as opposed to the cash-settled awards granted in the past. If all performance stock units awards are granted in stock-settled awards, we expect the 1,250,000 shares under the 2015 Equity Incentive Plan will be sufficient for two to three years depending on the performance levels achieved.

•	Our 2015 Equity Incentive Plan conforms to best practices. The 2015 Equity Incentive Plan contains many features designed to address stockholder concerns related to equity plans, including:

◦	prohibitions on option and right re-pricing and cash buy-outs;

◦	prohibitions on option “re-load” features;

◦	no evergreen share reserve increases;

◦	minimum 100% fair market value exercise price for stock options and rights;

◦	minimum one-year vesting period for all awards; and

◦	the 2015 Equity Incentive Plan does not provide for tax gross-ups of any kind.

The following is a summary of the material features of the 2015 Equity Incentive Plan and does not purport to be complete. The summary is subject in all respects and is qualified in its entirety by the terms of the 2015 Equity Incentive Plan, the full text of which (including the full text of the Management Stock Purchase Plan which is an integral component of the 2015 Equity Incentive Plan) is set forth as Appendix A of this Proxy Statement.

Purpose
The 2015 Equity Incentive Plan is an incentive compensation plan which allows the Company to grant equity-based incentive compensation awards to eligible participants (described below) to provide them an additional incentive to promote the business of the Company, to increase their proprietary interest in the success of the Company, to enhance long-term stockholder value, and to encourage them to remain in its employ.

Eligible Participants
The individuals that are eligible to receive awards under the 2015 Equity Incentive Plan are officers and other employees of the Company and its subsidiaries, non-employee Directors of the Company and other independent advisors to the Company.

Administration
The Compensation Committee administers the 2015 Equity Incentive Plan with respect to executive officers, non-employee directors, other independent advisors. The Compensation Committee administers the plan with respect to all other employees, but may delegate that authority to management’s Compensation Administration Committee. The administrator of the plan is referred to as the Committee.

Reservation of Common Stock
The Board of Directors has reserved 1,250,000 shares of Common Stock for issuance under the 2015 Equity Incentive Plan consisting of 274,374 shares rolled over to the 2015 Equity Incentive Plan from the Gibraltar Industries, Inc. 2005 Equity Incentive Plan and 975,626 new shares.

If any award made under the plan expires or is forfeited, the shares which could have been purchased or granted under that award will be available for reissuance under the Plan. Shares applied by a recipient to cover their tax withholding obligations for all types of awards will reduce the number of shares available to be issued under the Plan. Awards issued under the Plan that settle only by payment of cash shall not reduce the number of shares to be issued under the Plan. The number of shares of Common Stock available for issuance under the 2015 Equity Incentive Plan and the number of shares issuable under outstanding awards will be proportionately adjusted if the number of outstanding shares of Company Common Stock changes as a result of a stock dividend, stock split, recapitalization or the like, or if the Company's Common Stock is converted as a result of a reorganization.

Types of Awards
Awards will be in the form of Non-Qualified Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights, all as defined in the Plan. Incentive Stock Options are not permitted to be issued under the Plan.

Terms of Awards
The Committee shall determine which eligible participants shall be granted awards, the terms and provisions of the awards, and the number of shares of Common Stock for which awards are granted. All grants of awards under the 2015 Equity Incentive Plan shall have a minimum vesting period of at least one year.

Non-Qualified Options
Only non-qualified options may be issued under the Plan. Incentive stock options are not permitted to be issued.

Option Price. The exercise price of each option granted under the 2015 Equity Incentive Plan will be determined by the Committee at the time the option is granted, but shall not be less than 100% of the fair market value of the Common Stock on the date of the grant.

Option Exercise Periods. Options granted under the 2015 Equity Incentive Plan expire no more than ten years after the date granted. Options will not be exercisable upon termination of a holder's service with the Company, whether or not they were otherwise exercisable, unless so provided in the terms of the option award.

Reload Options. The 2015 Equity Incentive Plan expressly prohibits the issuance of options with any reload features.

Re-pricing or Cash Buyout. The 2015 Equity Incentive Plan expressly prohibits the Company from re-pricing any options or offering a cash buyout for underwater option awards.

Restricted Shares and Restricted Units

Restrictions and Restricted Period. Except for awards granted under the MSPP described below, Shares or Restricted Units granted under the 2015 Incentive Equity Plan may not be sold or otherwise disposed of during a restricted period established by the Committee at the time of the grant.

Rights While Restricted Shares Remain Subject to Restrictions. Holders of Restricted Shares granted under the 2015 Equity Incentive Plan shall have the right to vote Restricted Shares and receive payment of dividends on Restricted Shares during the restricted period. If provided by the terms of a restricted share award, dividends payable with respect to Restricted Shares may be used to purchase additional shares, subject to the same restrictions as the original shares.

Rights While Restricted Units Remain Subject to Restrictions. Restricted Units do not provide any voting or cash dividend rights to the holder of such Units. However, dividends paid in shares will entitle a holder of Restricted Units to additional Restricted Units having the same restricted period as the original Restricted Units.

Management Stock Purchase Plan. On the date that the adoption of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan was approved, the Board of Directors approved the adoption of the Gibraltar Industries, Inc. Management Stock Purchase Plan to establish a framework for a specific type of Restricted Unit award under the Gibraltar Industries, Inc. 2005 Equity Incentive Plan. A similar framework has been established under the 2015 Equity Incentive Plan and is known as the Gibraltar Industries, Inc. 2015 Management Stock Purchase Plan (MSPP). The MSPP provides eligible employees of the Company and all directors with the right to defer portions of their annual bonus, salaries, and director fees to purchase Restricted Units at a price equal to the then applicable fair market value of the Company's Common Stock. If an eligible employee uses a portion of his compensation to purchase Restricted Units, the Company will make a matching award to the eligible employee equal to a percentage of the Restricted Units deferred by the participant (Matching Units).

Forfeiture of Restricted Shares and Restricted Units. If the holder of Restricted Shares or Restricted Units terminates his service with the Company before the expiration of the restricted period, the Restricted Shares or Restricted Units will be forfeited unless otherwise specifically provided by the terms of the award. In addition, any Matching Units awarded to an eligible participant under the MSPP will be forfeited if the eligible employee's employment is terminated before age 60.

Payment of Restricted Shares and Restricted Units. Payment upon the lapse of the restricted period for Restricted Shares shall be made by the issuance of shares of Common Stock. Payment upon the lapse of the restricted period for Restricted Units may be made in shares or cash, as provided for in the original instrument evidencing the award. Restricted Units awarded under the MSPP will only be paid in cash.

Performance Shares and Performance Units

Performance Goals and Performance Period. The Committee shall establish written performance goals and performance periods for each award of Performance Shares or Performance Units granted under the 2015 Incentive Equity Plan.

Rights While Performance Shares Remain Subject to the Achievement of Performance Goals. Holders of Performance Shares granted under the 2015 Equity Incentive Plan shall have the right to vote Performance Shares and receive payment of dividends on Performance Shares during the performance period. However, if provided by the terms of a performance share award, dividends on Performance Shares may be used to purchase additional shares, subject to the same performance goals and performance period as the original Performance Shares.

Rights While Performance Units Remain Subject to the Achievement of Performance Goals. Performance Units do not provide any voting or cash dividend rights to the holder of such Units. However, dividends paid in shares will entitle a holder of Performance Units to additional Performance Units having the same performance goals and performance period as the original Performance Units.

Forfeiture of Performance Shares and Performance Units. If the holder of Performance Shares or Performance Units terminates his service with the Company before the expiration of the performance period, the Performance Shares or Performance Units will be forfeited unless otherwise specifically provided by the terms of the award.

Payment for Performance Shares and Performance Units. Common Stock issued upon the grant of Performance Shares will be retained by the recipient if performance goals are achieved within the performance period, or may be forfeited back to the Company if such goals are not achieved. Common Stock will be issued or cash will be paid for Performance Units, as provided in the award, if the performance goals within the performance period are achieved.

Rights

Terms of Rights. Rights granted under the 2015 Equity Incentive Plan shall provide the holder with the right to receive shares or cash in an amount determined based on the appreciation, if any, in the value of a specified number of shares of Common Stock over a specified period of time, each as established by the Committee. The base price used to determine the amount of the appreciation in value will not be less than the fair market value of a share of Common Stock on the date the award of Rights is made.

Rights during the Appreciation Period. Rights do not provide any voting or cash dividend rights to the holder. However, dividends paid in shares of Common Stock will entitle a holder to additional Rights having an appreciation period which ends at the same time the appreciation period ends for the original Rights. The base price for such additional rights is the fair market value of a share of Common Stock on the date dividends are paid.

Forfeiture of Rights. If the holder of Rights terminates his service with the Company before the expiration of the appreciation period, the Rights will be forfeited unless otherwise specifically provided by the terms of the award of Rights.

Change in Control
The 2015 Equity Incentive Plan defines a “change in control” transaction for the Company. The Compensation Committee believes this definition is consistent with best practices. Upon a change in control of the Company, all outstanding Options and Rights will be converted to a right to receive cash, restrictions on Restricted Shares and Restricted Units will lapse, and all Performance Shares and Performance Units will be treated as if the performance goals had been met. However, the 2015 Equity Incentive Plan provides for the continuation of the terms of outstanding awards as of the date of the change in control if the acquirer substitutes, or assumes, the outstanding awards with equivalent awards issued by the entity which survives the change in control transaction.

Acceleration of Vesting Terms
The Committee will not have any authority to accelerate the vesting of any awards under the 2015 Equity Incentive Plan for purposes other than a change in control, retirement, death, or disability.

Federal Tax Consequences

Restricted Shares and Performance Shares. The value of Restricted Shares and Performance Shares awarded are taxed as ordinary income to the award recipient in the year the restrictions lapse. Alternatively, recipients of an award of Restricted Shares or Performance Shares may file an election under Section 83(b) of the Internal Revenue Code and include the value of the Restricted Shares or Performance Shares as ordinary income in the year of the grant.

Income or Excise Tax Gross-ups. Awards granted under the 2015 Equity Incentive Plan are expressly prohibited from including features that allow for income or excise tax gross-ups to the recipient.

Holding Period
The Company does not have a formal holding period policy and a holding period is not defined within the 2015 Equity Incentive Plan. However, the Company’s Stock Ownership Policy prohibits our directors and executive officers from selling or transferring any shares received from the Plan until their guideline ownership levels have been met (except for the payment of applicable withholding taxes).

Transferability
Generally, awards granted under the 2015 Equity Incentive Plan are not transferable by a recipient during his or her lifetime. However, if the instrument evidencing the award permits, a recipient may transfer his or her rights with respect to an award, or any portion thereof, to a family member.

Amendments
The Board of Directors may suspend, amend or terminate the 2015 Equity Incentive Plan, provided that, stockholder approval is required for any amendment which (i) increases the maximum number of shares as to which options may be issued under the 2015 Equity Incentive Plan or (ii) materially modifies the requirements as to eligibility or participation in the 2015 Equity Incentive Plan. The applicable listing standards of the NASDAQ require stockholder approval of any material amendment to the 2015 Equity Incentive Plan.

Effective Date
The adoption of the 2015 Equity Incentive Plan was approved by the Board of Directors on March 20, 2015, subject to approval by the stockholders of the Company.

Plan Benefits
The type, number, and value of awards which may be granted under the 2015 Equity Incentive Plan currently cannot be determined. If the 2015 Equity Incentive Plan is approved, the value of grants under the Company’s Long-term Incentive Compensation Plan and the number of awards that may be issued cannot be determined at this time.

Vote Required
The ffirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the 2015 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE GIBRALTAR INDUSTRIES, INC. 2015 EQUITY INCENTIVE PLAN IN PROPOSAL 5.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and any persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).

On April 29, 2014, a Form 5 was issued to report the conversion of 15,413 restricted stock units awarded to Brian J. Lipke into common stock upon vesting of an award under the Company’s Long-term Incentive Plan and the contemporaneous disposal of 5,917 shares to satisfy income tax withholdings. The restricted stock units vested January 3, 2014 but were inadvertently not reported due to an administrative oversight.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
Certain Beneficial Owners
The following table sets forth information as of March 23, 2015 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% and certain other holders of its outstanding Common Stock:

Name and Address	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Class
Franklin Resources, Inc. (2) One Franklin Parkway San Mateo, CA 94403-1906	3,439,822	11.1
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	2,750,837	8.9
Archer Capital Management, LP (4) 570 Lexington Avenue, 40th Floor New York, NY 10022	2,699,062	8.7
Dimensional Fund Advisors LP (5) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,577,260	8.3
T. Rowe Price Associates, Inc. (6) 100 E. Pratt Street Baltimore, MD 21202	2,348,805	7.6
Barrows, Hanley, Mewhinney & Strauss, LLC (7) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	2,008,242	6.5
Pzena Investment Management, LLC (8) 120 West 45th Street, 20th Floor New York, NY 10036	1,857,795	6.0

(1)
Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 available on NASDAQ.com, filed on February 9, 2015 by Franklin Resources, Inc. on behalf of itself, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisor Services, LLC. Number of shares disclosed above includes 183,100 shares over which Franklin Resources, Inc. does not have the sole voting power.

(3)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 available on NASDAQ.com, filed on January 22, 2015 by BlackRock, Inc. Number of shares disclosed above includes 79,522 shares over which Blackrock, Inc. does not have the sole voting power.

(4)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 available on NASDAQ.com, filed on February 17, 2015 by Archer Capital Management, LP on behalf of itself, Canton Holdings, LLC, Joshua A. Lobel, and Eric J. Edidin.

(5)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 and available on NASDAQ.com, filed on February 5, 2015 by Dimensional Fund Advisors LP. Number of shares disclosed above includes 84,736 shares over which Dimensional Fund Advisors LP does not have the sole voting power.

(6)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 and available on NASDAQ.com, filed on February 13, 2015 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Number of shares disclosed above includes 1,479,325 shares over which Price Associates does not have the sole voting power.

(7)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 available on NASDAQ.com, filed on February 10, 2015 by Barrow, Hanley, Mewhinney & Strauss, LLC. Number of shares disclosed above includes 993,989 shares over which Barrow, Hanley, Mewhinney, & Strauss, LLC does not have the sole voting power.

(8)
Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2014 available on NASDAQ.com, filed on January 29, 2015 by Pzena Investment Management, LLC. Number of shares disclosed above includes 242,046 shares over which Pzena Investment Management, LLC does not have the sole voting power.

Management
The following table sets forth information as of March 23, 2015 (except as otherwise noted) with respect to each director, director nominee, each executive officer named in the Summary Compensation table above, and all executive officers and directors as a group:

Name and Address (1)	Number of Shares and Nature of Beneficial Ownership (2)	Percent of Class

Brian J. Lipke (3)	1,273,924	4.1
Kenneth W. Smith (4)	46,638	*
William P. Montague (5)	35,838	*
Robert E. Sadler, Jr. (6)	28,156	*
William J. Colombo (7)	23,156	*
Arthur A. Russ, Jr. (8)	22,939	*
Timothy F. Murphy (9)	19,710	*
Paul M. Murray (10)	12,310	*
Jane L. Corwin (11)	3,103	*
All Directors and Executive Officers as a Group	1,465,774	4.7

*	Less than 1%.

(1)	The address of each executive officer and director is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219.

(2)
Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(3)
Consists of (i) 226,631 shares of common stock registered in the name of the reporting person, (ii) 1,001,972 shares of common stock held by three trusts for the benefit of Brian J. Lipke, (iii) 27,186 shares of common stock held by trusts and custodial accounts for the benefit of the daughters of Brian J. Lipke, (iv) 5,235 shares of common stock allocated to Brian J. Lipke’s self-directed account under our 401(k) Retirement Savings Plan, and (v) 12,900 shares of common stock held by the minor children of Brian J. Lipke. Excludes (i) 28,267 shares of common stock held by a trust for the benefit of the mother of Brian J. Lipke, as to which he serves as one of three trustees and disclaims beneficial ownership, (ii) 45,000 shares of common stock held by a trust for the benefit of a sibling of Brian J. Lipke, as to which he serves as one of five trustees and disclaims beneficial ownership, (iii) 9,407 shares of common stock held by a trust for the benefit a niece of Brian J. Lipke, as to which he serves as one of three trustees and disclaims beneficial ownership, and (iv) 2,077 shares of common stock held in a custodial account for the benefit of a relative of Brian J. Lipke as to which he disclaims beneficial ownership.

(4)	Consists of 46,638 shares of common stock registered in the name of the reporting person.

(5)
Consists of 35,838 shares of common stock registered in the name of the reporting person, including 9,156 restricted shares with respect to which Mr. Montague exercises voting power but does not currently have dispositive power.

(6)
Consists of 28,156 shares of common stock registered in the name of the reporting person, including 13,156 restricted shares with respect to which Mr. Sadler exercises voting power but does not currently have dispositive power.

(7)
Consists of 23,156 shares of common stock registered in the name of the reporting person, including 13,156 restricted shares with respect to which Mr. Colombo exercises voting power but does not currently have dispositive power.

(8)
Consists of (i) 22,939 shares of common stock registered in the name of the reporting person, including 9,156 restricted shares with respect to which Mr. Russ exercises voting power but does not currently have dispositive power. Excludes 28,267 shares of common stock held by a trust as to which Mr. Russ serves as one of three trustees and disclaims beneficial ownership.

(9)
Consists of (i) 8,468 shares of common stock registered in the name of the reporting person and (ii) 11,242 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan.

(10)
Consists of (i) 10,013 shares of common stock registered in the name of the reporting person, (ii) 1,761 shares of common stock allocated to Mr. Murray’s self-directed account under our 401(k) Retirement Savings Plan, and (iii) 536 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan.

(11)
Consists of 3,103 shares of common stock registered in the name of the reporting person, including 3,103 restricted shares with respect to which Ms. Corwin exercises voting power but does not currently have dispositive power.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee currently consists of five directors who are independent as defined in the listing standards of NASDAQ applicable to members of nominating committees. A brief description of the responsibilities of the Nominating and Corporate Governance Committee is set forth above under the caption “The Board of Directors and its Committees.”

The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held on February 19, 2015. Ms. Corwin did not participate in her recommendation for election to the Board. No communications from stockholders regarding nominations were received by the Committee. The Nominating and Corporate Governance Committee recommended that the existing Class III Directors be nominated for a three-year term as Class III Directors.

In evaluating potential nominees, the Nominating and Corporate Governance Committee considers a nominee’s experience as a senior executive at a publicly traded corporation, or as a management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious, governmental or not-for-profit organization, or such other professional experience as the Nominating and Corporate Governance Committee determines shall qualify an individual for Board service; whether such person is “independent” within the meaning of such term in accordance with the applicable listing standards of NASDAQ and the rules promulgated by the Securities and Exchange Commission; financial expertise of a potential nominee; and particular or unique needs of the Company at the time a nominee is being considered.

NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.
William P. Montague
William J. Colombo
Jane L. Corwin
Craig A. Hindman
Vinod M. Khilnani

PROPOSAL 6
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board has selected the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP has audited the Company’s consolidated financial statements for the past ten fiscal years including 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The Audit Committee is responsible for the appointment, oversight, and compensation of the Company’s independent registered public accounting firm, which is evaluated on an annual basis. Before selecting Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 6.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2015 fiscal year. EY served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014 and 2013. Additionally, EY performed certain non-audit services during fiscal 2014 and 2013 that are permitted under the Sarbanes-Oxley Act and related rules of the Securities and Exchange Commission ("SEC").

The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2014 and 2013 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.

Fees Billed to the Company by EY during Fiscal Year 2014 and 2013

Audit Fees
The aggregate fees billed by EY for each of the fiscal years ended December 31, 2014 and 2013, for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto, were $1,008,922 and $1,070,403, respectively.

Audit-Related Fees
No fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements (including advice related to mergers and acquisitions) were billed by EY during 2014 and 2013.

Tax Fees
The aggregate fees billed by EY for the fiscal years ended December 31, 2014 and 2013 for services rendered for tax compliance (including tax planning, tax advice, and other tax services) were $58,147 and $66,540, respectively.

All Other Fees
The aggregate fees billed for other products and services was $2,170 and $2,159 for the fiscal years ended December 31, 2014 and 2013, respectively.

Pre-Approval for Non-Audit Services Policies and Procedures of the Audit Committee
The Audit Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors. The Audit Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the SEC thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit Committee is complying with and promoting its purposes, duties, and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Audit Committee is responsible for reviewing and approving transactions and business relationships with any significant shareholder, director, executive officer or other member of senior management, or their family members on an ongoing basis. The Audit Committee requests and receives from the Company on an annual basis, a list and description of transactions with related parties, as described above, to the extent such transactions are required to be reported in the Company’s Definitive Proxy Statement pursuant to Regulation S-K, Item 404(a). The Audit Committee reviews and discusses such transactions with management and the independent auditor, and approves or ratifies such transactions on an annual basis. Prior to approval or ratification of such transactions, the Audit Committee considers the qualifications of the related party, fees charged to the Company, and the significance of the transaction to the Company and the related party.

Prior to his retirement as of December 31, 2014, a director on the Company’s Board, Gerald S. Lippes, was a partner in the law firm of Lippes Mathias Wexler Friedman, LLP which provided legal services to the Company. During 2014, this firm received

$1.4 million for legal services rendered to the Company. As a result of our transactions with Lippes Mathias Wexler Friedman LLP, Mr. Lippes was not considered an independent director.

The Company entered into a consulting agreement with Mr. Henning N. Kornbrekke, the former President and Chief Operating Officer, effective September 30, 2013. Under this agreement which terminated December 31, 2014, Mr. Kornbrekke served as a consultant to the Company during 2014 for a monetary fee of $120,000.

The Audit Committee reviewed and approved all the transactions described above for 2014 in accordance with the policy, as described above, which is included in the Audit Committee Charter.
AUDIT COMMITTEE REPORT
The Audit Committee currently consists of three directors who are independent as defined in the listing standards of NASDAQ applicable to members of audit committees. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance”.
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2014 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2014, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Throughout the year, management kept the Audit Committee apprised of the progress of its evaluation of internal controls and the Audit Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) auditing standard section 380, The Auditor’s Communication with Those Charged with Governance, which relates to the conduct of the audit, including the auditor’s judgment about the quality of the accounting principles applied in the Company’s 2014 audited financial statements. The Audit Committee also has reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

Robert E. Sadler, Jr.
Jane L. Corwin
William P. Montague
OTHER MATTERS
The Company’s management does not currently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

OTHER INFORMATION

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO GIBRALTAR INDUSTRIES, INC., 3556 LAKE SHORE ROAD, PO BOX 2028, BUFFALO, NEW YORK 14219-0228, ATTENTION: TIMOTHY F. MURPHY. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 23, 2015, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

STOCKHOLDERS’ PROPOSALS
Proposals of stockholders intended to be presented at the 2016 Annual Meeting must be received by the Company’s Secretary by December 22, 2015 to be considered for inclusion in the Company’s Definitive Proxy Statement and form of proxy relating to that meeting. Proposals should be sent to the attention of the Secretary at the Company’s headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228.

The accompanying Notice and this Definitive Proxy Statement are sent by Order of the Board of Directors.

Timothy F. Murphy
Secretary

Dated: April 6, 2015

STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

APPENDIX A

GIBRALTAR INDUSTRIES, INC.

2015 EQUITY INCENTIVE PLAN
_______________________________

Effective as of May 19, 2005, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) adopted an equity based incentive compensation plan known as the “Gibraltar Industries, Inc. 2005 Equity Incentive Plan (such plan, as subsequently amended, being hereinafter the “Prior Plan”). The Company’s adoption of the Prior Plan included the adoption of the terms of a separate plan, known as the Gibraltar Industries, Inc. Management Stock Purchase Plan (the “2005 MSPP”) which was an integral component of the Prior Plan and provided the Company’s management employees and non-employee Directors the opportunity to acquire Restricted Units (to be settled in cash) pursuant to a deferral, in the case of employees, of their base salary and incentive compensation and, in the case of non-employee Directors, of their Director fees.
Effective as of March 20, 2015, the Company authorized an amendment to the MSPP to provide for a termination, to be effective as of December 31, 2015, of the continuing rights of management employees and non-employee Directors to acquire Restricted Units pursuant to the 2005 MSPP and further authorized a termination, effective as of March 20, 2015, of the Company’s authorization to issue any equity based incentive compensation awards under the Prior Plan other than Restricted Units as contemplated by the 2005 MSPP. In connection with the foregoing, management employees will continue to be able to defer their base salary and bonuses and non-employee Directors will continue to be able to defer their Director fees and, in each case, acquire Restricted Units as provided for by deferral elections made by such management employees and non-employee Directors pursuant to the 2005 MSPP through December 31, 2015. In addition, notwithstanding the termination of the Company’s authorization to issue equity based incentive compensation awards under the Prior Plan, the Company’s obligations with respect to all equity based incentive compensation awards issued or awarded by the Company under the terms of the Prior Plan prior to the termination of the Company’s authorization to issue equity based incentive compensation awards under the terms of the Prior Plan as described above were expressly provided to be continuing obligations of the Company.
In connection with the termination of the Company’s authority to issue equity based incentive compensation awards under the provisions of the Prior Plan as described above, the Company desires to adopt a new equity based incentive compensation plan which will enable it to make equity based compensation awards to its employees, Directors, consultants and other independent advisors providing services to the Company or any affiliate. The Compensation Committee of the Company’s Board of Directors believes that it is necessary for the Company to have an equity based compensation plan in order to be able to attract, retain and motivate highly qualified individuals to become employees of the Company or to serve as members of the Company’s Board of Directors. The Compensation Committee has determined that the Company should have a substantial amount of flexibility with respect to the type of the equity based compensation awards that are permitted to be awarded under the terms of the new equity based incentive compensation plan as well as substantial flexibility with respect to the specific terms of any such equity based incentive compensation awards.
In connection with the foregoing, subject to the approval of the stockholders of the Company, the Company hereby adopts this document as the Gibraltar Industries, Inc. 2015 Equity Incentive Plan effective as of May 7, 2015.
ARTICLE 1.
DEFINITIONS
The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:
1.01     Affiliate means any corporation under common control with the Company within the meaning of Section 414(b) of the Internal Revenue Code and any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code.

1.02     Appreciation Period means the period of time between the Date of Grant of a Right and the date that the Right is exercised.

1.03     Award means any Option, Share, Right or Unit granted to any Person under the Plan.

1.04     Base Price means the dollar amount used to determine the amount of the increase, if any, in the value of the Share used to determine the value of a Right, which amount shall not be less than the Fair Market Value of the Share, determined as of the Date of Grant of the Right.

1.05     Beneficiary means any person, firm, corporation, trust or other entity designated by a Participant in accordance with Section 11.07 to receive any payment that is required to be made under the Plan upon or after the Participant’s death.

1.06    Board of Directors means the Board of Directors of the Company.

1.07    CEO means the Chief Executive Officer of the Company.

1.08    Change in Control means the occurrence of any of the following:

(a)During any twelve-consecutive month period, any “person” or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company, an Affiliate of the Company or an employee benefit plan sponsored by the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty five percent (35%) or more of the then outstanding voting stock of the Company through a transaction which has not (or a series of transactions which have not) been arranged by or consummated with the prior approval of the Board of Directors; or

(b)a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election;

(c)the Company enters into a Merger Sale Agreement; provided however, that the entry into a Merger Sale Agreement shall only be deemed a “Change in Control” if the Eligible Person’s employment with or service to the Company and all of its Affiliates is terminated (without cause in the case of an Eligible Person that is an Employee) during the period beginning on the date the Merger Sale Agreement is executed and ending on the earlier of: (i) the date the transaction contemplated by the Merger Sale Agreement is consummated; and (ii) the date the Merger Sale Agreement is terminated; or
(d)the consummation of a Merger Sale.

1.09    Code and Internal Revenue Code mean the Internal Revenue Code of 1986, as amended.

1.10    Committee means: (a) the Compensation Committee, with respect to any Award that has been or may be granted to: (i) any member of the Board of Directors; (ii) any Executive Officer; or (iii) any Eligible Person who is not an Employee; and (b) the Compensation Administration Committee with respect to Awards made or granted to Employees who are not Executive Officers.

1.11    Common Stock means the common stock (par value $0.01 per share) of the Company.

1.12    Company means Gibraltar Industries, Inc., a Delaware corporation.

1.13    Compensation Administration Committee means a committee comprised of the Company's President and two (2) senior level management employees of the Company, selected by the President and employed in a position which is at the director level or any more senior position; provided that, the President may, in his discretion and at any time, remove and/or replace with different senior level management employees, either or both of the senior level management employees who serve with the President as members of the Compensation Administration Committee.

1.14    Compensation Committee means the Compensation Committee of the Board of Directors.

1.15    Covered Executive means, with respect to any Award granted hereunder, any individual who at the Date of Grant of such Award is a “Covered Employee” of the Company for such year for purposes of Section 162(m) of the Code.

1.16    Covered Individual means any current or former member of the Committee, any current or former officer or director of the Company or any individual designated by the Committee to assist it in the administration of this Plan as provided for by the second paragraph of Section 11.02.

1.17    Date of Grant means, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.

1.18    Disability means, with respect to any Employee, such employee’s “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor provision.

1.19    Dividend Equivalent Units means additional Restricted Units, additional Performance Units or additional Rights credited to a Participant pursuant to Section 5.04, Section 6.04 or Section 7.02.

1.20    Dividend Payment Date means each date on which the Company pays a dividend on its Common Stock.

1.21    Eligible Person means: (a) each Employee of the Company or any Affiliate; (b) each member of the Board of Directors who is not an Employee of the Company or any Affiliate; and (c) any natural person that is a consultant or other independent advisor providing services to the Company or any Affiliate.

1.22    Employee means each natural person that is engaged in the performance of services for the Company or any Affiliate for wages as defined in Section 3101(a) of the Code.

1.23    Executive Officer means: (a) the CEO; (b) the Company’s President; (c) the Company’s principal financial officer; (d) the Company’s principal accounting officer; (e) any Vice President of the Company who is in charge of a principal business unit, division or function; (f) any other officer of the Company who performs a policy making function for the Company; (g) any officer of any Affiliate who performs policy making functions for the Company; and (h) any other person who performs policy making functions for the Company.

1.24    Fair Market Value means, for purposes of determining the value of any Share, Unit or Right, except as otherwise expressly provided by the terms of the instrument containing the terms of an Award, the closing price of a share of Common Stock as reported by the NASDAQ Stock Market on the date as of which the determination of Fair Market Value is to be made or, if no sale of Common Stock shall have been made on the NASDAQ Stock Market on that day, on the next preceding day on which there was a sale of Common Stock.

1.25    Incentive Stock Option means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

1.26    Merger Sale means the consolidation, merger, or other reorganization of the Company, other than: (a) any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization; and (b) any such consolidation, merger or other reorganization which is effected pursuant to the terms of a Merger Sale Agreement which provides that the consolidation, merger or other reorganization contemplated by the Merger Sale Agreement will not constitute a Change in Control for purposes of this Plan.

1.27    Merger Sale Agreement means an agreement between the Company and any one or more other persons, firms, corporations or other entities (which are not Affiliates of the Company) providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement.

1.28    Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

1.29    Option means an option to purchase Shares granted pursuant to Article 4 of the Plan.

1.30    Option Cash Out Payment means an amount, payable to a Participant that is the holder of Options, equal to the amount by which: (a)(i) the greatest of: (A) the Fair Market Value of one Share, determined as of the date a Merger Sale Agreement is executed by the Company; (B) the Fair Market Value of one Share, determined as of the day immediately preceding the date a Change in Control occurs; and (C) the amount, if any, of cash payable with respect to one Share in connection with the consummation of the Change in Control as provided for by the certificate filed with the Delaware Secretary of State to effect the Change in Control; multiplied by (ii) the total number of Shares which the Participant is entitled to acquire pursuant to all Options (whether or not such Options are then currently exercisable pursuant to the provisions of the instruments containing the terms of the Option Awards held by the Participant) held by the Participant on the date the Change in Control is effective; exceeds (b) the aggregate amount which the Participant would be required to pay to the Company in connection with the purchase by the Participant of all Shares which the Participant is entitled to purchase pursuant to the exercise of all unexpired and unexercised Options held by the Participant as of the date the Change in Control is effective (whether or not such Options are then currently exercisable pursuant to the provisions of the instruments containing the terms of the Option Awards held by the Participant).

1.31    Participant means any Eligible Person who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual’s interest in such Award.

1.32    Performance Goals means the performance goals established by the Committee in connection with Awards granted to Eligible Persons under Article 6, which performance goals are used to determine whether any payment will be made to Eligible Persons in connection with Awards granted under Article 6 and, if any such payments are to be made, the amount of the payments.

1.33    Performance Period means the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Article 6 hereof have been met.

1.34    Performance Shares means Shares that may be issued and delivered pursuant to an Award made to an Eligible Person under Article 6, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Article 6.

1.35    Performance Units means Units credited to an Eligible Person at the beginning of a Performance Period pursuant to an Award made to such individual under Article 6, and any Dividend Equivalent Units that are credited to the individual with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Article 6.
1.36    Plan means the Gibraltar Industries, Inc. 2015 Equity Incentive Plan, as set forth herein and as amended from time to time hereafter.

1.37    Pro Rata Portion means, with respect to any portion of any Award of Restricted Shares or Restricted Units made hereunder, with respect to any portion of any Award of Performance Shares or Performance Units made hereunder, or with respect to any portion of any Award of Rights made hereunder, the percentage determined by dividing: (a) the number of full and partial calendar months in the period beginning on the first day of: (i) the Restricted Period established for such portion of the Restricted Shares or Restricted Units so granted; (ii) the Performance Period established for such portion of the Performance Shares or Performance Units so awarded; or (iii) the Appreciation Period established for such portion of the Rights so awarded, and ending on the date the Eligible Person’s employment with or service to the Company and each of its Affiliates is terminated; by (b) the total number of full and partial calendar months in such Restricted Period, in such Performance Period, or in such Appreciation Period, whichever the case may be.

1.38    Restricted Period means the period of time during which Restricted Shares or Restricted Units are subject to Restrictions as set forth in Article 5.

1.39    Restricted Shares means Shares which are granted subject to Restrictions pursuant to Article 5.

1.40    Restricted Units means Units credited to an Eligible Person which are subject to Restrictions at the beginning of a Restricted Period pursuant to an Award made to such Eligible Person under Article 5, and any Dividend Equivalent Units that are credited to the Eligible Person with respect to such Units during such Restricted Period as provided in Article 5.

1.41    Restrictions means the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 5.02.

1.42    Retirement means the termination of a Participant’s employment with or service to the Company and all of its Affiliates, provided that such termination occurs after: (a) the Participant has either: (i) been continuously employed by or provided services (as a non-employee director, consultant or other independent advisor) to the Company or any of its Affiliates for a period of at least five (5) years and attained at least age sixty (60); or (ii) attained at least age sixty-five (65); and (b) the Participant has given at least thirty (30) days advance written notice to the Company or, if applicable, the Affiliate of the

Company by whom the Participant is employed or for whom the Participant is providing services, which notice states that the Participant will retire from his or her employment with or service to the Company and its Affiliates.

1.43    Right means an Award which enables the Eligible Person to whom the Award has been made to receive Shares having a Fair Market Value equal to an amount which is based on the amount by which the Fair Market Value of one Share at the end of the Appreciation Period exceeds the Base Price of one Share at the beginning of the Appreciation Period.

1.44    Right Cash Out Payment means an amount, payable to a Participant that is the holder of Rights, equal to the amount by which: (a)(i) the greatest of: (A) the Fair Market Value of one Share, determined as of the date a Merger Sale Agreement is executed by the Company; (B) the Fair Market Value of one Share, determined as of the day immediately preceding the date a Change in Control occurs; and (C) the amount, if any, of cash payable with respect to one Share in connection with the consummation of the Change in Control as provided for by the certificate filed with the Delaware Secretary of State to effect the Change in Control; multiplied by (ii) the total number of Shares represented by the Rights held by the Participant; exceeds (b) the aggregate Base Price of the Shares used to calculate the value of the Rights held by the Participant, determined, with respect to each Right, as of the date the Right was granted to the Participant and adjusted, if applicable, pursuant to Section 3.02.

1.45    Share means a share of Common Stock.

1.46    Termination of Service means: (a) with respect to any Employee, his or her ceasing to be employed by the Company and each of its Affiliates; (b) with respect to any non-employee director, his or her ceasing to serve as a member of the Board of Directors; and (c) with respect to any consultant or other independent advisor providing services to the Company or its Affiliates, that, in each case, is a natural person, the termination of all consulting or other service providing arrangements which such consultant or independent advisor has with the Company and each Affiliate of the Company.

1.47    Unit means a unit of measurement equi-valent to one Share, with none of the attendant rights of a shareholder of such Share, (including among the rights which the holder of a Unit does not have are the right to vote such Share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.
ARTICLE 2.
AWARDS

2.01    Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights. An Award in any of the foregoing forms may be granted to any Eligible Person or to any group of Eligible Persons, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other Eligible Persons or groups of Eligible Persons.

2.02    Grants of Awards; Award Instruments. The Committee shall have sole and exclusive authority for determining the identity of any individual who is to be a recipient of an Award and sole and exclusive authority for the establishment of the terms of the Award made to any individual, including, but not limited to, the form of the Award, the number of shares of Common Stock reflected by the Award and the terms and conditions for payment or distribution of any cash or Common Stock which is payable or issuable in connection with any such Awards. Each Award made to an Eligible Person under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 11.09 of the Plan.

2.03    Prohibited Award Terms. Notwithstanding the foregoing provisions of this Article 2, the Committee shall not grant and shall not have authority to grant any Award to any Eligible Person, whether as a new Award or as an Award granted in exchange for a Prior Award made hereunder if, under the terms of any such Award: (a) in the case of a new Award granted in exchange for the surrender and cancellation of a Prior Award: (i) the aggregate fair value of the new Award exceeds the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; or (ii) the grant of the new Award would constitute a “repricing” of any Option or Right or would otherwise be treated as a “material revision” of the Plan; (b) the Eligible Person to whom the Award is made would be entitled to receive a “gross up” of any income or other taxes which may be payable by such Eligible Person with respect to such Award; (c) the Award would provide that the Eligible Person’s rights to receive payment of the cash or Shares provided for by the Award will become non-forfeitable (vested) in less than one (1) year from the Date of Grant, except to the extent required by the terms of any employment or other agreement between the Company and any such Eligible Person in connection with a termination of such Eligible Person’s employment by the Company without “cause” or by the Eligible Person with a “good reason” (in each case as the terms “cause” and “good reason” are defined in any such employment agreement); (d) the Award would provide the Committee the discretion to accelerate the vesting or payment of the Award; (e) the Award would require or permit the Company to purchase from the Eligible Person to whom the Award is made, any Options or Rights with respect to which the Fair Market Value of the Company’s Common Stock is less than the exercise price established under the Option or the Base Price established with respect to the Right; or (f) the Eligible Person, upon the settlement of any Award in connection with which the Company has withheld Shares of Common Stock from the Eligible Person for the purpose of paying the applicable withholding taxes payable by the Eligible Person in connection with the settlement of such Award, is entitled to an Award which will provide the Eligible Person the right to acquire Shares of Common Stock equal in number to the Shares of Common Stock withheld by the Company to pay the applicable withholding taxes payable in connection with the settlement of the Prior Award.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.01    Shares Available for Awards. Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased by the Company on the open market at such time or times and in such manner as it may determine. The Company shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:
a.Subject to the provisions of Section 3.02 hereof, the aggregate number of Shares that may be distributed in respect of Awards made under the Plan shall be limited to 1.25 million (1,250,000) Shares, which number of Shares includes 274,374 Shares of Common Stock reserved for issuance under the Prior Plan in excess of the number of Shares of Common Stock which are currently issuable under the terms of any awards granted under the terms of the Prior Plan. The maximum number of Shares that are available for issuance pursuant to the Plan shall not be reduced by Awards of Restricted Units that are payable only in cash in an amount equal to the Fair Market Value of the Restricted Units which are the subject of such Awards and shall not be reduced by Awards of Performance Units that are payable only in cash in an amount equal to the Fair Market Value of the Performance Units which are the subject of such Awards. For the avoidance of doubt, the aggregate number of Shares available for issuance pursuant to the terms of this Plan shall not be increased without approval of the stockholders of the Company.

b.Subject to the provisions of Section 3.01(a) and Section 3.01(c), upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan shall be reduced by the number of Shares subject to the Award so granted.

c.There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; and (ii) any Shares included in any other form of Award granted to an Eligible Person hereunder, to the extent that the person’s right to receive such Shares is forfeited.

3.02    Certain Adjustments to Shares. In the event of any change in the number of outstanding Shares of Common Stock without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares of Common Stock at a price substantially below fair market value, or any similar change affecting the Shares of Common Stock: (a) the maximum aggregate number and kind of Shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan; (b) the number and kind of Shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change; (c) the number and kind of Shares represented by any Restricted Units, Performance Units, Rights or Dividend Equivalent Units that are outstanding at the time of such change; (d) the number of Shares represented by any Award of Rights; (e) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change; and (f) the Base Price established with respect to any Rights granted hereunder that are outstanding at the date of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Administration Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.

The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

3.03    Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any

Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

ARTICLE 4.
OPTIONS

4.01    Awards of Options. Subject to the terms and conditions of the Plan, Options may be granted under the Plan to Eligible Persons for the purchase of such number of Shares, at such times and, upon such terms and conditions, as the Committee in its discretion may determine.

4.02    Type of Options. The only type of Options which the Committee shall have authority to issue shall be Non-Qualified Options and accordingly, the Committee shall not grant and shall nave no authority to grant any Incentive Stock Options pursuant to Awards issued under this Plan.

4.03    Term of Options. The period of time during which an Option may be exercised shall be such period of time as is determined by the Committee and specified in the instrument setting forth the terms of the Option Award; provided that, in no event may the period of time during which an Option may be exercised exceed ten (10) years from the Date of Grant of the Option. Notwith-standing any other provision in this Plan to the contrary, no Option may be exercised after its expiration.

4.04    Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable, it may be exercised thereafter, in whole or in part, at any time or from time to time prior to its expiration, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of Section 4.05 below.

4.05    Termination of Service. Except as the instrument evidencing the grant of an Option may otherwise provide, the portion of any outstanding Option held by an Eligible Person on the date of his or her Termination of Service that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to the date of the Eligible Person’s Termination of Service, shall be forfeited on such date.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the grant of an Option may provide that the portion of the Option that is exercisable at the time of the Eligible Person’s Termination of Service will continue to be exercisable, and that the portion of such Option that is not exercisable at such time will become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Person’s Termination of Service occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument.

4.06    Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option; provided that, in no event shall the exercise price per Share be less than: (a) the Fair Market Value of a Share determined as of the Date of Grant of the Option; or (b) if greater, the par value of a Share.

An Option shall be exercised by delivery of a written notice of exercise, in a form satisfactory to the Committee, to the Company at its principal business office and addressed to the attention of the Company’s Secretary or such other person as the Company’s Secretary may have designated to receive such notice. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made under one or more of the methods of payment provided in Section 4.07 below.
4.07    Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (a) in cash, which may be paid by check or other instrument acceptable to the Company, or by wire transfer of funds, in each case in United States dollars; (b) if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by: (i) the delivery to the Company of other Shares owned by the Participant; provided that such shares have been owned by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings; or (ii) the surrender to the Company of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; and (c)  to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the Committee in its discretion may from time to time approve.

For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the delivery or surrender of Shares pursuant to clause (b) (i) or (ii) above, Shares so delivered or surrendered shall be valued at their Fair Market Value determined as of the business day next preceding the date on which the Option is exercised.

4.08    Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may determine.

4.09    Rights of a Shareholder. Upon the exercise by a Participant of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee and the issuance to the Participant of a certificate representing the Shares with respect to which the Option has been exercised, the Participant shall have all of the rights of a stockholder of the Company with respect to the Shares issued as a result of such exercise. Prior to the issuance to a Participant of a certificate representing Shares issuable to the Participant upon his or her exercise of an Option, the Participant shall not have any rights as a stockholder of the Company with respect to such Shares.
ARTICLE 5.
RESTRICTED SHARES AND RESTRICTED UNITS

5.01    Awards of Restricted Shares and Restricted Units. Subject to the limitations set forth in Article 3 and to the other terms and conditions of the Plan, Restricted Shares and Restricted Units may be granted to such Eligible Persons, at such times, and in such amounts, as the Committee may determine in its discretion. In addition to Awards of Restricted Shares or Restricted Units which may be made to any Eligible Person in recognition of services provided to the Company and its Affiliates or as an incentive for such Eligible Person to continue to contribute to the profitability and growth of the Company and its Affiliates, effective as of the date hereof, the Company has adopted a framework under which a specific type of Restricted Unit Awards will be made, which framework, as amended from time to time prior to the effective date hereof, is known as the Gibraltar Industries, Inc. Management Stock Purchase Plan (the “MSPP”). The MSPP is intended to be treated as an integral part of this Plan and provides for the granting of Awards of Restricted Units to Eligible Persons in consideration for and recognition of the agreement of such Eligible Persons to authorize the Company to credit Restricted Units to an account established for the benefit of such Eligible Persons under the MSSP in lieu of the payment to such Eligible Persons of a portion of the base salary and/or a portion of the annual incentive bonus (in the case of an Eligible Person that is an Employee) or all or part of the Director fees (in the case of an Eligible Person that is a member of the Company’s Board of Directors) which such Eligible Persons would otherwise be entitled to receive from the Company and its Affiliates.

5.02    Restrictions and Restricted Period. At the time of each grant of Restricted Shares or Restricted Units to any Participant, the Committee shall establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant’s right to receive payment with respect to such Restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.

5.03    Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder may be issued to the Participant as of the Date of Grant as uncertificated shares or as Shares represented by a stock certificate bearing a legend or legends making appropriate references to the Restrictions. Until the Restrictions which apply to Restricted Shares lapse in accordance with the provisions of Section 5.05 below or Section 9.01(c), the Restricted Shares granted to a Participant which are not certificated shall be held in the Participant’s name in a bookkeeping account maintained by the Company and Restricted Shares granted to a Participant and represented by a stock certificate shall continue to bear the legend or legends making reference to the Restrictions. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.

Except for the Restrictions which apply to Restricted Shares, and subject to the forfeiture provisions applicable under Section 5.06 below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a stockholder of the Company, including full voting rights with respect to such Shares and the right to receive currently with respect to the Participant’s Restricted Shares all dividends and other distributions payable generally on the Company’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted

Shares, and shall be credited to the same account which the Company maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.
Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Company’s Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Company maintains for those Restricted Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.
5.04    Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time an award of Restricted Units is made. Except as provided in the following paragraph or otherwise provided by the instrument evidencing an Award of Restricted Units, a Participant that is the holder of an Award of Restricted Units shall not have any rights as a shareholder with respect to such Restricted Units. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Company for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.

If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Restricted Units, as of the applicable Dividend Payment Date, a number of additional Restricted Units shall be credited to each account established for the Participant to reflect the number of Restricted Units held by the Participant as of such Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying: (a) the total number of Restricted Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per share dollar amount of the dividend paid on such Dividend Payment Date; and then, (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Dividend Equivalent Units awarded pursuant to this paragraph to a Participant that holds an Award of Restricted Units shall have the same Restricted Period as the Restricted Units with respect to which such Dividend Equivalent Units have been awarded.
5.05    Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of Section 5.06 below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:

a.In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject. However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon as practicable following the lapse of the applicable Restrictions.

b.In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made: (i) in all cases other than Restricted Units issued in connection with the MSPP, by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the number of whole Restricted Units and related Dividend Equivalent Units with respect to which the applicable Restrictions have lapsed, and (ii) by payment in cash for any fractional Restricted Unit payable as a result of the lapse of such Restrictions, in an amount equal to the Fair Market Value of such fractional Restricted Unit determined as of the date as of which such Restrictions lapsed. In the case of Restricted Units issued pursuant to the terms of the MSPP, payment shall be made, in cash, in an amount and at the time provided for in the MSPP. Issuance of certificates for Shares shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing a grant of Restricted Units, payment with respect to any part or all of a Participant’s Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.

5.06    Termination of Service. Except as the instrument evidencing the grant of Restricted Shares or Restricted Units may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the expiration of the

Restricted Period which is in effect for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Service, the Eligible Person’s right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and cancelled as of the date of such Termination of Service, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the Award of such Restricted Shares or Restricted Units may provide that if the Eligible Person’s Termination of Service occurs prior to the end of the Restricted Period established for such Restricted Shares or Restricted Units as a result of the Eligible Person’s death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “good reason” (in each case, as “cause” and “good reason” may be defined in the instrument evidencing the grant of Restricted Shares or Restricted Units), payment will be made with respect to all or a Pro Rata Portion of such Restricted Shares or Restricted Units and any related Dividend Equivalent Units. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be cancelled and forfeited. Any payment required to be made with respect to an Eligible Person’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such Eligible Person’s Termination of Service, and shall be made in the manner specified in Section 5.05.
Notwithstanding the provisions of Section 5.03 or of the above, if an Eligible Person's Termination of Service occurs, for any reason, prior to the expiration of the Restricted Period which is in effect for an Award of Restricted Shares, the Eligible Person shall, to the extent that the Eligible Person has forfeited any Restricted Shares in connection with such Termination of Service, be deemed to forfeit his right to all cash dividends received with respect to the portion of the Restricted Shares previously awarded to such Eligible Person which have been forfeited. In connection with the forfeiture by an Eligible Person of the cash dividends received by the Eligible Person with respect to the Restricted Shares previously awarded to the Eligible Person which have been forfeited, the Eligible Person shall be obligated to pay to the Company, no later than thirty (30) days following such Eligible Person's Termination of Service, the amount of the dividends received by such Eligible Person which is deemed to be forfeited pursuant to the provision of the preceding sentence. In connection with the foregoing, if, pursuant to the provisions of the preceding paragraph, the Committee has provided in the instrument evidencing the Award of Restricted Shares that the Eligible Person’s right to receive payment for all or a Pro Rata portion of the Restricted Shares will not be forfeited if the Eligible Person's Termination of Service occurs prior to the end of the Restricted Period established for such Restricted Shares as a result of the Eligible Person's death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “good reason”, the Eligible Person will not forfeit his right to all cash dividends received with respect to the portion of Restricted Shares which have not been forfeited and such Eligible Person shall be entitled to retain all or a portion of such cash dividends.
5.07    Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Company with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.

ARTICLE 6.
PERFORMANCE SHARES AND PERFORMANCE UNITS

6.01    Awards of Performance Shares and Performance Units. Subject to the limitations set forth in Article 3 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Persons, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.

6.02    Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall establish in writing, and the instrument evidencing the grant of such Award shall specify: (a) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (b) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (c) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award: (i) have been fully achieved; (ii) have been exceeded; or (iii) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award; and (d) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine. In connection with any such Award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under Section 162(m) of the Code.

6.03    Rights While Performance Shares Remain Subject to Achievement of Performance Goals. Performance Shares granted to a Participant hereunder may be issued to the Participant as of the Date of Grant as uncertificated shares or as Shares represented by a stock certificate bearing a legend or legends making appropriate reference to the restrictions on transferability of such Performance Shares as hereinafter set forth. Until the Performance Period which applies to the Performance Shares expires, the Performance Shares granted to a Participant which are not certificated shall be held in the Participant’s name in a bookkeeping account maintained by the Company and Performance Shares granted to a Participant and represented by a stock certificate shall continue to bear the legend or legends making reference to the restrictions on transferability of such Performance Shares as hereinafter set forth.

Until the Performance Period which applies to an award of Performance Shares has expired, the Performance Shares shall not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. A separate account shall be maintained for all Performance Shares granted to a Participant with a Performance Period ending on the same date.

Except for the restrictions on transferability which apply to Performance Shares, and subject to the forfeiture provisions applicable under Section 6.10 below, a Participant shall have, with respect to all Performance Shares so held for his account, all of the rights of a stockholder of the Company, including full voting rights with respect to such Shares and the right to receive currently with respect to the Participant’s Performance Shares, all dividends and other distributions payable generally on the Company’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Performance Shares shall be subject to the same Performance Goals and provisions relating to forfeiture as apply to the Performance Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Performance Shares, and shall be credited to the same account which the Company maintains for those Performance Shares of the Participant with respect to which such stock dividends or distributions were paid.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Performance Shares to a Participant so provides, all cash dividends and distributions payable generally on the Company’s Shares that are otherwise payable with respect to the Performance Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Performance Goals and provisions relating to forfeiture as apply to the Performance Shares, and shall be credited to the same account which the Company maintains for those Performance Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Performance Shares on which such dividends are paid.

6.04    Rights While Performance Units Remain Subject to Achievement of Performance Goals. No Shares shall be issued at the time an Award of Performance Units is made. Except as provided in the following paragraph or otherwise provided in the instrument evidencing an Award of Performance Units, a Participant that is the holder of an Award of Performance Units shall not have any rights of a shareholder with respect to such Performance Units. Performance Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Company for the Participant. A separate account shall be maintained for all Performance Units granted to a Participant with a Performance Period ending on the same date and for all Dividend Equivalent Units that are to be credited to such account in accordance with the following paragraph.

If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Performance Units, as of the applicable Dividend Payment Date, a number of additional Performance Units shall be credited to each account established for the Participant to reflect the number of Performance Units held by the Participant as of such Dividend Payment Date. The number of such additional Performance Units to be credited shall be determined by first multiplying: (a) the total number of Performance Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per Share dollar amount of the dividend paid on such Dividend Payment Date; and then, (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Dividend Equivalent Units awarded pursuant to this paragraph to a Participant that holds an Award of Performance Units shall have the same Performance Goals and Performance Period as the Performance Units with respect to which such Dividend Equivalent Units have been awarded.

6.05    Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Person who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion: (a) the attainment of specified levels of, or increases in, the Company’s after-tax or pretax return on stockholder’s equity; (b) the attainment of specified levels in the fair market value of the Company’s Shares; (c) the attainment of specified levels of growth in the value of an investment in the Company’s Shares, assuming that all dividends paid on the Company’s Common Stock are reinvested in additional Shares; (d) the attainment of specified levels of, or increases in, the Company’s pre-tax or after-tax earnings, profits, net income, or earnings per share; (e) the attainment of specified levels of, or increases in, the Company’s earnings before income tax, depreciation and amortization (EBITDA); (f) attainment of specified levels of, or increases in, the Company’s net sales, gross revenues or cash flow from operations; (g) the attainment of specified levels of, or increases in, the Company’s working capital, or in its return on capital employed or invested; (h) the attainment of specified levels of, or decreases in, the Company’s operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Company’s debt or other outstanding financial obligations; and (i) such other business performance criteria as may, from time to time, be established by the Committee in the instrument which contains the Award of Performance Shares or Performance Units.
Any of the business criteria described in the preceding paragraph which the Committee establishes as a Performance Goal may be measured either by the performance of the Company and its Affiliates on a consolidated basis, or by the performance of any one or more of the Company’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this Section 6.05, that require the attainment of a specified level of performance of the Company, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Performance Goals to be met.
The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Company or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for: (a) the effect of foreign currency exchange rates; (b) any acquisitions, divestitures, discontinuances of business operations, restructurings, impairments, refinancings or other special charges; (c) the cumulative effect of any accounting changes; and (d) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (a) through (d) of this paragraph are separately disclosed in the Company’s Annual Report for each fiscal year within the applicable Performance Period.
6.06    Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Persons who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.

6.07    Measurement of Performance. At the end of the Performance Period established in connection with any Award of Performance Shares or Performance Units, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been met, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to Section 6.09 below, subject to the adjustments provided for in Section 6.08 and the forfeiture provisions of Section 6.10. In the case of any Award granted to a Covered Executive, the issuance of Performance Shares to the Covered Executive shall be subject to Section 162(m) of the Code.

6.08    Adjustment of Award Amounts. The number of Shares issuable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 6.07 shall be subject to adjustment in accordance with the following provisions:

a.To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares otherwise issuable with respect to an Award to an Eligible Person who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee’s evaluation of the Eligible Person’s individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Person’s Award.

b.Notwithstanding the provisions of Section 6.08(a) above, the Committee shall not have any authority to increase the number of Shares otherwise issuable with respect to any Award of Performance Shares or Performance Units to a Covered Executive. However, if the instrument evidencing an Award to a Covered Executive so provides, the

Committee may, in its discretion, reduce the number of Shares otherwise issuable with respect to such Award: (i) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (a), (b), (c), or (d) of the last paragraph of Section 6.05 in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (iii) to reflect the Committee’s evaluation of the Covered Executive’s individual performance; or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s Award.

6.09    Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 6.07 above to have been earned, as adjusted to the extent determined by the Committee under Section 6.08, shall be made in accordance with the following provisions:

a.In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares free of the legends making reference to restrictions on transferability of the Performance Shares provided for by this Plan. However, if the Performance Shares with respect to which payment is to be made include a fractional Share, payment of such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the end of the Performance Period. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.

b.In the case of Performance Units, (including related Dividend Equivalent Units), payment shall be made: (i) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units; and (ii) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the day immediately preceding the date as of which payment is to be made. Notwithstanding the foregoing, payment for such Performance Units (including related Dividend Equivalent Units) may be made wholly or partly in cash, in an amount equal to the Fair Market Value of all of the Units and any fractional Unit as to which a cash payment is to be made, if the instrument evidencing the grant of such Performance Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing the grant of Performance Units, payment with respect to any part or all of a Participant’s Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.

6.10    Termination of Service. Except as the instrument evidencing the grant of Performance Shares or Performance Units may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units, such Award shall be cancelled, all Performance Shares or Performance Units included in such Award, and all Dividend Equivalent Units that were credited with respect to such Performance Shares or Performance Units, shall be forfeited, and no payment of any kind shall be made with respect to such Award.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing any such Award may provide that if the Eligible Person’s Termination of Service occurs prior to the end of the Performance Period established for such Award as a result of the Eligible Person’s death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “good reason” (in each case, as “cause” and “good reason” may be defined in the instrument evidencing the grant of Performance Shares or Performance Units), payment will be made at the end of the Performance Period, in accordance with the provisions of Section 6.09, with respect to all or a Pro Rata Portion of the number of Shares and/or the amount of cash that otherwise would have been payable to the Eligible Person, as determined in accordance with the provisions of Sections 6.07 and 6.08, if the Eligible Person’s Termination of Service had not occurred prior to the end of such Performance Period. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Performance Shares or Performance Units (and related Dividend Equivalent Units) included in such Award shall be cancelled and forfeited.

Notwithstanding the provisions of Section 6.03 above and notwithstanding the absence of the provisions of this paragraph from provisions of any instrument containing the provisions of an Award issued prior to the effective date of this Amendment and Restatement, if an Eligible Person's Termination of Service occurs, for any reason, prior to the expiration of the Performance Period which is in effect for an Award of Performance Shares, the Eligible Person shall, upon such Termination of Service, be deemed to forfeit his right to all cash dividends received with respect to the portion of the Performance Shares previously awarded to such Eligible Person which have been forfeited. In connection with the forfeiture by an Eligible Person of the cash dividends received by the Eligible Person with respect to the Performance Shares previously awarded to the Eligible Person which have been forfeited, the Eligible Person shall be obligated to pay to the Company, no later than thirty (30) days following such Eligible Person's Termination of Service, the amount of the dividends received by such Eligible Person which is deemed to be forfeited pursuant to the provision of the preceding sentence. In connection with the foregoing, if, pursuant to the provisions of the preceding paragraph, the Committee has provided in the instrument evidencing the Award of Performance Shares that the Eligible Person shall have the right to receive payment for Performance Shares awarded to the Eligible Person if the Eligible Person's Termination of Service occurs prior to the end of the Performance Period established for such Performance Shares as a result of the Eligible Person's death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “cause” or as a result of a termination of the Eligible Person’s employment by the Eligible Person for a “good reason”, the Eligible Person will not forfeit his right to all cash dividends received with respect to the portion of Performance Shares which have not been forfeited and that such Eligible Person shall be entitled to retain all or a portion of such cash dividends.

6.11    Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Performance Shares granted hereunder while such Shares are still subject to achievement of Performance Goals shall furnish the Company with a copy of the election so filed by the Participant within ten (10) days of the filing of such election with the Internal Revenue Service.
ARTICLE 7.
RIGHTS

7.01    Awards of Rights. a. Subject to the limitations set forth in Article 3 above and to the other terms and conditions of the Plan, Rights may be granted under the Plan to any Eligible Person at such times and upon such terms and conditions as the Committee, in its discretion may determine. Rights shall be granted in accordance with the provisions of this Article 7.
b.The terms of the instrument which contains the terms of an Award of Rights shall specify the number of Shares which shall be used as the basis for determining the value of the Rights at the end of the Appreciation Period and the Base Price in effect for those Shares.

c.Rights shall be exercisable at such time and upon such terms as may be established by the Committee in the instrument setting forth the terms of the Award; provided that, in no event shall the period of time that an Award of Rights is exercisable extend beyond the ten (10) year period beginning on the Date of Grant.

d.Rights shall be subject to the same transferability restrictions applicable to all Awards and may not be transferred during the holder’s lifetime, except to one or more family members as provided in Section 8.02.

e.The holder of a Right shall not have any stockholder rights with respect to the Shares used to determine the value of the Right.

7.02    Dividend Equivalent Units. If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Rights, as of the applicable Dividend Payment Date, a number of additional Rights shall be credited to any account established for the Participant to reflect the number of Rights held by the Participant as of such Dividend Payment Date. The number of such additional Rights to be credited shall be determined by first multiplying: (a) the total number of Rights standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per share dollar amount of the dividend paid on such Dividend Payment Date; and then (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Additional Rights awarded pursuant to this Section to a Participant that holds an Award of Rights shall be exercisable at the same time and upon the same terms as the Rights with respect to which such additional Rights are to be issued; provided that, the Base Price of such rights shall be equal to the Fair Market Value of a Share, determined as of the applicable Dividend Payment Date.

7.03    Termination of Service. Except as the instrument evidencing the grant of an Award of Rights may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the expiration of the Appreciation Period which is in effect for any Right (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Service, the Eligible Person’s right to exercise such Right shall be forfeited and cancelled as of the date of such Termination of Service, and no payment of any kind shall be made with respect to such Right and related Dividend Equivalent Units.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the Award of such Right may provide that if the Eligible Person’s Termination of Service occurs prior to the end of the Appreciation Period established for such Right as a result of the Eligible Person’s death, Disability or Retirement, as a result of a termination of the Eligible Person’s employment by the Company without “cause” or as a result of a termination of the

Eligible Person’s employment by the Eligible Person for a “good reason” (in each case, as “cause” and “good reason” may be defined in the instrument evidencing the grant of Rights), payment will be made with respect to all or a Pro Rata Portion of such Right and any related Dividend Equivalent Units. In such case, only the Eligible Person’s right to receive payment with respect to any portion of the Right (and related Dividend Equivalent Units) which has been forfeited shall be cancelled and forfeited. Any payment required to be made with respect to an Eligible Person’s Right (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such person’s Termination of Service, and shall be made in the manner specified in Section 7.04.

7.04    Payment of Awards. In the case of Rights, (including related Dividend Equivalent Units), payment shall be made: (a) by the issuance and delivery to the Participant of a stock certificate for a number of Shares having a Fair Market Value on the date the Rights are exercised equal to: (i) the aggregate Fair Market Value of the Shares used as the basis for determining the value of the Rights being exercised, determined as of the date the Rights are exercised; minus (ii) the aggregate Base Price in effect for the Rights being exercised; and (b) by payment in cash for any fractional Shares which would be issued using the formula contained in (a) above. Issuance of certificates for Shares shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing the grant of Rights, issuance of certificates for Shares with respect to any part or all of a Participant’s Rights (including any related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.

ARTICLE 8.
TRANSFERABILITY OF AWARDS

8.01    Restrictions on Transfers. Except as otherwise provided by Section 8.02 below: (a) any Option granted to an Eligible Person under the Plan shall be nontransferable and may be exercised during the Eligible Person’s lifetime only by the Eligible Person; (b) any Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights granted to an Eligible Person under the Plan shall not be transferrable by the Eligible Person during his or her lifetime; and (c) a Participant’s right to receive payment of Shares or cash with respect to any Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

8.02    Permitted Transfers. Notwithstanding the provisions of Section 8.01 above, if the instrument evidencing the grant of any Award so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any “family member” of the recipient, as that term is defined in the General Instructions to Form S‑8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.

ARTICLE 9.
EFFECTS OF CHANGE IN CONTROL

9.01    Change in Control. Notwithstanding any other provision in the Plan to the contrary, except as otherwise provided in the Merger Sale Agreement entered into by the Company in connection with a Change in Control, upon the occurrence of a Change in Control, the following provisions shall apply:

a.Each Option outstanding on the day immediately preceding the date on which the Change in Control occurs shall be converted to a right to receive an Option Cash Out Payment. Payment of the Option Cash Out Payment shall be made to the holder of the Option in one lump sum payment, less applicable withholding taxes, on the date on which the Change in Control occurs.

b.Each Right outstanding on the day immediately preceding the date on which the Change in Control occurs shall be converted to a right to receive a Right Cash Out Payment. Payment of the Right Cash Out Payment shall be made to the holder of the Right in one lump sum payment, less applicable withholding taxes, on the date on which the Change in Control occurs.

c.The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Participant’s rights to receive delivery or payment with respect to all such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding

Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made on the date the Change in Control occurs. Unless the Committee determines that payment with respect to Restricted Shares and Restricted Units is to be made in the form of a cash payment instead of the issuance and delivery of Shares, the Company shall take whatever steps are necessary to cause all such Restricted Shares and Shares attributable to Restricted Units to be issued to the applicable Participants, and to be treated as outstanding, as of the date the Change in Control occurs.

d.The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been satisfied in full as of such date at the targeted level of performance established for such Performance Shares or such Performance Units; the number of Performance Shares or the percentage of the Performance Units as to which payment is to be made in the event the Performance Goal or Goals applicable to the Award of such Shares or Units are met at the targeted level of performance, as specified in the instrument evidencing the grant of such Award, shall be deemed to be earned in full as of such date; and the Participant shall acquire on such date a nonforfeitable right to receive payment with respect to such number of Performance Shares (including any cash payment for dividends payable thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such percentage of the Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 6.09(a) or (b). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made on the date the Change in Control occurs. Unless the Committee determines that payment with respect to such Performance Shares and Performance Units is to be made in the form of a cash payment instead of by the issuance and delivery of Shares, the Company shall take whatever steps are necessary to cause all such Performance Shares and Shares attributable to Performance Units to be issued to the applicable Participants, and to be treated as outstanding, as of the date the Change in Control occurs.

9.02    Substitution of New Awards. Notwithstanding the provisions of Section 9.01, if provided for by a Merger Sale Agreement entered into in connection with a Change in Control, the rights of Participants under any Awards outstanding on the day immediately preceding the Change in Control shall be honored or assumed or new rights issued therefor by the entity which survives the Change in Control (each such honored, assumed or substituted Award being hereinafter an “Alternative Award”); provided that, any such Alternative Award satisfies the following criteria:

a.the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

b.the Alternative Award must provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise schedule; and

c.the Alternative Award must have economic value substantially equivalent to the value of such Award (determined at the time of the Change in Control).

ARTICLE 10.
COMPLIANCE WITH CODE SECTION 409A

10.01    In General. This Article 10 is intended to comply with final regulations promulgated under Code Section 409A. If and to the extent that an amount which is payable with respect to any Award made pursuant to the terms of this Plan is determined to be deferred compensation within the meaning of Code Section 409A, notwithstanding any contrary provision of this Plan or any Award or in any instrument pursuant to which an Award is granted under the Plan (an “Award Instrument”), payment of such deferred compensation shall only be made in a manner which complies with the requirements of Code Section 409A and the regulations promulgated thereunder.

10.02    409A Excluded Stock Rights. All Non-Qualified Stock Options and Rights awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(A) and (B) (said Awards are hereinafter referred to as “409A Excluded Stock Rights”), except where an Award Instrument states explicitly that the Award is intended to provide for a deferral of compensation (such Award is hereinafter referred to as a “409A Non-Excluded Stock Right”). Accordingly, the Plan shall be construed, and may be amended, in such manner as will ensure that 409A Excluded Stock Rights remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing:

a. no 409A Excluded Stock Right shall be awarded with an exercise price that is less than the Fair Market Value of the Common Stock on the Date of Grant where Fair Market Value is determined in a manner permitted under Treas. Reg. §1.409A-1(b)(5)(iv);

b. no 409A Excluded Stock Right shall be modified, extended or exchanged for a new Award if such modification, extension or exchange would cause the 409A Excluded Stock Right to become (or be replaced by) a 409A Non-Excluded Stock Right or other Award that is subject to Code Section 409A;

c. a 409A Excluded Stock Right shall expire no later than its original expiration date and, if a Excluded Stock Right would expire after its original expiration date, because the Participant has died or otherwise become unable to exercise the Stock Right due to a mental or physical disability, the Stock Right shall be deemed exercised by the owner thereof on the day preceding its original expiration date if the then Fair Market Value of the Common Stock exceeds the exercise price;

d. any extension of a 409A Excluded Stock Right, whether pursuant to a provision of the Plan or an exercise of Committee discretion, shall not extend the term of the Award beyond the earlier of (i) the original expiration date stated in the Award Instrument, or (ii) the tenth anniversary of the Award;

e.no 409A Excluded Stock Right shall permit the deferral of compensation beyond the date of exercise;

f. no dividends shall be paid or credited on a 409A Excluded Stock Right that would have the effect of reducing the exercise price of the 409A Excluded Stock Right below Fair Market Value of the Common Stock on the Date of Grant in violation of Code Section 409A and the Treas. Reg. §1.409A-1(b)(5)(i)(E); and

g. any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Excluded Stock Right shall be transferred as soon as practicable and in all events within 30 days following the exercise date and the Participant shall have no right to determine the calendar year in which such transfer occurs.

10.03    409A Non-Excluded Stock Rights. If an Award Instrument states explicitly that the Non-Qualified Stock Option or the Right granted thereunder is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(C) (such Award is hereinafter referred to as “409A Non-Excluded Stock Right”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:

(e)the Award Instrument shall specify that the 409A Non-Excluded Stock Right will expire on the last day of the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable, and that any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right shall be transferred to the Participant on or before March 15 of the calendar year following the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable;

(f)the date on which the 409A Non-Excluded Stock Right becomes exercisable may not be accelerated except as may be permitted under Treas. Reg. §1.409A-3(j); and

(g)in the case of a 409A Non-Excluded Stock Right that becomes exercisable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no Common Stock, cash or other consideration shall be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right until the day following the 6-month anniversary of the Participant’s separation from service.

10.04    409A Excluded Current Property Transfers. Restricted Shares and Performance Shares (“Current Property Transfers”) awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(6) (said Awards are hereinafter referred to as “409A Excluded Current Property Transfers”), unless the Award Instrument states explicitly that the Award is intended to provide for a deferral of compensation (such an Award is hereinafter referred to as “409A Non-excluded Current Property Transfer”). Accordingly, the Plan shall be construed, and may be amended, to ensure that 409A Excluded Current Property Transfers remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing, no Award Instrument shall provide for or permit the deferral of compensation resulting from a 409A Excluded Current Property Transfer beyond the date on which the 409A Excluded Current Property Transfer would otherwise become includable in gross income in accordance with the rules of Code Section 83 (or would have become includable but for the exercise of an election under Code Section 83(b)).

10.05    409A Non-Excluded Current Property Transfers. If, under the terms of an Award Instrument, a Current Property Transfer would be deemed to be a deferral of compensation under Section 409A of the Code (such Award is hereinafter referred to as “409A Non-Excluded Current Property Transfer”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:

(h)the Award Instrument shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Award will be settled in cash or vested property;

(i)the Award Instrument shall specify the manner in which the Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(j)the date of settlement of the Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(k)in the case of a 409A Non-excluded Current Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Award until the day following the 6-month anniversary of the Participant’s separation from service.

10.06    409A Excluded Future Property Transfers. Any Awards permitted under the Plan other than those referred to in Sections 10.02, 10.03, 10.04 and 10.05 including, but not limited to, Restricted Units and Performance Units (“Future Property Transfers”), are intended not to provide for the deferral of compensation, in accordance with the short-term deferral rule set forth in Treas. Reg. §1.409A-1(b)(4) (said Awards are hereinafter referred to as “409A Excluded Future Property Transfers”) unless the terms of the Award Instrument, the Future Property Transfer would be deemed to result in a deferral of compensation under Section 409A of the Code (such an Award is hereinafter referred to as a “409A Non-excluded Future Property Transfer”). Accordingly, the Plan shall be construed, and may be amended, to ensure that 409A Excluded Future Property Transfers remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing, the Award Instrument shall provide (or shall be construed to provide) that a 409A Excluded Future Property Transfer must be settled in cash or vested property on or before March 15 of the calendar year following the calendar year in which the 409A Excluded Future Property Transfer ceased to be subject to a substantial risk of forfeiture within the meaning of Treas. Reg. §1.409A-1(b)(4).

10.07    409A Non-excluded Future Property Transfers. If, under the terms of an Award Instrument, a Future Property Transfer would be deemed to result in a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(4) (“409A Non-excluded Future Property Transfer”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:

(l)the Award Instrument shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Award will be settled in cash or vested property;

(m)the Award Instrument shall specify the manner in which the Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(n)the date of settlement of the Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(o)in the case of a 409A Non-excluded Future Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Award until the day following the 6-month anniversary of the Participant’s separation from service.

10.08    Authority To Amend Plan And/Or Award Instrument. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date of this Plan amendment), the Committee may adopt such amendments to the Plan and/or the applicable Award Instrument as the Committee determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

10.09    Protection of the Committee and Others. Notwithstanding the foregoing provisions of this Article 10, neither the Company, nor any officer, employee, director or agent of the Company or any affiliate of the Company, nor any member of the Committee, shall have any liability to any Participant on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so. To the extent permitted by law, the Company shall indemnify and defend any officer, employee, director or agent of the Company or of any affiliate of the Company, and any member of the Committee, from any claim based on an Award becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Award Instrument.

ARTICLE 11.
ADMINISTRATION

11.01    Administration of the Plan. a. Except as otherwise specifically provided in the Plan, the Plan shall be administered: (i) by the Compensation Committee with respect to all matters pertaining to Awards that may be made or granted or that have been made or granted: (A) to members of the Board of Directors; (B) to any Eligible Person who is not an Employee; and (C) except as provided in Section 11.01(a)(ii) below, to any Eligible Person who is an Employee; and (ii) by the Compensation Administration Committee with respect to those specific matters pertaining to Awards to Employees who are not Executive Officers that are within the scope of the authority granted to the Compensation Administration Committee under Section 11.04 below or delegated by the Compensation Committee to the Compensation Administration Committee pursuant to Section 11.05 below.

b.No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company, indemnify and hold each Covered Individual harmless from and against any loss, cost or expense (including reasonable attorney fees) or liability (including any amount paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan or any Award granted pursuant to the Plan. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation and By-laws of the Company.

11.02    The Committee’s Power and Authority. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish, from time to time, guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

The Committee may designate Employees of the Company and professional advisors to assist the Committee in its administration of the Plan and may grant authority to Employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.

11.03    Modification of Awards.
(a)To the extent not inconsistent with the terms of the Plan or any provision of applicable law (including, but limited to Code Section 409A), the Committee, in its discretion, may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder; provided that, in no event shall the Committee waive or modify the terms and conditions of any Award in a manner which would accelerate the time at which an Eligible Person’s rights under an Award become non-forfeitable or in a manner which would accelerate the time which is otherwise provided for under the terms of any Award, at which an Eligible Person would be entitled to receive any payment of cash or Shares as contemplated by the Award.

(b)Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 11.03 without the consent of the Participant if it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 11.03 with respect to any Option, Restricted Shares or Restricted Units, Performance Shares or Performance Units or Rights awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of Section 162(m) of the Code and the regulations issued thereunder.

11.04    Power and Authority of the Compensation Administration Committee. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Employees who are not Executive Officers, the Compensation Administration Committee shall have the authority: (a) to determine which of such Employees shall receive Awards in each form; (b) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (c) to determine the number of Shares that will be subject to any Option, or the number of Restricted Shares, Restricted Units, Performance Shares, Performance Units or Rights, to be included in any Award to any such Employee; (d) with respect to any Award of Performance Shares or Performance Units made to any such Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 6.02, Section 6.07 and Section 6.09(a); and (e) with respect to any Awards made to any such Employees pursuant to the Compensation Administration Committee’s exercise of the authority granted to it under this Section 11.04, to exercise all of the authority and powers granted to the Committee under Section 11.02 above and under the second paragraph of Section 11.05 below, but only to the extent that any such exercise by the Compensation Administration Committee is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under Section 11.02 above or any delegation made by the Compensation Committee under the second paragraph of Section 11.05 below.

Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Employees who are not Executive Officers with respect to which authority has been granted to the Compensation Administration Committee pursuant to this Section 11.04, the Compensation Administration Committee shall not have any of the authority or powers otherwise granted to the Compensation Committee under any other provisions of the Plan.

The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the Compensation Administration Committee under this Section 11.04.

11.05    Delegation. In addition to the authority and powers granted to the Compensation Administration Committee under Section 11.04 above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the Compensation Administration Committee authority with respect to such other matters pertaining to Awards to Employees who are not Executive Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the Compensation Administration Committee may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Company or any of its Affiliates.

11.06    Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Company or any of its Affiliates operates, the Committee may in its sole discretion: (a) modify the terms and conditions of Awards granted under the Plan to Eligible Persons located in such foreign country; (b) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country; or (c) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.

11.07    Designation and Change of Beneficiary. Each Participant shall file with the Committee, or with such Employee of the Company who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable with respect to any Award upon or after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 11.07, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount payable under the Plan with respect to the Participant after his or death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

11.08    Taxes. Notwithstanding any other provision of the Plan, the Company and each of its Affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to: (a) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (b) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Company or any of its Affiliated Companies. With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.

11.09    Amendment or Termination. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that: (a) no amendment, suspension or termination of the Plan shall, without the Participant’s written consent, adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant; and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable NASDAQ rules, shall be effective unless approved by the stockholders of the Company in the manner required by such rules and by applicable law.

11.10    Participant Rights Unsecured. A Participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive any cash payment provided for by the instrument containing the terms of any Award made pursuant to the Plan. The Plan and the instrument containing the terms of any Award providing for the payment of cash shall constitute a mere promise by the Company to make payments in the future of the benefits provided for therein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

11.11    Terms of Employment Not Affected. Neither the Plan nor any Award granted to a Participant hereunder or any other action taken in connection with the Plan shall be construed as giving any Participant any right to be retained in the employment of the Company or any of its Affiliates. In addition, the Plan, any Award granted to a Participant hereunder and any other action taken by the Committee pursuant to the Plan shall not be deemed or construed to interfere with the right of the Company or any of its Affiliates to terminate a Participant’s employment or service at any time subject, however, to the Participant’s rights under any employment contract in effect between the Participant and the Company or any of its Affiliates.

No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation or wages payable to the Participant for purposes of determining the amount of contributions or benefits the Participant may be entitled to receive under any employee benefit plan of the Company or any of its Affiliates, except as specifically provided in such plan or as otherwise determined by the Board of Directors.

11.12    Successors. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organi-zation succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11.13    Binding Effect. The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.

11.14    Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law principles.

11.15    Effective Date. This Plan was approved by the Board of Directors on March 20, 2015 and, subject to approval by the stockholders of the Company at the annual meeting of the Company’s stockholders to be held May 7, 2015 and, upon execution by an authorized officer of the Company, shall be effective as of May 7, 2015. In the event that the terms of this Plan are not approved by the stockholders of the Company, this Plan shall not become effective and any Awards issued hereunder prior to May 7, 2015 shall be automatically cancelled and of no force or effect.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Plan to be executed as of the _____ day of May, 2015.

GIBRALTAR INDUSTRIES, INC.

By:_________________________

GIBRALTAR INDUSTRIES, INC.
2015 MANAGEMENT STOCK PURCHASE PLAN

_____________________________

The Board of Directors of Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”) has, subject to the approval of the stockholders of the Company, authorized the establishment of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan (the “Omnibus Plan”) to be effective May 7. 2015, to enable the Company to grant awards of equity based compensation to its employees and to non-employee directors, consultants and independent advisors providing services to the Company or its affiliates.

In connection with the Company’s establishment of the Omnibus Plan, the Company desires to establish a uniform set of principals under the company’s non-employee directors and certain of the Company’s management employees will be permitted, effective as of January 1, 2016, to purchase Restricted Units which the Company is authorized to issue pursuant to the Omnibus Plan through the terms of a separate plan contained in this plan document and known as the Gibraltar Industries, Inc. 2015 Management Stock Purchase Plan (the “Plan”).

Pursuant to the terms of the Plan and the Omnibus Plan, the Plan is to be treated as an instrument evidencing the grant of an Award under the Omnibus Plan.

In connection with the foregoing, the Company hereby adopts the following as the Gibraltar Industries, Inc. 2015 Management Stock Purchase Plan effective as of May 7, 2015.

ARTICLE 1.
DEFINITIONS

The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:

1.01    Account means the account or accounts established and maintained by the Committee for each Participant to reflect the number of Restricted Units allocated to the Participant and to reflect the amount which is payable to such Participant under the terms of this Plan.

1.02    Affiliate means any corporation under common control with the Company within the meaning of Internal Revenue Code Section 414(b) and any trade or business (whether or not incorporated) under common control with the Company within the meaning of Internal Revenue Code Section 414(c).

1.03    Annual Base Salary Deferral means the amount, if any, of the Base Salary deferred by an Eligible Employee with respect to services performed for the Employer in a calendar year, which amount will be determined by the Base Salary Deferral Election Form delivered by the Eligible Employee to the Committee no later than December 31 of the calendar year ending immediately prior to the calendar year with respect to which the Eligible Employee performs the services resulting in an entitlement to payment of the Base Salary which the Eligible Employee has elected to defer his receipt of.

1.04    Annual Bonus Deferral means the amount, if any, of the Bonus deferred by an Eligible Employee with respect to services performed by the Eligible Employee for a calendar year, which amount will be determined by the Bonus Deferral Election Form delivered by the Eligible Employee to the Committee no later than June 30 of the calendar year with respect to which the Eligible Employee performs services for the Employer resulting in the entitlement to payment of a Bonus (which the Eligible Employee has elected to defer the receipt of) in the following calendar year.

1.05    Annual Director Fee Deferral means the amount, if any, of the Director Fees deferred by a non-Employee Director with respect to services performed in a calendar year, which amount will be determined by the Director Fee Deferral Form delivered by the Director to the Committee no later than December 31 of the calendar year ending immediately prior to the calendar year with respect to which the Director performs the services resulting in an entitlement to payment of the Director Fees which the Director has elected to defer his receipt of.

1.06    Annual Bonus Plan means the Gibraltar Industries, Inc. Annual Incentive Compensation Plan as adopted by the Board of Directors on November 30, 2004, as amended from time to time after such date.

1.07    Applicable Interest Rate means, for each Plan Year, an annual rate of interest equal to the sum of: (a) two percent (2%); and (b) the average of the annualized rates of interest payable on ten (10) year U.S. Treasury Notes, as reported by the Federal Reserve Board on a weekly average basis for the four weeks in which January 1, April 1, July 1 and October 1 of the Plan Year occur.

1.08    Base Salary means an amount equal to the total salary or wages paid or payable by an Employer to an Eligible Employee at the Eligible Employee’s regular rate for services actually rendered during a calendar year excluding commissions, overtime and bonuses for any such calendar year.

1.09    Base Salary Deferral Election Form means the form which an Eligible Employee is required to execute and deliver to the Committee in order to defer his receipt of any portion of his Base Salary. If an Eligible Employee desires to defer any portion of his Base Salary, the Eligible Employee must execute and deliver a Base Salary Deferral Election Form to the Committee no later than December 31 of the calendar year immediately preceding the calendar year in which the Base Salary of the Eligible Employee which is to be deferred would be payable to the Eligible Employee for services rendered. The Base Salary Deferral Election Form: (a) shall specify: (i) the portion, if any, of the Base Salary of an Eligible Employee which the Eligible Employee is electing to defer; and (ii) the form in which such deferred Base Salary is to be paid; and (b) shall contain such other information as may be determined by the Committee in its discretion.

1.10    Base Salary Deferral Unit means each Restricted Unit which is allocated to the Account of a Participant that is an Eligible Employee pursuant to the provisions of Section 4.04.

1.11    Beneficiary means any person, firm, corporation, trust or other entity designated, in writing, by a Participant to receive any payment or distribution required to be made under this Plan upon or after the Participant’s death, or if none, the Participant’s spouse, or, if neither, the Participant’s estate.

1.12    Board of Directors means the Board of Directors of the Company.

1.13    Bonus means the amount, if any, payable to an Eligible Employee under the terms of the Annual Bonus Plan for services rendered by the Eligible Employee to the Company or any Affiliate of the Company for a calendar year. The determination of the Committee of the amount of an Eligible Employee’s Bonus within the meaning of the foregoing shall be conclusive.

1.14    Bonus Deferral Election Form means the form which an Eligible Employee is required to execute and deliver to the Committee in order to defer his receipt of any portion of his Bonus. If an Eligible Employee desires to defer any portion of his Bonus, the Eligible Employee must execute and deliver a Bonus Deferral Election Form to the Committee no later than June 30 of the calendar year in which the Eligible Employee performs the services for the Employer resulting in the entitlement to payment of a Bonus (which the Eligible Employee has elected to defer the receipt of) in the following calendar year. The Bonus Deferral Election Form: (a) shall specify: (i) the portion, if any, of the Bonus of an Eligible Employee which the Eligible Employee is electing to defer; and (ii) the form in which such deferred Bonus is to be paid; and (b) shall contain such other information as may be determined by the Committee in its discretion.

1.15    Bonus Deferral Unit means each Restricted Unit which is allocated to the Account of a Participant that is an Eligible Employee pursuant to the provisions of Section 4.04.

1.16    Cause means that the Committee has determined (and provided the Eligible Employee a written statement of its determination) that the Eligible Employee has engaged in egregious acts or omissions which have resulted in material injury to the Company and its business.

1.17    Change in Control means the occurrence of any of the following:

(a)During any twelve-consecutive month period, any “person” or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company, an Affiliate of the Company or an employee benefit plan sponsored by the Company becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty five percent (35%) or more of the then outstanding voting stock of the Company through a transaction which has not (or a series of transactions which have not) been arranged by or consummated with the prior approval of the Board of Directors; or

(b)a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election; or

(c)the Company enters into a Merger Sale Agreement; provided however, that the entry into a Merger Sale Agreement shall only be deemed a “Change in Control” if the Eligible Employee’s employment with or service to the Company and all of its Affiliates is terminated by his Employer without Cause or by the Eligible Employee for a Good Reason, in each case, at any time during the period beginning on the date the Merger Sale Agreement is executed and ending on the date the transaction contemplated by the Merger Sale Agreement is consummated; or

(d)the consummation of a Merger Sale.

1.18    Common Stock means the common stock (par value $0.01 per share) of the Company.

1.19    Committee means: (a) with respect to any Eligible Employee that is an Executive Officer, the Compensation Committee of the Board of Directors; (b) with respect to any non-Employee member of the Board of Directors, the Compensation Committee of the Board of Directors; and (c) with respect to any Eligible Employee that is not an Executive Officer, the administrative committee appointed to administer this Plan pursuant to Section 9.01 hereof.

1.20    Compensation means an amount equal to the total salary or wages paid or payable by an Employer to an Eligible Employee at the Eligible Employee’s regular rate for services actually rendered including commissions, overtime and bonuses (whether or not any such salary, wages, commissions, overtime or bonus is actually paid to the Eligible Employee as a result of the Eligible Employee’s election to defer receipt of such compensation) but excluding the amount of any contributions allocated to the account of the Eligible Employee under the terms of the Gibraltar 401(k) Plan and the amount of any other contributions or benefits made to or for the benefit of the Eligible Employee under any qualified or non-qualified pension, profit sharing, insurance, hospitalization or other plan or policy maintained by the Company for the benefit of any such Eligible Employee. The decision of the Committee as to what constitutes Compensation within the meaning of the foregoing definitions shall be conclusive.

1.21    Deferred Compensation Election Form means, for Base Salary or Bonuses deferred by an Eligible Employee on or after January 1, 2016, as required by the context, a Base Salary Deferral Election Form or a Bonus Deferral Election Form.

1.22    Deferred Director Fee Election Form means the form which an Eligible Director is required to execute and deliver to the Committee in order to defer his receipt of all or any portion of his Director Fees, which form; (a) shall be delivered to the Committee: (i) in the first year that the Eligible Director becomes eligible to defer his receipt of any portion of his Director Fees, no later than thirty (30) days following the date that the Eligible Director becomes eligible to defer his receipt of his Director Fees; and (ii) with respect to any Director Fees which are to be deferred by an Eligible Director for a calendar year following the calendar year in which the non-Employee Director first becomes eligible to defer his Director Fees, no later than December 31 of the calendar year ending immediately prior to the calendar year in which any portion of the Eligible Director’s Fees is to be deferred; (b) shall specify: (i) the portion, if any, of the Eligible Director’s Director Fees which the Eligible Director is electing to defer; and (ii) the form in which such deferred Director Fees are to be paid; and (c) shall contain such other information as may be determined by the Committee in its discretion.

1.23    Director Fees means the total cash amount payable to a non-Employee Director in connection with the services he provides to the Company as a member of the Board of Directors, including, but not limited to, the non-Employee Director’s Retainer Fee, any fees payable in connection with the attendance by such non-Employee Director at any meetings of the Board of Directors or any committee of the Board of Directors and any fees payable in connection with duties performed by any such non-Employee Director as chairman of any committee of the Board of Directors. The term Director Fees shall not include any awards of restricted stock, stock options or other equity based compensation paid to non-Employee Directors.

1.24    Director Fee Deferral Units means each Restricted Unit which is allocated, pursuant to the provisions of Section 5.03, to the Account of a Participant that is an Eligible Director. The term Director Fee Deferral Unit shall include Retainer Fee Deferral Units credited to the Account of a Participant that is an Eligible Director.

1.25    Eligible Director means each non-Employee member of the Board of Directors.

1.26    Eligible Employee means each Employee who has been determined by the Committee to be eligible for participation in this Plan. Any determination by the Committee that an Employee is an Eligible Employee shall be conclusive and binding on all persons.

1.27    Employee means each individual engaged in rendering services to an Employer for wages as defined in Section 3121(a) of the Code.

1.28    Employer means the Company and each Affiliate of the Company.

1.29    Executive Officer means: (a) the Company’s Chief Executive Officer; (b) the Company’s President; (c) the Company’s principal financial officer; (d) the Company’s principal accounting officer; (e) any Vice President of the Company who is in charge of a principal business unit, division or function; (f) any other officer of the Company who performs a policy making function for the Company; (g) any officer of any Affiliate who performs policy making functions for the Company; and (h) any other person who performs policy making functions for the Company.

1.30    Fair Market Value means: (a) for purposes of determining the value of one Share of Common Stock in connection with the calculation of the number of Units to be credited to the Account of an Eligible Employee as of the end of any calendar quarter to reflect the Eligible Employee’s deferral of his receipt of any portion of his Base Salary, the average of the closing prices of a Share of Common Stock as reported by the NASDAQ Stock Market on each business day which occurs during the calendar quarter ending on the date as of which such Units are to be credited to the Eligible Employee’s Account; (b) for purposes of determining the value of one Share of Common Stock in connection with the calculation of the number of number of Matching Units to be credited to the Account of a Participant as of the end of any calendar quarter, the average of the closing prices of a Share of Common Stock as reported by the NASDAQ Stock Market on each business day which occurs during the calendar quarter ending on the date as of which such Matching Units are to be credited to the Participant's Account; (c) for purposes of determining the value of one Share of Common Stock in connection with the calculation of the amount of any distributions to be made upon the occurrence of a Change in Control, the closing price of a Share of Common Stock as reported by the NASDAQ Stock Market on the day immediately preceding the date the Change in Control occurs; and (d) for all purposes other than the purposes described in Section 1.30(a), (b) and (c) above, the average of the closing prices of a Share of Common Stock as reported by the NASDAQ Stock Market on each of the two hundred (200) consecutive trading days immediately preceding the date as of which the determination of Fair Market Value is to be made.

1.31    Good Reason means that: (a) the Eligible Employee’s annual Base Salary and/or annual Bonus is reduced or any other material compensation or benefit arrangement for the Eligible Employee is materially reduced (and such reduction is unrelated to the Company’s, a Company Affiliate’s or the Eligible Employee’s performance); (b) the Eligible Employee’s duties or responsibilities are negatively and materially changed in a manner inconsistent with the Eligible Employee’s position (including status, offices, titles and reporting requirements) or authority; (c) the Company requires the Eligible Employee’s work location or residence to be relocated more than 50 miles from its location as of the date a Merger Sale Agreement is executed; or (d) the Company or its successor fails to offer the Eligible Employee a position after the Change in Control comparable to that held by the Eligible Employee immediately prior to the Change in Control.

1.32    Internal Revenue Code, Code and IRC each mean the Internal Revenue Code of 1986, as amended.

1.33    Matching Percentage means the percentage determined and established by the Committee for each Eligible Employee and used for purposes of calculating the number of Matching Units to be credited to the Account of the Eligible Employee, which percentage: (a) with respect to the amount of any Annual Base Salary Deferral of an Eligible Employee, shall be an amount which is up to fifty percent (50%) of the amount of such Eligible Employee’s Annual Base Salary Deferral; and (b) with respect to the amount of any Annual Bonus Deferral of an Eligible Employee, shall be an amount which is: (i) up to one hundred percent (100%) for the first fifty percent (50%) of the amount of the such Eligible Employee’s Annual Bonus Deferral; and (ii) up to fifty percent (50%) for the second fifty percent (50%) of the amount of the Eligible Employee’s Annual Bonus Deferral. The amount of an Eligible Employee’s Matching Percentage will be specified in the Deferred Compensation Election Form which the Eligible Employee is required to execute and deliver in connection with his deferral of any portion of his Base Salary and/or Bonus.

1.34    Matching Units means: (a) Restricted Units allocated to the Account of an Eligible Employee pursuant to Section 6.01 hereof and having an aggregate value, determined as of the date Base Salary Deferral Units are allocated to the Eligible Employee’s Account, equal to: (i) the amount of the Annual Base Salary Deferral of the Eligible Employee; multiplied by (ii) the Matching Percentage applicable to the Eligible Employee's Annual Base Salary Deferral; (b) Restricted Units allocated to the Account of an Eligible Employee pursuant to Section 6.01 hereof and having an aggregate value, determined as of the date Bonus Deferral Units are allocated to the Eligible Employee’s Account, equal to: (i) the amount of the Annual

Bonus Deferral of the Eligible Employee; multiplied by (ii) the Matching Percentage applicable to the Eligible Employee's Annual Bonus Deferral; and (c) Restricted Units allocated to the Account of an Eligible Director pursuant to Section 6.01 hereof (to reflect Retainer Fee Deferral Units allocated to such Eligible Director’s Account pursuant to Section 5.03).

1.35    Maximum Deferral Percentage means: (a) when used with respect to an Eligible Employee’s Annual Base Salary Deferral, the maximum percentage of the Eligible Employee’s Base Salary which the Eligible Employee is eligible to defer his receipt of for the calendar year applicable to such Annual Base Salary Deferral; and (b) when used with respect to an Eligible Employee’s Annual Bonus Deferral, the maximum percentage of the Eligible Employee’s Bonus which the Eligible Employee is eligible to defer his receipt of for the calendar year applicable to such Annual Bonus Deferral, each of which percentages shall be established by the Committee for each Eligible Employee, in its discretion. The amount of an Eligible Employee’s Maximum Deferral Percentage will be specified in the Deferred Compensation Election Form which the Eligible Employee is required to execute and deliver in connection with his deferral of any portion of his Base Salary and/or Bonus.

1.36    Merger Sale means the consolidation, merger, or other reorganization of the Company, other than: (a) any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved; continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization; and (b) any such consolidation, merger or other reorganization which is effected pursuant to the terms of a Merger Sale Agreement which provides that the consolidation, merger or other reorganization contemplated by the Merger Sale Agreement will not constitute a Change in Control for purposes of this Plan.

1.37    Merger Sale Agreement means an agreement between the Company and any one or more other persons, firms, corporations or other entities (which are not Affiliates of the Company) providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement.

1.38    Participant means each Eligible Employee and each Eligible Director who becomes a participant in the Plan pursuant to Article 3.

1.39    Plan means this non-qualified plan of deferred equity based incentive compensation known as the Gibraltar Industries, Inc. 2015 Management Stock Purchase Plan.

1.40    Plan Year means the twelve (12) consecutive month period beginning January 1, 2016 and each twelve (12) consecutive month period beginning on each January 1 thereafter.

1.41    Restricted Unit means each Unit (whether a Base Salary Deferral Unit, a Bonus Deferral Unit, a Director Fee Deferral Unit or a Matching Unit) credited to the Account of a Participant and any additional units which may be credited to a Participant’s Account with respect to such Units pursuant to the provisions of Section 6.03 hereof.

1.42    Restricted Stock means Shares which have been granted pursuant to the Omnibus Plan subject to specified restrictions on the transferability of such Shares.

1.43    Retainer Fee means the annual amount payable by the Company to a non-Employee Director as a retainer for his services as a member of the Board of Directors excluding amounts: (a) paid to the non-Employee Director: (i) for attendance at meetings of the Board of Directors; (ii) for attendance at meetings of any committee of the Board of Directors; (iii) to serve as a chairman of any Committee of the Board of Directors; (b) attributable to awards of Restricted Stock or any other equity interest in the Company; (c) attributable to the vesting of shares of Restricted Stock of the Company; or (d) the exercise of any options to purchase Shares.

1.44    Retainer Fee Deferral Unit means each Restricted Unit which is allocated, pursuant to the provisions of Section 5.03 to the Account of a Participant that is an Eligible Director and reflects the portion, if any, of the Retainer Fee which has been deferred by the Eligible Director.

1.45    Share means a share of Common Stock.

1.46    Unit means a unit of measurement equivalent to one Share, with none of the attendant rights of a shareholder of such Share, (including among the rights which the holder of a Unit does not have are the right to vote such Share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

ARTICLE 2.
OVERVIEW OF PLAN OPERATION

2.01    General Description of Plan Operation. In general, the Plan will be operated in the manner described in this Section 2.01. The more specific provisions relating to the Plan and its operation are contained in the remaining Articles of this Plan.

a.Individual Employees will be selected for participation in the Plan by the Committee. The Committee will provide written notice to each Employee that is selected for participation on the Plan. Each non-Employee Director will, by virtue of such status, be eligible to participate in the Plan. If an Employee who has been selected for participation in the Plan decides that he or she wants to participate in the Plan for any particular year, the Employee must execute and deliver a Deferred Compensation Election Form to the Committee on or before the date specified in Section 2.01(c) below. If a non-Employee Director decides that he or she wants to participate in the Plan for any particular year, the non-Employee Director must execute and deliver a Deferred Director Fee Election Form to the Committee on or before the date specified in Section 2.01(c) below. Each Deferred Compensation Election Form and each Deferred Director Fee Election Form must specify the form in which the Annual Base Salary Deferral, the Annual Bonus Deferral or the Annual Director Fee Deferral attributable to the election made in the Participant’s Deferred Compensation Election Form, whichever the case may be, is to be paid.

b.If an Employee is selected for participation in the Plan, the Employee will be entitled to defer receipt of up to twenty-five percent (25%) of the Base Salary that the Employee is entitled to receive and up to one hundred percent (100%) of the Bonus that the Employee is entitled to receive under the Annual Bonus Plan. The Maximum Deferral Percentage of each Employee that is selected for participation in the Plan will be specified in the written notice which is provided to the Employee of his selection for participation in the Plan. In addition, each Eligible Director will be entitled to defer up to one hundred percent (100%) of his Director Fees.

c.Due to applicable tax rules: (i) an Eligible Employee that elects to defer any portion of his Base Salary must file his Base Salary Deferral Election Form with the Committee no later than December 31 of the calendar year immediately preceding the calendar year in which the Base Salary which he is electing to defer will be paid; (ii) an Eligible Employee that elects to defer his receipt of payment of all or any portion of his Bonus must file his Bonus Deferral Election Form with the Committee no later than June 30 of the calendar year in which he performs the services which will give rise to his entitlement to payment of the Bonus to be deferred; and (iii) an Eligible Director that elects to defer any portion of his Director Fees must file his election to defer any portion of his Director Fees with the Committee no later than December 31 of the calendar year immediately preceding the calendar year in which the Director Fees which he is electing to defer will be paid. In the first year that an individual becomes an Eligible Employee or a non-Employee Director, the individual will be required to deliver a Deferred Compensation Election Form or a Deferred Director Fee Election Form, whichever the case may be, to the Committee and such elections will only be effective with respect to Base Salary, Bonuses and Director Fees payable after the applicable election form is delivered to the Committee.

d.If an Eligible Employee elects to defer his receipt of payment of a portion of his Base Salary, at the time his Base Salary is payable (which is in the calendar year following the calendar year in which he makes his election to defer his Base Salary), the portion of his Base Salary which he has elected to defer will not be paid to him and, instead, the Committee will, at the end of each calendar quarter, credit an Account which will be established for his benefit with a number of Restricted Units equal to the number of Shares he could have purchased using the portion of his Base Salary which was deferred for the calendar quarter at a price per Share equal to the Fair Market Value of a Share determined as of the end of the applicable calendar quarter.

e.If an Eligible Employee elects to defer his receipt of payment of all or any portion of his Bonus, at the time his Bonus is payable (which is in the calendar year following the calendar year in which he performs the services giving rise to his entitlement to payment of a Bonus), the portion of his Bonus which he has elected to defer will not be paid to him and, instead, the Committee will credit an Account which will be established for his benefit with a number of Restricted Units equal to the number of Shares he could have purchased using the deferred portion of his Bonus at a price per Share equal to the Fair Market Value of a Share on the date he receives (or would have received) payment of his Bonus.

f.If an Eligible Director elects to defer his receipt of payment of any portion of his Director Fees, on each date that he is entitled to payment of the portion of his Director Fees which he has elected to defer, whether attributable to Retainer Fees, fees for attendance at meetings of the Board of Directors or any committee thereof, or any other fees, a portion (stated as a percentage) of the type of the Director Fees which he has elected to defer will not be paid to him and, instead, the Committee will credit an Account which will be established for his benefit with a number of Restricted Units equal to the number of Shares he could have purchased using the deferred portion of the type of the Director Fees which he has elected to defer at a price per Share equal to the Fair Market Value of a Share determined as of the date Director Fee Deferral Units are to be allocated to the Director’s Account as provided for in the Deferred Director Fee Election Form.

g.In addition to the Base Salary Deferral Units that are credited, as described in (d) above, to the Account of a Participant that is an Eligible Employee, at the same time that Base Salary Deferral Units are credited to such Eligible Employee’s Account, the Committee will credit the Eligible Employee’s Account with an additional number of Restricted Units (Matching Units) which have an aggregate Fair Market Value, determined as of the date that Base Salary Deferral Units are credited to the Account of the Eligible Employee, equal to the total amount of the Base Salary which was deferred by the Eligible Employee during the calendar quarter which ends on the date that Base Salary Deferral Units are credited to the Participant’s Account, multiplied by the Matching Percentage applicable to the Eligible Employee’s deferral of his Base Salary. Similarly, in addition to the Bonus Deferral Units that are credited, as described in (e) above, to the Account of a Participant that is an Eligible Employee, at the same time that Bonus Deferral Units are credited to such Eligible Employee’s Account, the Committee will credit the Eligible Employee’s Account with an additional number of Restricted Units (Matching Units) which have an aggregate Fair Market Value, determined as of the date that Bonus Deferral Units are credited to the Account of the Eligible Employee, equal to the total amount of the Bonus which was deferred by the Eligible Employee multiplied by the Eligible Employee’s Matching Percentage applicable to the Eligible Employee’s deferred Bonus.

h.In addition to the Director Fee Deferral Units credited to the Account of a Participant that is an Eligible Director as described in (f) above, at the same time that Director Fee Deferral Units are credited to such Eligible Director’s Account, the Committee will credit the Eligible Director’s Account with an additional number of Matching Units equal to the number of Retainer Fee Deferral Units, if any, credited to the Eligible Director’s Account.

i.The total value of the Restricted Units credited to the Account of a Participant that is an Eligible Employee will not be distributable to the Eligible Employee until the Eligible Employee’s employment is terminated or, if earlier, the date a Change in Control occurs. However, if the Eligible Employee’s employment is terminated before he has attained age sixty (60), the Matching Units credited to the Eligible Employee’s Account will be forfeited and the amount which is distributable to the Eligible Employee will only consist of an amount equal to the value of the Bonus Deferral Units and/or the Base Salary Deferral Units credited to the Eligible Employee’s Account.

j.The total value of the Restricted Units credited to the Account of a Participant that is an Eligible Director will not be distributable to the Eligible Director until the date on which the Eligible Director’s status as a member of the Board of Directors is terminated or, if earlier, the date a Change in Control occurs. However, if the Eligible Director’s status as a member of the Board of Directors is terminated before he has attained age sixty (60), the Matching Units credited to the Eligible Director’s Account will be forfeited and the amount which is distributable to the Eligible Director will only consist of an amount equal to the value of the Director Fee Deferral Units credited to the Eligible Director’s Account.

k.At the time a Participant becomes entitled to a distribution, the number of Restricted Units credited to the Participant’s Account (and not forfeited) will be converted (hypothetically and for accounting purposes only) to a cash amount equal to the total number of Restricted Units credited to the Participant’s Account (and not forfeited) multiplied by the Fair Market Value of one Share determined as of the date the Participant becomes entitled to a distribution. The Committee will separately identify the cash amount attributable to each Annual Base Salary Deferral and any related Matching Units, each Annual Bonus Deferral and any related Matching Units and each Annual Director Fee Deferral and related Matching Units applicable to the Participant. However, as indicated in Sections 2.01(i) and (j) above, if the Participant’s employment or status as a member of the Board of Directors is terminated before he has attained at least age sixty (60), the total number of Restricted Units which are credited to the Participant’s Account will not include any Matching Units.

l.With respect to amounts which a Participant is entitled to receive based on Base Salary and Bonus or Director Fees deferred by the Participant under this Plan, if: (i) the Participant is entitled to a distribution because his employment has been terminated or his status as a member of the Board of Directors has been terminated; and (ii) if the value of the Participant’s Account which is attributable to Base Salary and Bonus or Director Fees deferred by the Participant, when combined with the value of the Participant’s account, established under the terms of the Gibraltar Industries, Inc. Management Stock Purchase Plan (the “2005 MSPP”) as effective under the terms of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan, exceeds the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code (as adjusted by the Secretary of the Treasury); then (iii)(A) the value of each Annual Base Salary Deferral and the value of any Matching Units attributable to such Annual Base Salary Deferral shall be distributed to the Eligible Employee in one lump sum payment, in five (5) substantially equal annual payments or in ten (10) substantially equal annual payments, whichever form of distribution has been elected by the Eligible Employee in the Base Salary Deferral Election Form which gave rise to the Annual Base Salary Deferral; (B) the value of each Annual Bonus Deferral and the value of any Matching Units attributable to such Annual Bonus Deferral shall be distributed to the Eligible Employee in one lump sum payment, in five (5) substantially equal annual payments or in ten (10) substantially equal annual payments, whichever form of distribution has been elected by the Eligible Employee in the Bonus Deferral Election Form which gave rise to the Annual Bonus Deferral; and (C) the value of each Annual Director Fee Deferral and the value of any Matching Units attributable to such Annual Director Fee Deferral shall be distributed to the Eligible Director in one lump sum payment, in five (5) substantially equal annual payments or in ten (10) substantially equal annual payments, whichever form of distribution has been elected by the Eligible Director in the Director Fee Deferral Election Form which gave rise to the Annual Director Fee Deferral. With respect to amounts which a Participant is entitled to receive based on Base Salary and Bonus or Director Fees deferred by the Participant, if the Participant is entitled to a distribution because his employment has been terminated or his status as a member of the Board of Directors has been terminated and if the value of the Participant’s Account which is attributable to Base Salary, Bonus or Director Fees deferred by the Participant, when combined with the value of the Participant’s account, established under the terms of the 2005 MSPP is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code (as adjusted by the Secretary of the Treasury), then such cash value shall be distributed to the Participant in one lump sum. Distribution of any lump sum contemplated by the preceding provisions of this Section 2.01(l) and distribution of the first installment of any series of annual installments contemplated by this Section 2.01(l) will be made in the first calendar month following the end of the six (6) month period which begins on the first day following the date the Participant’s employment or status as a member of the Board of directors is terminated and, if distribution is to be made in installments, subsequent installments shall be distributed in each January thereafter until the end of the installment period selected by the Participant. The payments required to be made to the Participant as described above in this Section 2.01(l) shall be paid in cash less applicable withholding taxes. For the avoidance of doubt, if the value of a Participant’s Account attributable to Base Salary and Bonus or Director Fees deferred by the Participant, including any applicable Matching Units, when combined with the value of the Participant’s account, established under the terms of the 2005 MSPP, exceeds the applicable dollar amount provided for under Code Section 402(g)(1)(B) of the Code (as adjusted by the Secretary of the Treasury), then each Annual Base Salary Deferral, each Annual Bonus Deferral and each Annual Director Fee Deferral and the Matching Units attributable to any such Annual Base Salary Deferral, Annual Bonus Deferral or Annual Director Fee Deferral may be paid in one of the three optional forms for distribution provided for such amounts, whichever form is selected by the Participant with respect to such Annual Base Salary Deferral, Annual Bonus Deferral or Annual Director Fee Deferral in the Base Salary Deferral Election Form, the Bonus Deferral Election Form or the Director Fee Deferral Election Form which is delivered by the Participant to the Committee with respect to any such Annual Base Salary Deferral, Annual Bonus Deferral or Annual Director Fee Deferral.

m.During the period between the date the Participant’s Account is converted to cash and the date the entire value of the Participant’s Account is distributed, the value of the Account shall be increased by interest at an annual rate equal to the Applicable Interest Rate, compounded annually.

n.If a Participant is entitled to a distribution because a Change in Control has occurred, on the date such Change in Control occurs, each Participant shall be paid an amount, in one lump sum payment less applicable withholding taxes, equal to the total number of Restricted Units credited to the Participant’s Account multiplied by the Fair Market Value of one Share determined as of the date on which the Change in Control occurs.

ARTICLE 3.
PARTICIPATION

3.01    Commencement of Participation by Eligible Employees. As soon as possible after the Committee determines that an Employee has become an Eligible Employee, the Committee shall deliver a written notice to such Employee informing him that he is eligible to become a Participant in this Plan and that he will become a Participant in this Plan upon his execution and delivery to the Committee of a Deferred Compensation Election Form. If an Employee receives a written notice from the Committee that he is eligible to become a Participant in the Plan and the Employee does not execute and deliver a Deferred Compensation Election Form to the Committee within the time period provided for by the Committee, the Employee shall not thereafter be eligible to become a Participant in the Plan with respect to any subsequently payable Base Salary or Bonus unless, prior to the time that the Employee must deliver a Deferred Compensation Election Form to the Committee with respect to such subsequently payable Base Salary or Bonus, the Committee provides the Employee written notice that he is eligible to become a Participant in the Plan with respect to any such subsequently payable Bonus or Base Salary, and the Employee executes and delivers a Deferred Compensation Election Form to the Committee prior to the time that the Employee must deliver a Deferred Compensation Election Form to the Committee with respect to such subsequently payable Bonus or Base Salary.

3.02    Deferred Bonus and Base Salary Election Form. The Committee shall provide each Eligible Employee with a Deferred Base Salary Election Form within a reasonable period of time before December 31 of each year the Eligible Employee is entitled to defer his receipt of a portion of his Base Salary. The Committee shall also provide each Eligible Employee with a Bonus Deferral Election Form on or before June 30 of each calendar year in which the Eligible Employee performs the services for the Employer resulting in the entitlement to payment of a Bonus (which the Eligible Employee may elect to defer the receipt of) in the following calendar year. The Deferred Compensation Election Form provided to each Eligible Employee shall specify the amount of the Base Salary and/or Bonus that the Eligible Employee is electing to defer, the amount of the Eligible Employee’s Matching Percentage and shall specify the form in which distribution of the Annual Base Salary Deferral or the Annual Bonus Deferral arising from such Deferred Compensation Election Form is to be made.

3.03    Commencement of Participation by Eligible Directors. Each Eligible Director shall be eligible to become a Participant in this Plan at any time and shall become a Participant in the Plan upon his execution and delivery to the Committee of a Deferred Director Fee Election Form within the time provided for by the Committee. The Committee shall provide each Eligible Director with a Deferred Director Fee Election Form within a reasonable period of time before December 31 of each year the Eligible Director is entitled to defer his receipt of his Director Fees. The Deferred Director Fee Election Form provided to each Eligible Director shall specify the amount of the Retainer Fee and any other Director Fee that the Eligible Director is electing to defer and shall specify the form in which the Annual Director Fee Deferral attributable to the Deferred Director Fee Election Form is to be made.

3.04    Termination of Participation. Each individual that becomes a Participant in the Plan shall continue to participate until the full value of his Account has been distributed to him or his Beneficiary.

ARTICLE 4.
DEFERRALS OF BASE SALARY AND BONUSES

4.01    Base Salary Deferrals. Each Eligible Employee shall be entitled to defer his or her receipt of a portion of his or her Base Salary by executing and delivering a Deferred Base Salary Election Form to the Committee within the time provided for by Section 4.03 hereof. An Eligible Employee’s election to defer any portion of his Base Salary shall become irrevocable upon his delivery to the Committee of his executed Deferred Base Salary Election Form. The amount of the Maximum Deferral Percentage applicable to the Eligible Employee's election to defer any portion of his Base Salary shall be set forth in the Deferred Base Salary Election Form. Notwithstanding anything to the contrary contained in this Plan, the Maximum Deferral Percentage applicable to the aggregate amount of the Base Salary which any Participant shall be permitted to defer his receipt of for any Plan Year, shall be equal to twenty-five percent (25%) of the Base Salary payable to the Participant.

4.02    Bonus Deferrals. Each Eligible Employee shall be entitled to defer his or her receipt of all or any portion of his or her Bonus by executing and delivering a Deferred Bonus Election Form to the Committee within the time provided for by Section 4.03 hereof. An Eligible Employee’s election to defer all or any portion of his Bonus shall become irrevocable upon his delivery to the Committee of his executed Deferred Bonus Election Form. The amount of the Maximum Deferral Percentage applicable to the Eligible Employee's election to defer any portion of his Bonus shall be set forth in the Deferred Bonus Election Form. Notwithstanding anything to the contrary contained in this Plan, the Maximum Deferral Percentage applicable to the amount of the Bonus which any Participant shall be permitted to defer his receipt of for any Plan Year, shall be equal to one hundred percent (100%) of the Bonus payable to the Participant under the terms of the Annual Bonus Plan for services performed in the immediately preceding calendar year.

4.03    Procedure for Making Base Salary and Bonus Deferrals. In order for a an Eligible Employee to defer his receipt of any portion of the Base Salary, which is payable to the Eligible Employee for services rendered in a calendar year, the Eligible Employee must execute and deliver a Deferred Base Salary Election Form to the Committee on or before December 31 of the calendar year immediately preceding the year in which the services giving rise to the payment of such Base Salary will be performed. In order for an Eligible Employee to defer his receipt of any portion of the Bonus, if any, which is payable to the Eligible Employee under the terms of the Annual Bonus Plan, the Eligible Employee must execute and deliver a Deferred Bonus Election Form to the Committee on or before June 30 of the calendar year in which the services giving rise to the payment of such Bonus are performed. In the year that an Employee first becomes an Eligible Employee, the Employee must execute and deliver a Deferred Base Salary Election Form to the Committee before the end of the thirty (30) day period beginning on the date the Employee becomes an Eligible Employee and the deferral of any Base Salary provided for by such Deferred Base Salary Election Form shall only be effective with respect to Base Salary payable to the Eligible Employee after the date the Deferred Base Salary Election Form is delivered to the Committee.

4.04    Effect of Base Salary and Bonus Deferrals. If an Eligible Employee elects to defer his receipt of all or any portion the Base Salary which he is entitled to receive for services performed for the Company for a calendar year or all or any portion of any Bonus which he is entitled to receive under the Annual Bonus Plan for services performed for the Company for a calendar year, the portion of the Base Salary or Bonus which the Eligible Employee has elected to defer the receipt of (as set forth in the Deferred Compensation Election Form which the Eligible Employee has delivered to the Committee) shall not be paid to the Eligible Employee at the time such Base Salary or Bonus would otherwise have been paid and, instead, the Eligible Employee’s Account shall be credited with a number of Base Salary Deferral Units or Bonus Deferral Units, as applicable, equal to the number of Shares (including fractional Shares) which could have been purchased with the amount of the Annual Base Salary Deferral or the amount of the Annual Bonus Deferral, as applicable, that has been deferred by the Participant at a price per Share equal to: (a) in the case of a deferral by an Eligible Employee of any portion of his Base Salary, the Fair Market Value of one Share determined as of the last day of the applicable calendar quarter in which the Base Salary Deferral Units are to be credited to the Eligible Employee’s Account with respect to the Base Salary of the Eligible Employee which was deferred in such calendar quarter; and (b) in the case of a deferral by an Eligible Employee of a portion of his Bonus, the Fair Market Value of one Share determined as of the date as of which the portion of the Eligible Employee’s Bonus which has been deferred would otherwise have been paid to the Eligible Employee.

ARTICLE 5.
DEFERRAL OF DIRECTOR FEES

5.01    Director Fee Deferrals. Each Eligible Director shall be entitled to defer his receipt of all or any portion of his Director Fees by executing and delivering a Deferred Director Fee Election Form to the Committee within the time provided for by Section 5.02 hereof. An Eligible Director’s election to defer any portion of his Director Fees shall become irrevocable upon his delivery to the Committee of his executed Deferred Director Fee Election Form.

5.02    Procedure for Making Director Fee Deferrals. In order for an Eligible Director to defer his receipt of any portion of the Director Fees which he is entitled to receive for any calendar year, he must execute and deliver a Deferred Director Fee Election Form to the Committee on or before December 31 of the calendar year immediately preceding the calendar year in which any portion of the Director Fees to be deferred by the Eligible Director are to be paid. In the year that a Director first becomes an Eligible Director, the Director must execute and deliver a Deferred Director Fee Election Form to the Committee before the end of the thirty (30) day period beginning on the date the Director becomes an Eligible Director and the deferral of any Director Fees provided for by such Deferred Director Fee Election Form shall only be effective with respect to Director Fees payable to the Eligible Director after the date the Deferred Director Fee Election Form is delivered to the Committee.

5.03    Effect of Director Fee Deferrals. If an Eligible Director elects to defer his receipt of any portion of the Director Fees payable to the Eligible Director for a calendar year, the portion of the Director Fees which the Eligible Director has elected to defer the receipt of (as set forth in the Deferred Director Fee Election Form which the Eligible Director has delivered to the Committee) shall be withheld from the Director Fees which are payable to the Eligible Director for the calendar year in which the Eligible Director has elected to defer his receipt of any portion of his Director Fees and instead, the Eligible Director’s Account shall be credited with a number of Director Fee Deferral Units equal to the number of Shares (including fractional shares) which could have been purchased with the amount of the Annual Director Fee Deferral at a price per Share equal to the Fair Market Value of one Share determined as of the date the Director Fee Deferral Units are allocated to the Eligible Director’s Account. In addition, if an Eligible Director has elected to defer any portion of his Retainer Fee, the total number of Director Fee Deferral Units to be allocated to the Account of the Eligible Director shall include (in a sub-account to be established by the Committee) a number of Retainer Fee Deferral Units equal to the number of Shares which could have been purchased with the amount of the Retainer Fee withheld from the Eligible Director’s Retainer Fee at a price per Share equal to the Fair Market Value of one Share determined as of the date the full amount of the Eligible Director’s Retainer Fee (or any applicable installment thereof) would otherwise have been paid to the Eligible Director.

ARTICLE 6.
MATCHING AND OTHER ALLOCATIONS

6.01    Matching Allocations. For each Plan Year that this Plan is in effect, the Company shall make an allocation of Matching Units to the Account of each Eligible Employee with respect to whom Base Salary Deferral Units and/or Bonus Deferral Units have been credited as provided for by Section 4.04 and, if an Eligible Director has elected to defer any portion of his Retainer Fee, to the Account of each Eligible Director with respect to whom Retainer Fee Deferral Units have been credited as provided for by Section 5.03. The number of Matching Units to be credited to the Account of an Eligible Employee for any Plan Year in which Base Salary Deferral Units have been credited to such Eligible Employee’s Account shall be equal to the aggregate number of Shares (including fractional shares) which could be purchased, at a price per share equal to the Fair Market Value of one Share determined as of the date that Base Salary Deferral Units are credited to the Eligible Employee’s Account, with an amount equal to: (a) the amount of the Annual Base Salary Deferral; multiplied by (b) the Eligible Employee’s applicable Matching Percentage. The number of Matching Units to be credited to the Account of an Eligible Employee for any Plan Year in which Bonus Deferral Units have been credited to such Eligible Employee’s Account shall be equal to the aggregate number of Shares (including fractional shares) which could be purchased, at a price per share equal to the Fair Market Value of one Share determined as of the date that Bonus Deferral Units are credited to the Eligible Employee’s Account, with an amount equal to: (y) the amount of the Annual Bonus Deferral; multiplied by (z) the Eligible Employee’s applicable Matching Percentage. The number of Matching Units to be credited to the Account of an Eligible Director for any Plan Year in which Retainer Fee Deferral Units have been credited to such Eligible Director’s Account shall be the same as the number of Retainer Fee Deferral Units credited to the Eligible Director’s Account for such Plan Year.

6.02    Forfeiture of Matching Units. If an Eligible Employee’s employment with the Company is terminated before the date he has attained at least age sixty (60), the Matching Units credited to the Eligible Employee’s Account shall be forfeited on the date the Eligible Employee’s employment is terminated. If an Eligible Director’s service as a member of the Board of Directors of the Company is terminated before the date he has attained age sixty (60), the Matching Units credited to the Eligible Director’s Account shall be forfeited. Notwithstanding the foregoing, if an Eligible Employee’s employment with the Company is terminated in connection with a Change in Control or if an Eligible Director’s service with the Company is terminated in connection with a Change in Control, the number of Matching Units credited to the Account of the Eligible Employee and the number of Matching Units credited to the Account of the Eligible Director shall not be forfeited even though the Eligible Employee or the Eligible Director has not attained age sixty (60) or has net been employed or served as a Director for at least one (1) year.

6.03    Certain Anti-Dilutive Adjustments. In the event of any change in the number of outstanding Shares of Common Stock without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares of Common Stock at a price substantially below fair market value, or any similar change affecting the Shares of Common Stock the number of Restricted Units credited to a Participant’s Account on the date of such change shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.

ARTICLE 7.
ACCOUNTS

7.01    Participant’s Account. The Committee shall establish and maintain an Account in the name of each Eligible Employee to which the Committee shall allocate Base Salary Deferral Units, Bonus Deferral Units and Matching Units. In addition, the Committee shall establish and maintain an Account in the name of each Eligible Director to which the Committee shall allocate Director Fee Deferral Units (including, if applicable, a sub account separately identifying the number of Director Fee Deferral Units which are Retainer Fee Deferral Units) and Matching Units. Thereafter, at the time a Participant becomes entitled to a distribution of the value of the Restricted Units credited to his Account, the Participant’s Account shall be credited (hypothetically and for accounting purposes only) with a dollar amount determined as provided in Section 8.01 below. The Accounts established by the Committee for Eligible Employees shall include sub accounts representing the Base Salary Deferral Units and related Matching Units for each Annual Base Salary Deferral and representing Bonus Deferral Units and related Matching Units for each Annual Bonus Deferral. The Accounts established by the Committee for Eligible Directors shall include sub accounts representing Director Fee Deferral Units and related Matching Units for each Annual Director Fee Deferral. Finally, the Accounts established by the Committee for Participants in connection with its administration of this Plan shall be for recordkeeping purposes and shall not require any segregation of any assets of the Company.

7.02    Time of Allocation. In each Plan Year in which an Eligible Employee does not, pursuant to the Eligible Employee's election, receive payment of a portion of Base Salary which is payable to him in such Plan Year (which Base Salary deferral is based on the Eligible Employee’s election, made in the preceding Plan Year, to defer the payment of any Base Salary the Eligible Employee might earn for such Plan Year), the Base Salary Deferral Units and Matching Units required to be allocated to the Eligible Employee’s Account shall be allocated to the Eligible Employee’s Account as of the last day of each calendar quarter during the Plan Year with respect to which the Eligible Employee has elected to defer a portion of his Base Salary. In each Plan Year in which an Eligible Employee does not, pursuant to the Eligible Employee's election, receive payment of the amount of the Bonus which is payable to him in such Plan Year (which Bonus deferral is based on the Eligible Employee’s election to defer the payment of any Bonus the Eligible Employee might earn for services performed in such preceding Plan Year), the Bonus Deferral Units and Matching Units required to be allocated to the Eligible Employee’s Account shall be allocated to the Eligible Employee’s Account as of the date Eligible Employee would have been paid the portion of his Bonus (attributable to services performed in the preceding Plan Year) which he has elected to defer. In each Plan Year in which an Eligible Director defers any portion of the Director Fees which are payable to him in such Plan Year (which Director Fee deferral is based on the Eligible Director’s election, made in the preceding Plan Year), the Director Fee Deferral Units required to be allocated to the Eligible Director’s Account shall be allocated to the Eligible Director’s Account as of the date provided for in the Deferred Director Fee Election Form and, if the Eligible Director has elected to defer any portion of his Retainer Fee, Matching Units attributable to the Eligible Director’s deferral of a portion of his Retainer Fee shall be allocated to the Eligible Director’s Account on the date provided for in the Deferred Director Fee Election Form.

7.03    Allocation Does Not Vest Any Interest. The fact that Base Salary Deferral Units, Bonus Deferral Units, Director Fee Deferral Units and Matching Units have been allocated to the Account of a Participant shall not vest in such Participant or any Beneficiary any right, title or interest in any assets of the Company except at such time or times and upon the terms and conditions herein provided.

7.04    Statement of Account. At the time that Base Salary Deferral Units, Bonus Deferral Units, Director Fee Deferral Units and Matching Units are credited to a Participant’s Account (as provided for in Section 7.02 above) the Committee shall provide a written notice to the Participant which states the number of Base Salary Deferral Units, Bonus Deferral Units or the number of Director Fee Deferral Units (whichever the case may be) and the number of Matching Units credited to the Participant’s Account in connection with the Participant’s deferral of his receipt of all or a portion of his Base Salary, the Participant’s deferral of his receipt of a portion of his Bonus or the Participant’s deferral of his receipt of a portion of his Director Fees, together with a statement of the total number of Base Salary Deferral Units, Bonus Deferral Units or the total number of Director Fee Deferral Units (whichever the case may be) and the total number of Matching Units credited to the Participant’s Account as of such date. In addition, as soon as practicable following the end of each Plan Year, the Committee shall deliver: (a) to each Eligible Employee that is a Participant: (i) a statement of the total number of Base Salary Deferral Units, and Matching Units which are credited to the Eligible Employee’s Account, and (ii) a statement of the total number of Bonus Deferral Units, and Matching Units which are credited to the Eligible Employee’s Account; and (b) to each Eligible Director that is a Participant, a statement of the total number of Director Fee Deferral Units and Matching Units which are credited to the Eligible Director’s Account. Finally, if, as provided by Section 8.01 hereof, the Participant’s Account is converted to cash (for accounting purposes), as soon as practicable following the end of each Plan Year that the Participant continues to have a balance in his Account, the Committee shall deliver to such Participant a statement of the value of the Participant’s Account and the amount of interest credited to the Participant’s Account for the Plan Year.

ARTICLE 8.
DISTRIBUTIONS

8.01    Conversion of Account.
a. If an Eligible Employee’s employment with the Company and all of its Affiliates is terminated, the Committee shall convert the total number of Restricted Units credited to the Account of the Eligible Employee to a cash value equal to the number of Restricted Units credited to the Eligible Employee’s Account determined as of the date the Eligible Employee’s employment is terminated multiplied by the Fair Market Value of one Share determined as of the day immediately preceding the date an Eligible Employee’s employment is terminated. For purposes of this Section 8.01(a), the total number of Restricted Units which are credited to a Eligible Employee’s Account as of the date the Eligible Employee’s employment is terminated shall not include any Matching Units which are forfeited pursuant to the provisions of Section 6.02 hereof. The Committee shall separately identify the cash amount attributable to each Annual Base Salary Deferral and any related Matching Units and the cash amount attributable to each Annual Bonus Deferral and any related Matching Units applicable to the Eligible Employee.

b.If an Eligible Director’s membership on the Board of Directors is terminated, the Committee shall convert the number of Restricted Units credited to the Account of the Eligible Director to a cash value equal to the number of

Restricted Units credited to the Eligible Director’s Account determined as of the date the Eligible Director’s membership on the Board of Directors is terminated multiplied by the Fair Market Value of one Share determined as of the day immediately preceding the date the Eligible Director’s membership on the Board of Directors is terminated. For purposes of this Section 8.01(b), the total number of Restricted Units which are credited to an Eligible Director’s Account shall not include any Matching Units which are forfeited pursuant to the provisions of Section 6.02 hereof. The Committee shall separately identify the cash amount attributable to each Annual Director Fee Deferral and any related Matching Units applicable to the Eligible Director.

c.Upon the occurrence of a Change in Control, the Committee shall convert the total number of Restricted Units credited to the Accounts of all Participants to a cash value equal, in the case of each Participant, to the number of Restricted Units credited to the Participant’s Account determined as of the date the Change in Control occurs multiplied by the Fair Market Value of one Share determined as of the business day immediately preceding the date the Change in Control occurs.

d.The conversion of the Participant’s Account to a cash value as contemplated by Sections 8.01 (a), (b) and (c) shall be for accounting purposes only and shall not require any segregation of any assets of the Company. In addition, for purposes of determining the amount of interest to be credited to a Participant’s Account pursuant to Section 8.02, the date on which the Participant’s Account is converted to cash shall be: (i) in the case of the termination of an Eligible Employee’s employment, the first day following the date the Eligible Employee’s employment is terminated; and (ii) in the case of the termination of an Eligible Director’s membership on the Board of Directors, the first day following the date the Eligible Director’s membership on the Board of Director’s is terminated.

8.02    Crediting of Interest. During the period beginning on the date a Participant’s Account is converted to cash as determined pursuant to Section 8.01(d) above and ending on the day immediately preceding the date of the payment to a Participant of the first installment of any series of installment payments or the date a Participant receives payment of a lump sum distribution of his Account, whichever the case may be, the Committee shall increase the cash value of the Participant’s Account by interest at an annual rate equal to the Applicable Interest Rate. In addition, in the case of installment payments contemplated by Section 8.03, the value of the Participant’s Account shall be increased by interest at an annual rate equal to the Applicable Interest Rate as of the end of each Plan Year.

8.03    Distribution of Participant Accounts.
a.If a Participant’s employment with the Employer or membership on the Board of Directors (whichever the case may be) is terminated for any reason other than death and, as of the date the Participant’s employment with the Employer or membership on the Board of Directors is terminated, the value of the Participant’s Account (as determined pursuant to Section 8.01(a) or (b) hereof, whichever is applicable), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury; then: (i) the value of each Annual Base Salary Deferral contained in the Eligible Employee’s Account and the value of any Matching Units attributable to such Annual Base Salary Deferral shall be distributed to the Eligible Employee in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Annual Base Salary Deferral has been elected by the Eligible Employee in the Base Salary Deferral Election Form which is attributable to such Annual Base Salary Deferral; (ii) the value of each Annual Bonus Deferral contained in the Eligible Employee’s Account and the value of any Matching Units attributable to such Annual Bonus Deferral shall be distributed to the Eligible Employee in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Annual Bonus Deferral has been elected by the Eligible Employee in the Bonus Deferral Election Form which is attributable to such Annual Bonus Deferral; and (iii) the value of each Annual Director Fee Deferral contained in the Eligible Director’s Account shall be distributed to the Eligible Director in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Annual Bonus Deferral has been elected by the Eligible Director in the Deferred Director Fee Election Form which is attributable to such Annual Director Fee Deferral. For the avoidance of doubt, if the value of a Participant’s Account, when combined with the value of the Participant’s account, if any, under the 2005 MSPP, exceeds the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, each Annual Base Salary Deferral, each Annual Bonus Deferral and each Annual Director Fee Deferral made by the Participant may be paid, at the election of the Participant as contained in the applicable Deferred Compensation Election Form for any such Annual Base Salary Deferral, Annual Bonus Deferral or Annual Director Fee Deferral in one lump sum payment, in five (5) consecutive substantially equal annual installments or in ten (10) consecutive substantially equal annual installments.

b.If the Participant elects to receive any Annual Base Salary Deferral, Annual Bonus Deferral or any Annual Director Fee Deferral in one lump sum payment and the value of the Participant’s Account (as determined pursuant to

Section 8.01(a) or (b) hereof), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, such lump sum payment shall be paid to the Participant in the first calendar month occurring after the end of the six (6) month period beginning on the date the Participant’s employment with the Employer or membership on the Board of Directors is terminated. If the Participant elects to receive any Annual Base Salary Deferral, Annual Bonus Deferral or any Annual Director Fee Deferral in five (5) or ten (10) consecutive annual installments and the value of the Participant’s Account (as determined pursuant to Section 8.01(a) or (b) hereof), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the first installment in any such series of installment payments shall be paid to the Participant in the first calendar month occurring after the end of the six (6) month period beginning on the date the Participant’s employment with the Employer or membership on the Board of Directors is terminated and each of the remaining consecutive annual installments shall be paid to the Participant in each January following the date the first installment of the series of installment payments is paid to the Eligible Employee. For the avoidance of doubt and for example, if an Eligible Employee has elected to receive the any Annual Base Salary Deferral which is attributable to Base Salary deferred on or after January 1, 2016 in ten (10) annual installments and if the Eligible Employee’s employment is terminated in the month of February, the first installment of the ten (10) consecutive annual installments over which the value of such Annual Base Salary Deferral and any related Matching Units is to be paid to the Eligible Employee will be paid in the month of September in the year in which the Eligible Employee’s employment is terminated, the second installment of the ten (10) consecutive annual installments will be paid to the Eligible Employee in the month of January in the first calendar year following the calendar year in which the Eligible Employee’s employment is terminated and one installment of the eight (8) remaining installments will be paid to the Eligible Employee in each of the eight (8) consecutive months of January following the first January payment. If the employment of the Eligible Employee described in the previous sentence is terminated in the month of September, the first installment of the ten (10) consecutive annual installments to be paid to the Eligible Employee will be paid in the month of April of the calendar year following the calendar year in which the Eligible Employee’s employment was terminated and the second installment of the ten (10) consecutive annual installments will be paid to the Eligible Employee in the month of January of the second calendar year following the calendar year in which the Eligible Employee’s employment is terminated. If a Participant elects to receive any Annual Base Salary Deferral, any Annual Bonus Deferral or any Annual Director Fee Deferral which is attributable to Base Salary and/or Bonus or Director Fees deferred on or after January 1, 2016 in five (5) or ten (10) consecutive annual installments, the entire remaining balance in the Participant’s Account attributable to such Annual Base Salary Deferral and related Matching Units, such Annual Bonus Deferral and related Matching Units or such Annual Director Fee Deferral and related Matching Units shall be distributed to the Participant in the last installment of the series of installments elected by the Participant.

c.If a Participant’s employment with the Employer or membership on the Board of Directors is terminated as a result of his death and, as of the date the Participant’s employment with the Employer or membership on the Board of Directors is terminated, the value of the Participant’s Account (as determined pursuant to Section 8.01(a) or Section 8.01(b) hereof), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury; then: (i) the value of each Annual Base Salary Deferral contained in the Eligible Employee’s Account and the value of any Matching Units attributable to such Annual Base Salary Deferral shall be distributed to the Eligible Employee’s Beneficiary in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Annual Base Salary Deferral has been elected by the Eligible Employee in the Base Salary Deferral Election Form which is attributable to such Annual Base Salary Deferral; (ii) the value of each Annual Bonus Deferral contained in the Eligible Employee’s Account and the value of any Matching Units attributable to such Annual Bonus Deferral shall be distributed to the Eligible Employee’s Beneficiary in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Annual Bonus Deferral has been elected by the Eligible Employee in the Bonus Deferral election form which is attributable to such Annual Bonus Deferral; and (iii) the value of each Annual Director Fee Deferral contained in the Eligible Director’s Account shall be distributed to the Eligible Director’s Beneficiary in one lump sum payment or in five (5) or ten (10) consecutive annual installments, whichever form of distribution of such Annual Bonus Deferral has been elected by the Eligible Director in the Director Fee Deferral Election Form which is attributable to such Annual Director Fee Deferral. In connection with the foregoing, if the Participant has elected to receive the portion of his Account which is attributable to any Annual Base Salary Deferral, any Annual Bonus Deferral or any Annual Director Fee Deferral deferred on or after January 1, 2016 in one lump sum payment and the value of the Participant’s Account (as determined pursuant to Section 8.01(a) or (b) hereof), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the value of any such Annual Base Salary Deferral, any Annual Bonus Deferral or any Annual Director Fee Deferral (including, in each case, any related Matching Units) shall be distributed to the Participant’s Beneficiary in one lump sum payment in the first calendar month following the end of the ninety (90) day period which begins on the date of the Participant’s death. If the Participant has elected to receive the portion of his Account which is attributable to any Annual Base Salary Deferral, any

Annual Bonus Deferral or any Annual Director Fee Deferral deferred on or after January 1, 2016 in five (5) or ten (10) consecutive annual installments, and the value of the Participant’s Account (as determined pursuant to Section 8.01(a) or (b) hereof), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the first installment in any such series of installment payments shall be paid to the Participant’s Beneficiary in the first calendar month occurring after the end of the ninety (90) day period beginning on the date of the Participant’s death and each of the remaining consecutive annual installments shall be paid to the Participant’s Beneficiary in each January following the date the first installment of the series of installment payments is paid to the Participant’s Beneficiary. If a Participant has elected to receive the portion of his Account which is attributable any Annual Base Salary Deferral, any Annual Bonus Deferral or any Annual Director Fee Deferral deferred on or after January 1, 2016 in five (5) or ten (10) consecutive annual installments, the Participant’s employment with the Employer or membership on the Board of Directors is terminated due to the Participant’s death and the value of the Participant’s Account (as determined pursuant to Section 8.01(a) or (b) hereof), when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is greater than the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the entire remaining balance in the Participant’s Account attributable to such Annual Base Salary Deferral and related Matching Units, such Annual Bonus Deferral and related Matching Units or such Annual Director Fee Deferral and related Matching Units shall be distributed to the Participant’s Beneficiary in the last installment of the series of installments elected by the Participant.

8.04    Distribution of Small Amounts.
a. If the employment of any Eligible Employee is terminated for any reason other than death, and, as of the date of the termination of the Eligible Employee’s employment, the value of any such Eligible Employee’s Account (as determined pursuant to Section 8.01(a) hereof), when combined with the value of the Eligible Employee’s account, if any, under the 2005 MSPP, is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, then, the Company shall, provided that the Company simultaneously makes the payments required to be made to the Eligible Employee by Section 8.04(e) hereof, distribute the value of such Eligible Employee’s Account to the Eligible Employee in one lump sum payment on the first business day following the end of the six (6) month period beginning on the date the Eligible Employee’s employment is terminated.

b.If the employment of any Eligible Employee is terminated due to death, and, as of the date of the Eligible Employee’s death, the value of any such Eligible Employee’s Account (as determined pursuant to Section 8.01(a)), when combined with the value of the Eligible Employee’s account, if any, under the 2005 MSPP, is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, then, the Company shall, provided that the Company simultaneously makes the payments required to be made to the Eligible Employee’s Beneficiary by Section 8.04(e) hereof, distribute the value of the Eligible Employee’s Account to the Eligible Employee’s Beneficiary in one lump sum payment in the first calendar month which begins after the end of the ninety (90) day period beginning on the date of the Eligible Employee’s death.

c.If an Eligible Director’s membership on the Board of Directors is terminated for any reason, including death, and, as of the date the Eligible Director’s membership on the Board of Directors is terminated, the value of the Eligible Director’s Account (as determined pursuant to Section 8.01(b) hereof), when combined with the value of the Eligible Director’s account, if any, under the 2005 MSPP, is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the value of such Eligible Director’s Account shall, provided that the Company simultaneously makes the payments required to be made to the Eligible Director by Section 8.04(e) hereof, be distributed to the Eligible Director or, in the case of the termination of the Eligible Director’s membership on the Board of Directors due to his death, to the Eligible Director’s Beneficiary, in one lump sum payment in the first calendar month which begins after the end of the ninety (90) day period beginning on the date the Eligible Director’s membership on the Board of Directors is terminated.

d.In addition to the preceding provisions of this Section 8.04 which describe the manner of distribution of the Account of a Participant upon the termination of the Participant’s employment or membership on the Board of Directors, if the value of the Account of a Participant, when combined with the value of the Participant’s account, if any, under the 2005 MSPP, is less than or equal to the applicable dollar amount provided for under Section 402(g)(1)(B) of the Code, as adjusted by the Secretary of the Treasury, the Committee may, in its discretion, upon written notice to the Participant but without consent or approval of such Participant, require that a lump sum distribution of the value of the Participant’s Account be made to the Participant at any time, even though the Participant’s employment (in the case of a Participant who is an Employee) or the Participant’s service as a member of the Company’s Board of Directors (in the case of a Participant who is a Director) has not been terminated; provided that the Company simultaneously makes the payments required to be made to the Eligible Director by Section 8.04(e) hereof.

e.Prior to or simultaneously with the cash-out payments under provided for under Sections 8.04(a), (b), (c) and (d) above, the Company shall distribute to the Participant, or if applicable, the Participant’s Beneficiary, the entire amount of the Participant’s interest in all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2) such that, as a consequence of such distributions, the entire amount of the Participant’s interest in the Plan and all such other agreements, methods, programs, or arrangements is liquidated and terminated in its entirety.

8.05    Determination of Amounts of Lump Sums and Installments. For purposes of determining the amount of any lump sums payable pursuant to Section 8.03 or Section 8.04 hereof, the amount to be distributed to any Participant shall be equal to the value of the Participant’s Account determined as of the day immediately preceding the date the payment is to be paid to the Participant. For purposes of determining the amount of any installments to be paid pursuant to the provisions of Section 8.03 hereof, the amount of each installment to be paid to an Eligible Employee or an Eligible Director, as the case may be, shall be equal to the value of the Participant’s Account determined as of the day immediately preceding the date the installment is to be paid, divided by the total number of annual installments remaining to be paid to the Participant.

8.06    Payment of Account. (a)    The installments required to be distributed to a Participant pursuant to Section 8.03 shall be paid in one payment at the time described in the applicable Section, in cash, less the amount of any withholding taxes due with respect to any such payment.

(b)    The amount of any lump sum required to be distributed to a Participant pursuant to Section 8.03 or Section 8.04, including amounts required to be distributed to the beneficiary of an Eligible Employee or any Eligible Director, shall be paid in one lump sum payment, in cash, less the amount of any withholding taxes due with respect to any such payment.

8.07    Distribution on a Change in Control. Upon the occurrence of a Change in Control, each Participant shall be paid an amount equal to the number of Restricted Units credited to his Account, determined as of the date the Change in Control occurs, multiplied by the Fair Market Value of a Share, determined as of the business day immediately preceding the date the Change in Control occurs, less any applicable withholding taxes. Upon the occurrence of a Change in Control, the amount required to be paid to a Participant shall be paid to the Participant in cash in one lump sum payment on the date the Change in Control occurs.

8.08    Distributions on Death. Except to the extent otherwise specifically provided in the foregoing provisions of this Article 8, any payment or distribution required to be made to a Participant under the terms of this Plan shall, in the event of the death of the Participant, be paid to the Participant’s Beneficiary at the same time and in the same manner as the payments would have been made to the Participant if he had not died.

ARTICLE 9
ADMINISTRATION

9.01    The Committee. Except as provided in Section 1.19 hereof with respect to Executive Officers and non-Employee Directors, the Committee shall consist of the President and two (2) additional senior level management employees of the Company, selected by the President and employed in a position which is at the director level or any more senior position, which Committee shall be the administrative committee which administers the Plan as the plan administrator. The employees of the Company who are designated as being a member of the Committee for purposes of administering the Plan for Eligible Employees who are not Executive Officers or non-Employee Directors may be changed by the President of the Company in his discretion. Any member of the Committee may resign by delivering his written resignation to the Board of Directors.

9.02    General Duties and Responsibilities. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. Any interpretation, construction or determination made in good faith shall be final and conclusive. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan.

9.03    Allocation and Delegation of Responsibilities. The Committee may engage agents to assist it in carrying out the ministerial, clerical and recordkeeping portion of its administrative functions hereunder. The Committee members are expressly authorized to allocate among themselves and/or delegate to other named persons or parties, any ministerial, clerical and recordkeeping responsibilities of the Committee relating to the administration of the Plan.

9.04    Records, Reporting and Disclosure. The Committee shall maintain all the records necessary for the administration of the Plan. The Committee shall also be responsible for preparing and filing such annual reports and tax forms as may be required by law. The Committee shall furnish and/or make available for inspection by each Participant covered under the Plan and to each Beneficiary who is entitled to receive benefits under the Plan, such information and reports as may be required by law.

9.05    Expenses and Compensation. The expenses necessary to administer the Plan shall be borne by the Company. Expenses include, but are not limited to, those involved in retaining necessary professional assistance from an attorney, an accountant or an actuary. The Company shall furnish the Committee with such ministerial, clerical and other administrative assistance as is necessary in the performance of its duties.

9.06    Information from the Company. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants that are Eligible Employees, their employment, their retirement, death, disability or termination of employment, and such other pertinent facts as the Committee may require. The Committee is entitled to rely on such information as is supplied by the Company and shall have no duty or responsibility to verify such information.

9.07    Multiple Signatures. In the event that more than one person has been duly nominated to serve on the Committee, one signature may be relied upon by any interested party as conclusive evidence that the Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

9.08    General Fiduciary Liability. The Company, its Board of Directors, the Committee and each member of the Committee shall not be liable for any actions taken or omitted by any of them except for such acts involving gross negligence or willful misconduct of the party to be charged. Nothing contained in this Section 9.08 shall be deemed to release, discharge or otherwise limit the liability of the Company, and any successor in interest to the Company for payment to Participants of the amounts described in this Plan.

ARTICLE 10.
AMENDMENT AND TERMINATION

10.01    Amendment. The Board of Directors of the Company shall have the right at any time and from time to time, without the consent of any Participant or Beneficiary, to amend, in whole or in part, any or all of the provisions of this Plan. Notwithstanding the foregoing, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing the value of a Participant’s Account determined as of the date any such amendment is adopted or to the extent it has the effect of depriving any Participant or the Beneficiary of any Participant of any amount which, as of the date such amendment is adopted, has irrevocably become payable (whether immediately or in the future) to such Participant or Beneficiary under the terms of this Plan as in effect on the day immediately preceding the date on which such amendment is executed.

10.02    Termination. Subject to the limitation on the right to amend this Plan contained in Section 10.01 hereof, the Company, by action of its Board of Directors shall have the right at any time to discontinue its allocations hereunder and to terminate this Plan. Upon termination of this Plan, any amounts payable to any Participants or Beneficiaries at the time this Plan is terminated shall continue to be payable to such Participants or Beneficiaries as provided for by this Plan.

ARTICLE 11.
MISCELLANEOUS

11.01    No Rights Created by Plan - Terms of Employment Not Affected. Neither the establishment of the Plan nor any modification hereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant, Beneficiary or other person any legal or equitable right against the Company, his Employer or any officer or Employee thereof or the Committee, except as herein provided. Under no circumstances shall participation in this Plan by an Employee constitute a contract of continuing employment or in any manner obligate the Employer to continue the services of an Employee. In addition, under no circumstances shall participation in this Plan by a non-Employee Director constitute an agreement of the Company, the Board of Directors or the stockholders of the Company to continue to nominate and elect the non-Employee Director as a member of the Board of Directors.

11.02    Participants Rights Unsecured. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The rights of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and neither the Participant nor his Beneficiary shall have any rights in or against any specific assets of the Company.

11.03    No Guaranty of Benefits. This Plan has been established, in part, to provide for the deferral of compensation of a select group of highly compensated Employees of the Company. This Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Plan shall be deemed to constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay the benefits hereunder.

11.04    Benefits Non-Assignable. No benefit which shall be payable to any person under this Plan, (including a Participant or his Beneficiary), shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Committee, except to such extent as may be required by law.

11.05    Construed Under Applicable Federal Law and New York Law. This Plan shall be construed according to applicable Federal Law and the laws of the State of New York and all provisions hereof shall be administered according to such laws.

11.06    Masculine Gender to Include Feminine; Singular to Include Plural. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

11.07    Headings No Part of Plan. Heading of sections and subsections of this Plan are inserted for convenience of reference only. They constitute no part of this Plan are not to be construed in the construction hereof.

11.08    Effective Date. Subject to the approval of the terms of this Plan by the stockholders of the Company at the annual meeting of the company’s stockholders to be held on May 7, 2015, of the terms of this Plan shall become effective and Eligible Employees and Eligible Directors shall have the opportunity to make deferrals of their Base Salary, Bonus and Director Fees as contemplated by this plan effective January 1, 2016.

11.09    Counterparts. This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same Plan and may be sufficiently evidenced by any one counterpart.

11.10    409A Savings Clause. If and to the extent that any provision of this Plan would result in the payment or deferral of compensation in a manner which does not comply with the provisions of Section 409A of the Code and the Treasury regulations promulgated thereunder, such provisions shall, to the maximum extent possible, be construed and interpreted in a manner which will cause such provisions to be implemented in a manner which complies with the applicable requirements of Section 409A and the Treasury regulations promulgated thereunder so as to avoid subjecting any Participant to taxation under Section 409A(a)(i)(A) of the Code.

IN WITNESS WHEREOF, the Gibraltar Industries, Inc. has caused this Plan to be executed as of the ____ day of _____________, 2015.

GIBRALTAR INDUSTRIES, INC.

By________________________

GIBRALTAR INDUSTRIES, INC. 3556 LAKE SHORE ROAD P.O. BOX 2028 BUFFALO, NY 14219
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1. Election of Directors	For	Against	Abstain
01 Jane L. Corwin	☐	☐	☐
02 Robert E. Sadler, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.

	For	Against	Abstain
2 Approval to Amend the Company's Certificate of Incorporation to require annual election of all directors	☐	☐	☐
3 Advisory approval of the Company's executive compensation (Say-on-Pay)	☐	☐	☐
4 Approval of the material terms of the Management Incentive Compensation Plan	☐	☐	☐
5 Adoption of the Gibraltar Industries, Inc. 2015 Equity Incentive Plan	☐	☐	☐
6 Ratification of selection of Ernst & Young LLP as the independent registered public accounting firm	☐	☐	☐

NOTE: If no direction is indicated on your return card, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5, and 6. If signing on behalf of a corporation, sign full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2015 Annual Meeting of Stockholders of Gibraltar Industries, Inc. and any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000237849_1 R1.0.0.51160